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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SELECT COMFORT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        Preliminary Copy

9800 59th Avenue North
Plymouth, Minnesota 55442

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        , 2009

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

        Select Comfort Corporation will hold a Special Meeting of Shareholders at                        Central Time on                        ,                         , 2009, at                        located at                         ,                         , Minnesota                        . The purposes of the meeting are to:

  1.
  Approve the Securities Purchase Agreement by and between Select Comfort Corporation and Sterling SC Investor, LLC, pursuant to which we will issue to Sterling SC Investor, LLC 50 million shares of our common stock for $35 million;

  2.
  Approve an amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 142.5 million shares to 245 million shares;

  3.
  Approve an amendment to our Third Restated Articles of Incorporation to, among other things, change the voting standard for elections of directors to a plurality of the voting power of shares represented and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present; and

  4.
  Approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Securities Purchase Agreement and issuance of shares to Sterling SC Investor, LLC.

        Shareholders of record at the close of business on                        , 2009 will be entitled to vote at the meeting and any adjournments thereof. We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The Notice of Special Meeting and Proxy Statement are available at                         . Please be sure to vote your shares in time for our                        , 2009 meeting date. The Proxy Statement and accompanying Proxy Card will first be mailed to shareholders on or about                        , 2009.

        The approval of the amendments to our Third Restated Articles of Incorporation in Proposals 2 and 3 is conditioned upon approval of the Sterling Transaction in Proposal 1. If you approve Proposals 2 and/or 3, but do not approve Proposal 1, then Proposals 2 and 3 will not be implemented. If you approve Proposal 1, but do not approve Proposals 2 and 3, a condition to Sterling SC Investor, LLC's obligation to close the Sterling Transaction would not be satisfied and therefore, Sterling SC Investor, LLC would have the right, but would not be obligated, to close the Sterling Transaction.

        Our Board of Directors recommends that the shareholders vote "FOR" approval of the Securities Purchase Agreement and issuance of shares of common stock to Sterling SC Investor, LLC, "FOR" approval of the amendment to our Third Restated Articles of Incorporation to increase the authorized shares of common stock, "FOR" approval of the amendment to our Third Restated Articles of Incorporation to, among other things, change the voting standard for elections of directors to a plurality, and "FOR" the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

By Order of the Board of Directors, Mark A. Kimball Senior Vice President, General Counsel & Secretary

                        , 2009
Plymouth, Minnesota

i

Page
Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to be Held on , 2009	60

        As used in this Proxy Statement, the terms "we," "us," "our," the "company" and "Select Comfort" mean Select Comfort Corporation and its subsidiaries and the term "common stock" means our common stock, par value $0.01 per share.

ii

9800 59th Avenue North
Plymouth, Minnesota 55442

 PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS

                        , 2009

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Select Comfort Corporation for use at the Special Meeting of Shareholders. The meeting will be held on                        ,                         , 2009, at                        Central Time, at                        at                         ,                        , Minnesota                        , for the purposes set forth in the Notice of Special Meeting of Shareholders.

        We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The Notice of Special Meeting and Proxy Statement are available at                        .

        Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares in time for our                        , 2009 meeting date.

  Our Board of Directors recommends that the shareholders vote:

  •
  "FOR" approval of the Securities Purchase Agreement and issuance of shares of common stock to Sterling SC Investor, LLC (Proposal 1);

  •
  "FOR" approval of the amendment to our Third Restated Articles of Incorporation to increase the authorized shares of common stock (Proposal 2);

  •
  "FOR" approval of the amendment to our Third Restated Articles of Incorporation to, among other things, change the voting standard for elections of directors to a plurality (Proposal 3); and

  •
  "FOR" approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (Proposal 4).

 Shareholders Entitled to Vote

        Shareholders of record at the close of business on                        , 2009 will be entitled to vote at the meeting. As of that date, there were                        outstanding shares of common stock. Each share is entitled to one vote on each matter to be voted on at the Special Meeting. Shareholders are not entitled to cumulative voting rights.

 Revocation of Proxies

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Special Meeting by:

  •
  Giving written notice of such revocation to the Corporate Secretary;

  •
  Filing a duly executed proxy bearing a later date with the Corporate Secretary; or

  •
  Appearing at the Special Meeting and filing written notice of revocation with the Corporate Secretary prior to use of the proxy.

Quorum Requirements

        The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting (i.e., at least  shares) will constitute a quorum for the transaction of business at the Special Meeting. In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or the Internet will be counted as shares represented and entitled to vote at the Special Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a proxy submitted by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

Vote Required

        Assuming a quorum is represented at the Special Meeting, either in person or by proxy, each of the matters to be voted upon by shareholders requires the affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy at the meeting, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Special Meeting.

        Shares representing broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Abstentions will be treated as unvoted for purposes of determining the approval of the matters and, as a result, will have the same effect as a vote "against" for determining whether the matters receive a sufficient number of votes to be approved.

        Signed proxies that lack any specification will be voted:

  •
  "FOR" approval of the Securities Purchase Agreement and issuance of shares of common stock to Sterling SC Investor, LLC (Proposal 1);

  •
  "FOR" approval of the amendment to our Third Restated Articles of Incorporation to increase the authorized shares of common stock (Proposal 2);

  •
  "FOR" approval of the amendment to our Third Restated Articles of Incorporation to, among other things, change the voting standard for elections of directors to a plurality (Proposal 3); and

  •
  "FOR" approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (Proposal 4).

        The approval of the amendments to our Third Restated Articles of Incorporation in Proposals 2 and 3 is conditioned upon approval of the Sterling Transaction in Proposal 1. If you approve Proposals 2 and/or 3, but do not approve Proposal 1, then Proposals 2 and 3 will not be implemented. If you approve Proposal 1, but do not approve Proposals 2 and 3, a condition to Sterling's obligation to close the Sterling Transaction would not be satisfied and therefore, Sterling would have the right, but would not be obligated, to close the Sterling Transaction.

Proxy Solicitation Costs

        The cost of soliciting proxies, including the furnishing of proxy materials on the Internet and mailing of proxy materials to shareholders who request them will be borne by Select Comfort. We have retained Georgeson Shareholder Communications, Inc. for solicitation and advisory services in connection with this Proxy Statement and related proxy and authorization solicitations. It is estimated that Georgeson Shareholder Communications will be paid approximately $                        for its services as solicitation agent and will be reimbursed for its reasonable out-of-pocket expenses. As of                        , 2009, we have paid Georgeson Shareholder Communications $                        in connection with its provision of solicitation and advisory services. We have also agreed to indemnify Georgeson Shareholder Communications against certain liabilities and expenses which result from Georgeson Shareholder Communications' performance of the proxy solicitation services. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

QUESTIONS AND ANSWERS ABOUT THE STERLING TRANSACTION

        The following questions and answers address briefly some questions you may have regarding the Special Meeting, the Sterling Transaction, and the amendments to our Third Restated Articles of Incorporation. These questions and answers may not address all questions that may be important to you as a shareholder of our Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Q:    What is the proposed Sterling Transaction?

        A:    In Proposal 1, we are seeking approval of the transactions contemplated by the Securities Purchase Agreement by and between Select Comfort Corporation and Sterling SC Investor, LLC, a Delaware limited liability company ("Sterling"), pursuant to which we will issue to Sterling 50 million shares of our common stock for a per share price of $0.70 and an aggregate cash purchase price of $35 million (the "Sterling Transaction"). Sterling is a wholly-owned subsidiary of Sterling Capital Partners III, L.P. ("SCP III"), and investment fund managed by an affiliate of Sterling Partners ("Sterling Partners").

        The Sterling Transaction is conditioned upon obtaining shareholder approval and satisfaction of other conditions to closing. In connection with the Securities Purchase Agreement, upon the closing of the Sterling Transaction, we will enter into a registration rights agreement and a management services agreement, as further described below in Proposal 1 under the headings "Registration Rights Agreement" on page      of this Proxy Statement and "Management Services Agreement" on page      of this Proxy Statement.

Q:    What percentage of Select Comfort will Sterling own upon completion of the proposed Sterling Transaction?

        A:    As of the date of the Securities Purchase Agreement, there were 45,242,183 shares of our common stock outstanding. Based upon the number of shares of our common stock outstanding on the date of the Securities Purchase Agreement, and excluding the 4,429,280 shares issuable upon the exercise of currently outstanding options, the 50 million shares of our common stock to be issued to Sterling at the closing will represent approximately 52.5% of the shares of our common stock outstanding.

Q:    Who is Sterling Partners?

        A:    Sterling Partners is a private equity firm that focuses on helping companies execute growth oriented strategies and that has a long history of working in partnership with its fellow stakeholders. Sterling Partners has access to substantial capital resources and manages approximately $4 billion in capital. Sterling Partners' principals have strong operating backgrounds with experience in multi-unit operations, consumer brands, and direct response marketing. Sterling Partners is a long-term investor and seeks returns over a multi-year period. Sterling Partners focuses on operating, marketing and sales improvements to generate returns for its investors, rather than taking on excessive leverage to generate potential returns. Sterling Partners' Internet Web site is http://www.sterlingpartners.com. The information contained in or connected to the Sterling Partners Web site is not incorporated by reference into or considered a part of this Proxy Statement. Please note that Sterling, SCP III and Sterling Partners are not affiliated with Sterling Capital Management LLC, a current shareholder of ours.

Q:    How does our Board of Directors recommend that I vote with respect to the Sterling Transaction?

        A:    Our Board of Directors, by majority vote, recommends that our shareholders vote "FOR" the approval of the Sterling Transaction (Proposal 1), "FOR" approval of the amendment to our Third

Restated Articles of Incorporation to increase the authorized shares of common stock (Proposal 2), "FOR" the approval of the amendment to our Third Restated Articles of Incorporation to change, among other things, the voting standard for elections of directors to a plurality (Proposal 3), and "FOR" approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (Proposal 4).

        You should read "Proposal 1—The Sterling Transaction—Board of Directors Recommendation" on page    of this Proxy Statement for a discussion of the factors that the Board of Directors considered in deciding to recommend the Sterling Transaction. See the information under the heading "Board of Directors Recommendation" on page    of this Proxy Statement for a more detailed description of the positions of the two members of our Board of Directors who did not vote in favor of the Sterling Transaction.

Q:    Why does our Board of Directors believe the Sterling Transaction is superior to the other alternatives considered?

        A:    We engaged in an extensive process to seek various financial and strategic alternatives in order to enhance our financial flexibility and to meet our existing and anticipated liquidity and capital requirements. Our Board of Directors, by majority vote, believes that the Sterling Transaction provides us with adequate capital resources to meet these requirements for the foreseeable future without unnecessary or excessive dilution, and the Sterling Transaction will enable us to obtain a longer term extension of our current Credit Agreement. Alternative proposals considered by our Board of Directors at various times during our process contemplated terms such as a bankruptcy filing, forgiveness by the Lenders of a significant amount of debt, the issuance of preferred stock, grant of warrants to Lenders and/or a potential registered rights offering. These proposals were either or both unacceptable to our Lenders, or failed to meet our requirements for various reasons related to pricing, dilution, certainty of successful completion or other factors.

        Sterling has demonstrated an understanding of our industry and business, and a commitment to improving shareholder value. We believe Sterling offers us a partner who will provide us with value added services designed to improve the probability of successful execution of our strategy. We also believe Sterling's willingness to purchase common stock and agree to minority shareholder protections more closely aligns its interests, in many respects, with the interests of our existing shareholders. Our Board of Directors believes that the Sterling Transaction will improve our current capital structure, allowing us to address our liquidity needs and pursue long-term growth opportunities that become available. Accordingly, our Board of Directors believes that the Sterling Transaction is in the best interests of our shareholders.

        You should read "Proposal 1—The Sterling Transaction" on page      of this Proxy Statement for a discussion of the background of the Sterling Transaction and the factors that the Board of Directors considered in deciding to recommend the Sterling Transaction. See the information under the heading "Board of Directors Recommendation" on page    of this Proxy Statement for a more detailed description of the positions of the two members of our Board of Directors who did not vote in favor of the Sterling Transaction.

Q:    What are the consequences of not completing the Sterling Transaction?

        A:    If we fail to complete the Sterling Transaction, subject to any additional agreement with the Lenders, we will not be in compliance with the terms of our Credit Agreement and our relationships with key suppliers may deteriorate. In such event, the Lenders may accelerate our debt obligations under the Credit Agreement and may exercise remedies as secured creditors, and could potentially force us to seek protection under applicable bankruptcy laws. In this regard, you should note that the auditors report in our Annual Report on Form 10-K containing our fiscal year 2008 consolidated financial statements included an explanatory paragraph related to the existence of substantial doubt as to our ability to continue as a going concern.

        If the Lenders accelerated our debt obligations or took other actions to exercise their remedies as secured creditors, or such actions were perceived as likely, our existing and potential suppliers and customers could lose confidence in our viability as an operating business. We have had discussions with the Lenders regarding potential longer term amendments of the Credit Agreement in the absence of additional financing, and we believe the Lenders would cooperate with us if we could demonstrate an ability to seek other viable solutions to our liquidity requirements in the event that the Sterling Transaction is not consummated for any reason. Our ability to avoid default under the Credit Agreement or to obtain a longer term amendment of the Credit Agreement in the absence of the Sterling Transaction will be substantially dependent on our near-term business performance and may also be dependent on our ability to successfully obtain alternative sources of financing, and there can be no assurance that we would be able to obtain further forbearance under the Credit Agreement or to obtain a longer term amendment of the Credit Agreement in the absence of the Sterling Transaction.

        In addition, if the Securities Purchase Agreement is terminated because our shareholders do not approve the Sterling Transaction, we would be obligated to reimburse up to $1 million of Sterling's expenses and we would also be obligated to pay a termination fee of $750,000 to Sterling if within six months of such termination we entered into an agreement with respect to another transaction, assuming that no competing proposal had been publicly disclosed prior to the shareholder vote for the Sterling Transaction. The termination fee would be $1.5 million, and the applicable time period would be 12 months, in such circumstances if a competing proposal had been publicly disclosed prior to the shareholder vote for the Sterling Transaction.

Q:    Have the Lenders agreed to amend the Credit Agreement pending completion of the Sterling Transaction?

        A:    Effective as of May 22, 2009, we entered into Amendment No. 11 ("Amendment No. 11") to our existing Credit Agreement with the Lenders who are a party to that agreement. Pursuant to Amendment No. 11, the Lenders waived compliance with certain financial covenants in our existing Credit Agreement (as described in our Current Report on Form 8-K dated May 26, 2009 and included as Exhibit 10.5 thereto) until the earliest to occur of (i) July 31, 2009, (ii) the date that capital expenditures for the period commencing on the first day of the fiscal month for January 2009 through the date of determination exceed $4 million in the aggregate, (iii) the date we amend, supplement or modify the Securities Purchase Agreement without the prior written consent of the Administrative Agent, (iv) our failure to file with the Securities and Exchange Commission ("SEC") our proxy statement for soliciting shareholder approval of the Sterling Transaction by June 1, 2009, (v) our failure to commence solicitation to our shareholders of our proxy statement by June 17, 2009, (vi) our failure to obtain shareholder approval of the Sterling Transaction by July 24, 2009, (vii) the date either Select Comfort or Sterling terminates its obligations under the Securities Purchase Agreement, or (viii) the Securities Purchase Agreement at any time shall cease to be in full force and effect. If the SEC notifies us of its intent to review or issue comments with respect to our timely filed proxy statement, then each of the dates specified in (i), (v) and (vi) will be extended by 45 calendar days.

        In addition, on May 22, 2009, we received an indicative term sheet from the Lenders which sets out a summary of proposed terms for a proposed amendment and restatement of the Credit Agreement to be effective upon the closing of the Sterling Transaction. This term sheet is non-binding and for discussion purposes only, but the Lenders have indicated in separate correspondence they are prepared to continue to work to implement the terms of the term sheet and to negotiate in good faith to that end. JPMorgan Chase Bank, National Association would continue as Administrative Agent under the proposed amended and restated credit facility. The proposed terms of the indicative term sheet include:

  •
  conversion of $40 million of the outstanding revolving loans under our current revolving credit facility into a term loan;

  •
  the remainder of the outstanding revolving loans under our current revolving credit facility being rolled into a new revolving credit facility with a commitment amount of $30 million, all of which would be available for funding at closing of the Sterling Transaction; and

  •
  up to $7.5 million of the new revolving credit facility commitment would be available for the issuance of letters of credit.

        No principal of the term loan would be payable in fiscal year 2009. Principal of the term loan would be payable in the amount of 1% of the original principal amount of the term loan in each of fiscal years 2010 through 2012 pursuant to quarterly payments due on the last day of each fiscal quarter. Both the term loan and the revolving credit facility would mature on December 31, 2012.

        See the information under the heading "Indicative Term Sheet for Amended and Restated Credit Agreement" on page    of this Proxy Statement for a more detailed description of the term sheet.

Q:    Will the composition of our Board of Directors change if the Sterling Transaction is consummated?

        A:    Yes. If the Sterling Transaction is consummated, our Board of Directors will be reduced from 10 to nine members, five of which will be designated by Sterling, and four of which will be continuing directors from our existing Board of Directors. In contemplation of the Sterling Transaction, six of our directors have executed resignations from the Board of Directors, effective immediately after the closing. If the Sterling Transaction is consummated, then our Board of Directors will be comprised of the following directors divided among the classes as follows:

Director	Term Expires	Status
Steven Chang	2009	Sterling Designee
David T. Kollat	2009	Existing Director
Brenda J. Lauderback	2009	Existing Director
R. Christopher Hoehn-Saric	2010	Sterling Designee
Christopher P. Kirchen	2010	Existing Director
Mats Lederhausen	2010	Sterling Designee
Eric Becker	2011	Sterling Designee
Jason Rosenberg	2011	Sterling Designee
Jean-Michel Valette	2011	Existing Director

        See the information under the heading "Information Concerning the Sterling Designees to Our Board of Directors" on page    of this Proxy Statement for a more detailed description of the changes to our Board of Directors in connection with the Sterling Transaction.

Q:    What will I receive in the proposed Sterling Transaction?

        A:    You will not receive any consideration in connection with the Sterling Transaction. We are seeking your approval, with respect to the Sterling Transaction, only so that we can sell to Sterling pursuant to the Securities Purchase Agreement the securities described above in return for an aggregate purchase price of $35 million in cash.

Q:    Why are we seeking a shareholder vote in connection with the Sterling Transaction?

        A:    Under NASDAQ rules, shareholder approval is required prior to the issuance of shares where the number of shares to be issued is 20% or more of the number of shares outstanding prior to the issuance and the shares are to be issued at less than the greater of the book or market value of the shares. The shares to be issued in the Sterling Transaction will be issued at less than market value, which, as of the close of the market on May 22, 2009, was $0.80 per share (which is greater than the book value). Under NASDAQ rules, shareholder approval is also required prior to the issuance of shares where the issuance or potential issuance will result in a change of control of a company. The Sterling Transaction is considered a change of control because Sterling will beneficially own approximately 52.5% of the shares of our common stock outstanding.

Q:    Am I entitled to dissenters' rights?

        A:    No. You will have no right under Minnesota law to dissenters' rights with respect to your shares of common stock in connection with the Sterling Transaction.

Q:    Where and when is the Special Meeting?

        A:    The Special Meeting will take place on                        , 2009, at                                    Central Time, at                                    located at                                    ,                                     , Minnesota                                    .

Q:    What vote is required to approve the Sterling Transaction?

        A:    For us to complete the Sterling Transaction, the affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy at the meeting, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Special Meeting, must be voted "FOR" the approval of the Sterling Transaction (Proposal 1), "FOR" approval of the amendment to our Third Restated Articles of Incorporation to increase the authorized shares of common stock (Proposal 2), and "FOR" the approval of the amendment to our Third Restated Articles of Incorporation to change, among other things, the voting standard for elections of directors to a plurality (Proposal 3).

        The approval of the amendments to our Third Restated Articles of Incorporation in Proposals 2 and 3 is conditioned upon approval of the Sterling Transaction in Proposal 1. If you approve Proposals 2 and/or 3, but do not approve Proposal 1, then Proposals 2 and 3 will not be implemented. If you approve Proposal 1, but do not approve Proposals 2 and 3, a condition to Sterling's obligation to close the Sterling Transaction would not be satisfied and therefore, Sterling would have the right, but would not be obligated, to close the Sterling Transaction.

Q:    What do I need to do now?

        A:    We urge you to read this Proxy Statement carefully, including its annexes, and to consider how the Sterling Transaction affects you. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or vote your shares via the Internet at                                    or by telephone at                                    , and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

Q:    What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

        A:    If you fail to sign, date and return your proxy card, fail to vote your shares via the Internet or by telephone and fail to be present in person at the Special Meeting, your shares of common stock will not be counted towards establishing a quorum for the Special Meeting, which requires holders representing a majority of the outstanding shares of common stock to be present in person or by proxy. If you return a signed proxy card, but do not indicate your voting preference, we will count your proxy as a vote in favor of the approval of the Sterling Transaction (Proposal 1), the amendment to our Third Restated Articles of Incorporation to increase the authorized shares of common stock (Proposal 2), the amendment to our Third Restated Articles of Incorporation to change the voting standard for elections of directors to a plurality and make certain other immaterial changes (Proposal 3), and the adjournment of the Special Meeting to solicit additional proxies (Proposal 4). If you respond and abstain from voting, your proxy will have the same effect as a vote against Proposals 1-4.

Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        A:    No. You must provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will be counted for purposes of determining whether a quorum is present, but will not be voted and will have no effect on the outcome of the vote.

Q:    Can I change my vote after I have mailed my proxy card?

        A:    Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You may do so by notifying our Corporate Secretary in writing at Select Comfort Corporation, Attn: Corporate Secretary, 9800 59th Avenue North, Plymouth, Minnesota 55442, or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the Special Meeting and notifying the Corporate Secretary in writing prior to the voting of your proxy of your intention to vote in person. However, simply attending the Special Meeting will not revoke your proxy. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:    What happens if the Special Meeting is adjourned?

        A:    Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Q:    What does it mean if I receive more than one proxy card?

        A:    If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:    Who is paying for this proxy solicitation?

        A:    The cost of the solicitation of proxies will be borne by Select Comfort. We have retained Georgeson Shareholder Communications, Inc. for solicitation and advisory services in connection with this Proxy Statement and related proxy and authorization solicitations, for a fee of approximately $            for its services as solicitation agent and will be reimbursed for its reasonable out-of-pocket expenses.

Q:    Who can help answer my other questions?

        A:    If you have more questions about the Sterling Transaction, you should contact                                    , our                                    , at                                    . If you have questions regarding voting, you should contact our proxy solicitation agent, Georgeson Shareholder Communications, Inc., toll-free at                  . If your shares are held in a brokerage account, you should also call your broker for additional information.

STERLING TRANSACTION

(Proposal 1)

 The Parties

        Select Comfort Corporation.    Select Comfort Corporation is a Plymouth, Minnesota based manufacturer of adjustable firmness air mattresses and the creator of the Sleep Number® bed. Select Comfort Corporation was founded in 1987, has 28 U.S. issued or pending patents, and employs more than 2,500 people nationally. We currently sell nine models of our Sleep Number® bed, as well as pillows, blankets, bedding, mattress pads and other bedding accessories at 440 Select Comfort retail stores, through select home furnishing retailers and specialty bedding retailers in the United States and Canada, through our national direct marketing operation and online at http://www.selectcomfort.com. The information contained in or connected to our Web site is not incorporated by reference into or considered a part of this Proxy Statement.

        Sterling Partners.    Sterling SC Investor, LLC is a wholly owned subsidiary of Sterling Capital Partners III, L.P. Sterling Capital Partners, III, L.P. is an investment fund managed by an affiliate of Sterling Partners, a private equity firm with offices in Chicago and Baltimore that was founded in 1983. Sterling Partners has an investment strategy of investing from $5 million to over $150 million in equity with each company that it partners with in order to provide capital to fund growth, provide shareholder liquidity, pursue acquisition strategies or perfect a management buyout. Sterling Partners manages nearly $4 billion of capital in high growth industries including education, healthcare, business services, direct marketing, specialty manufacturing and distribution, and technology. Sterling is the entity that will own the newly issued shares of Select Comfort upon consummation of the Sterling Transaction. Sterling Partners' Internet Web site is http://www.sterlingpartners.com. The information contained in or connected to the Sterling Partners Web site is not incorporated by reference into or considered a part of this Proxy Statement. Please note that Sterling, SCP III and Sterling Partners are not affiliated with Sterling Capital Management LLC, a current shareholder of ours.

Purpose and Background of the Sterling Transaction

        In June 2006, we entered into a Credit Agreement (the "Credit Agreement") with a syndicate of banks including JPMorgan Chase Bank, National Association, Bank of America, N.A., Citicorp USA, Inc., Wells Fargo Bank, National Association and Branch Banking and Trust Co. (the "Lenders"). The Credit Agreement originally provided for a $100 million senior unsecured revolving credit facility available for the Company and its domestic subsidiaries for general corporate purposes, maturing in June 2011.

        After more than five years of significant growth in our sales and profitability, in the second half of 2006, at the beginning of the downturn in the U.S. housing market, our sales growth rate began to slow. In the fourth quarter of 2006, while our total sales grew by 6% in comparison with the fourth quarter of 2005, we experienced a 9% decline in comparable store sales versus the fourth quarter of 2005. As the macroeconomic environment began to deteriorate in 2007, our sales growth rate continued to decline. For all of 2007, our total sales were down 1% and comparable stores sales were down 11% versus the prior year. As the global recession continued to worsen, the decline in our sales became more pronounced in early 2008 and we experienced operating losses in the first half of 2008.

        The Credit Agreement was amended on February 1, 2008 to waive compliance with the minimum interest coverage ratio covenant for the fourth quarter of 2007, to reduce the minimum interest coverage ratio and to expand the definition of what would constitute earnings before interest, taxes, depreciation and amortization, or "EBITDA," for purposes of the Credit Agreement.

        Also on February 1, 2008, the Company and GE Money Bank entered into a Second Amendment to the Amended and Restated Private Label Consumer Credit Card Program Agreement dated as of December 14, 2005, as previously amended by the First Amendment thereto effective as of April 23, 2007 (the "GE Agreement"). This Second Amendment to the GE Agreement waived our compliance with the minimum interest coverage ratio covenant under the GE Agreement for the fourth quarter of 2007 and revised the minimum interest coverage ratio to conform to the Credit Agreement.

        On March 5, 2008 we engaged AlixPartners LLP ("AlixPartners") to assist us in the development of our business plan and the assessment of risks and mitigating factors in the business environment existing at that time. AlixPartners is a global professional services firm that specializes in working with companies facing operational and financial challenges. The firm has 14 offices, including seven in North America, and employs approximately 800 professionals. This effort included an assessment of our business plan, the identification of opportunities, strategies and cash sources, and advice to our management in its negotiation with creditors.

        The Credit Agreement was further amended on May 30, 2008 to provide the Lenders with a collateral security interest in substantially all of our assets, to impose additional restrictions and covenants with respect to our operations, to allow greater flexibility under the existing financial covenants, to provide additional financial covenants and monthly measurement of certain financial covenants, to modify the credit limit to $95 million (with scheduled decreases in the credit limit to ultimately reach $80 million by June of 2009), to accelerate the maturity date to June 2010, and to increase the cost of borrowing.

        On June 9, 2008 we entered into agreements with AlixPartners confirming their engagement to evaluate our operating performance, assist us in the identification of performance improvements, and to evaluate potential sources of additional capital.

        After incurring operating losses in each of the first two quarters of fiscal 2008, we achieved a modest operating profit in the third quarter of 2008, primarily as a result of aggressive cost-cutting actions implemented in the first half of 2008.

        On September 2, 2008, we retained Piper Jaffray & Co. ("Piper Jaffray") to advise us in connection with the evaluation of strategic and financial alternatives and advise us regarding a possible transaction that might arise from such evaluation, including both potential equity financing transactions and a potential sale of the Company. Our Board of Directors was advised about its fiduciary duties as applicable in these contexts. In connection with its engagement, and over the course of the following months, Piper Jaffray contacted potential equity investors and acquirers to solicit their interest regarding an investment in or acquisition of the Company. During the capital raising and sale process exploration: (i) 174 potential investors and/or acquirers were contacted; (ii) 91 such parties agreed to have our name disclosed to them, restrict themselves from trading in our stock for a period of time, and receive additional publicly-available information on us; (iii) 28 parties executed non-disclosure agreements and received additional non-public information on us; and (iv) five parties ultimately submitted preliminary indications of interests regarding a potential transaction with us (see discussion of proposals received by Sterling Partners and Investors A, B, C and D below).

        On October 14, 2008, we received a preliminary, non-binding proposal from a private equity firm ("Investor A") for a proposed investment of $50 million in exchange for 50 million shares of common stock and warrants to purchase an additional 30 million shares of common stock at an exercise price of $1.00 per share. The proposal also contemplated a restructuring of the Credit Agreement, including forgiveness by the Lenders of an unspecified portion of the debt under the Credit Agreement. Our Board of Directors determined to pursue, with the assistance of Piper Jaffray, further discussions with Investor A regarding this preliminary proposal as well as to pursue other potentially available alternatives. Further discussions with Investor A were held that did not result in further development of the preliminary proposal that Investor A wanted to pursue at that time.

        Beginning in early November of 2008 and continuing through the approval of the Sterling Transaction in May of 2009, our Board of Directors conducted regular weekly conference call updates with members of our senior management team and outside financial and legal advisors to enable each of the members of our Board of Directors to remain fully apprised of all material developments in our pursuit of strategic and financial alternatives and to enable our Board of Directors to provide guidance to the members of our senior management team and outside financial and legal advisors regarding next steps in the process. During this period there were a total of                        meetings and update telephone calls of the Board of Directors and            meetings of the Finance Committee.

        On November 16, 2008, we received a preliminary, non-binding proposal from a private equity firm ("Investor B") relating to a proposed investment of $15 million in exchange for shares of preferred stock that would be convertible into approximately 41% of our common stock on a fully diluted basis. The proposal also contemplated rights to elect a majority of our Board of Directors and unspecified modifications to the covenants and a significant restructuring of the amount due under the Credit Agreement.

        At a meeting on November 20, 2008, our Board of Directors received an update from Piper Jaffray regarding the status of discussions with Investor A and Investor B, as well as other potentially available alternatives. Our Board of Directors, determined to pursue further discussions with Investor B regarding its preliminary proposal, to contact Investor A to determine whether it was willing to come forward with another proposal, as well as to continue to pursue other potentially available alternatives.

        After achieving a modest operating profit in the third quarter of 2008, with the onset of the crisis in the U.S. and global credit markets in October of 2008, we experienced a further deterioration in our net sales, with comparable store sales declining approximately 29% in the fourth quarter of 2008 compared to the prior year. This further precipitous decline in net sales began more severely to constrain our cash flows and liquidity. As a result, in November of 2008, we engaged AlixPartners as well as outside bankruptcy counsel to work with our management and our advisors in connection with contingency planning and preparation for a potential bankruptcy filing in the event that restructuring in bankruptcy were to become the best available alternative.

        On December 2, 2008, we entered into Amendment No. 4 to the Credit Agreement, which (i) deferred to January 3, 2009 a reduction in the amount available under the line of credit to $85 million that was scheduled to become effective as of December 1, 2008; (ii) eliminated certain liquidity covenants and reduced the aggregate amount of the Lenders' commitments from $100 million to $90 million as of December 1, 2008, to $85 million as of January 3, 2009 and to $80 million as of July 1, 2009; (iii) required us to prepare, with the assistance of AlixPartners, an assessment of our business plans and available alternatives for delivery to the Lenders by December 15, 2008; and (iv) waived compliance with the EBITDA covenant for the period ended on November 30, 2008.

        On December 2, 2008, we received a preliminary, non-binding proposal from Investor B relating to a proposed investment of $15 million for the purchase of shares of common stock at a price of $0.35 per share. The proposal also contemplated, among other terms and conditions, rights to elect a majority of our Board of Directors, that our existing shareholders would be entitled to invest up to $10 million to purchase shares of common stock at $0.35 per share, and that the Lenders under the Credit Agreement would forgive 50% of the outstanding debt under the Credit Agreement in exchange for warrants to purchase shares of common stock representing 20% of the outstanding common stock.

        On December 3, 2008, we received a preliminary, non-binding proposal from Investor A relating to a proposed investment of $30 million in exchange for shares of preferred stock convertible into 75 million shares of common stock and warrants to purchase an additional 75 million shares of common stock at an exercise price of $0.40 per share. The proposal also contemplated that the Lenders under the Credit Agreement would agree to maintain the Credit Agreement in place and to waive compliance with existing covenants under the Credit Agreement for a period of two years.

        Our Finance Committee reviewed recommendations of our senior management team and consulted with Piper Jaffray with respect to the foregoing proposals and elected to continue discussions with Investors A and B.

        On January 2, 2009, we entered into Amendment No. 5 to the Credit Agreement, which (i) deferred to January 16, 2009 a reduction in the amount available under the line of credit to $85 million that was scheduled to become effective as of January 3, 2009; and (ii) waived compliance, through the close of business on January 15, 2009, with the Minimum Interest Coverage Ratio and EBITDA covenants of the Credit Agreement for the fiscal period ended on or about December 31, 2008.

        On January 5, 2009, we received a preliminary, non-binding proposal from Investor A relating to a proposed purchase of the assets of the Company through bankruptcy proceedings. Over the next eight days, with the assistance of Piper Jaffray, we proceeded to have discussions with Investor A relating to the possible refinement of Investor A's latest proposal.

        On January 13, 2009, we received a preliminary, non-binding proposal from a private equity firm ("Investor C") involving two alternative scenarios. Under the first scenario, Investor C proposed to purchase our outstanding bank debt under the Credit Agreement from the Lenders at $0.50 per $1.00 of indebtedness. Under the second scenario, Investor C proposed to purchase one-third of our bank debt at par, one-third of the bank debt would be converted to a term loan at par, and one-third of the bank debt would be exchanged for equity representing 10% of the outstanding equity. In addition, Investor C would invest $15 million to fund working capital requirements. Under this scenario, Investor C would have received approximately 65% of the fully diluted equity, approximately 20% of the fully diluted equity would have been reserved for option grants for management, consultants and directors, the Lenders would have received approximately 10% of the fully diluted equity in exchange for one-third of the bank debt, and existing shareholders would have retained approximately 5% of the fully diluted equity. We engaged in discussions with Investor C to seek to improve the terms of Investor C's proposal for the benefit of our stakeholders.

        On January 13, 2009, we entered into an amendment to our engagement letter with Piper Jaffray, pursuant to which we agreed to clarify the amount of placement fee applicable to specified equity financings, and to clarify the role of Piper Jaffray in connection with any voluntary or involuntary filing under the bankruptcy laws.

        On January 14, 2009, Investor C presented its proposal to the Lenders under the Credit Agreement on a conference call including representatives of each of the Lenders and representatives of the Company. Similarly, on January 16, 2009, Investor A presented its latest proposal to the Lenders on a conference call including representatives of each of the Lenders and representatives of the Company. Over the next several weeks, the Lenders proceeded to analyze the terms of, and consider the relative merits of, each of the proposals that had been presented.

        On January 15, 2009, we entered into Amendment No. 6 to the Credit Agreement, which (i) deferred to February 1, 2009 a reduction in the amount available under the line of credit to $85 million that was scheduled to become effective as of January 3, 2009; and (ii) waived compliance, through the close of business on January 31, 2009, with the Minimum Interest Coverage Ratio and EBITDA covenants of the Credit Agreement for the fiscal period ended on or about December 31, 2008.

        On January 31, 2009, we entered into Amendment No. 7 to the Credit Agreement, which (i) deferred to March 1, 2009 a reduction in the amount available under the line of credit to $85 million that was scheduled to become effective as of February 1, 2009; and (ii) waived compliance, through the close of business on February 28, 2009, with the Minimum Interest Coverage Ratio covenant for the fiscal periods ended on or about December 31, 2008 and January 31, 2009, and the EBITDA covenant for the fiscal period ended on or about December 31, 2008.

        On February 4, 2009, the Lenders under the Credit Agreement provided a counter-proposal to the proposal submitted by Investor C described above. Over the next several weeks, discussions were held between Investor C and the Lenders and between Investor C and us.

        On February 9, 2009, Sterling Partners entered into a confidentiality and standstill agreement with us and began to conduct due diligence regarding a possible investment in the Company.

        On February 25 and 26, 2009, representatives of Sterling Partners met with members of our senior management team at our headquarters for the purpose of continuing its due diligence with respect to a possible investment in the Company and to better understand our needs with respect to a prospective investment.

        On February 28, 2009, we received a preliminary, non-binding proposal from a potential strategic purchaser of the Company ("Investor D") relating to the proposed purchase of assets of the Company through bankruptcy proceedings for an aggregate purchase price of between $45 million and $65 million.

        On February 28, 2009, we entered into Amendment No. 8 to the Credit Agreement, which (i) deferred to March 31, 2009 a reduction in the amount available under the line of credit from $90 million to $85 million that was scheduled to become effective as of March 1, 2009; and (ii) waived compliance, through the close of business on March 30, 2009, with the Minimum Interest Coverage Ratio covenant for the fiscal periods ended on or about December 31, 2008, January 31, 2009 and February 28, 2009, and the EBITDA covenant for the fiscal period ended on or about December 31, 2008. At this time, the Lenders also advised us that the Lenders had declined Investor C's latest proposal and were prepared to work with us regarding possible alternatives, including negotiation of a longer term amendment of the Credit Agreement.

        On March 19, 2009, we filed our Annual Report on Form 10-K and also issued a press release regarding fourth quarter and full-year results for fiscal year 2008, noting that our financial statements contained an explanatory paragraph related to the existence of substantial doubt as to our ability to continue as a going concern. The independent auditors indicated that our losses from operations and inability to generate sufficient cash flow to meet obligations and sustain operations raised substantial doubt about our ability to continue as a going concern. Also on March 19, 2009, we received a waiver through March 30, 2009 from the Lenders under the Credit Agreement of the requirement under the Credit Agreement that our financial statements not contain a "going concern" qualification.

        Although same store sales declined in the first quarter of 2009 by approximately 14%, our cost control and cash flow performance and liquidity improved to the point that we were able to suspend contingency planning for a potential filing under the bankruptcy laws and to continue negotiations with the Lenders with respect to a potential longer term amendment of the Credit Agreement that would provide more operating flexibility but would require us to grant the Lenders warrants to purchase shares of capital stock representing up to 19.9% of our outstanding capital stock.

        On March 20, 2009, we received a preliminary, non-binding proposal from Sterling Partners to purchase $35 million of a new class of cumulative, convertible, participating preferred stock, which would be initially convertible at a price of $0.30 per share into an aggregate of approximately 116,666,667 shares of our common stock, which would have represented approximately 72% of the fully diluted equity interest in the Company. Sterling Partners proposed a restructuring of some of the covenants and term of our Credit Agreement but Sterling Partners stated that it would not be asking the Lenders to forgive any debt under the Credit Agreement. Sterling Partners also proposed that it receive a five-year warrant to purchase shares of preferred stock that would allow it to invest up to an additional $15 million on the same terms.

        At a meeting of our Board of Directors held on March 23, 2009, our Board of Directors received a report from the Finance Committee relative to the Committee's consideration of various proposals, including (i) the proposal from Sterling Partners and (ii) the Company's proposal to the Lenders with respect to a longer term amendment of the Credit Agreement without immediate additional equity financing. Our Board of Directors, authorized a subgroup of the Finance Committee to assist our senior management team and Piper Jaffray in pursuing both of these possible alternatives.

        At a meeting of our Board of Directors held on March 25, 2009, our senior management reported to our Board of Directors that management had received a counter proposal from the Administrative Agent for the Lenders with respect to our proposal for a longer amendment of the Credit Agreement. Our senior management's assessment was that the preliminary counter proposal from the Administrative Agent would be very difficult for us to operate within, given the volatility in the marketplace.

        At the March 25, 2009 Board of Directors meeting, Mr. Valette, Chairman of the Finance Committee, reported to our Board of Directors with respect to the status of discussions with Sterling Partners, noting that clarifications had been received from Sterling Partners and several of the provisions originally requested by Sterling Partners had been eliminated or modified. Our Board of Directors unanimously approved continued negotiations both with the Lenders with respect to a longer term amendment under the Credit Agreement and with Sterling Partners for a possible equity investment.

        On March 26, 2009, we received a revised proposal from Sterling Partners to purchase $30 million of a new class of cumulative, convertible preferred stock, which would be initially convertible at a price of $0.36 per share into an aggregate of approximately 83,333,333 shares of our common stock, which would have represented approximately 64.8% of the outstanding equity interest in the Company. In addition to the higher conversion price and smaller investment, Sterling Partners had removed the participating feature of the preferred stock as well as the proposed warrant.

        On March 28, 2009, we responded to Sterling Partners through Piper Jaffray and requested revisions to certain terms of the offer, including, among others, mandatory conversion based on stock price performance and a reduction of the dividend amount.

        On March 30, 2009, Investor D re-submitted its indication of interest to purchase substantially all of our assets in an all cash offer of $45 to $65 million in a transaction under Section 363 of the Bankruptcy Code and indicated that the all cash offer would be at the high end of that range.

        On March 30, 2009, we received a revised proposal from Sterling Partners to purchase $30 million in common stock at a price of $0.35 per share, together with other terms and conditions concerning exclusivity of negotiations, preemptive rights, negative covenants, representation on our Board of Directors, shareholder approval, conditions to closing (including restructuring of the Credit Agreement on terms acceptable to Sterling Partners), and registration rights.

        On March 30, 2009, our Board of Directors conducted a telephonic meeting for the purpose of reviewing the status of discussions with Investor D and Sterling Partners and to make a decision regarding whether to enter into exclusive negotiations with Sterling Partners. At this meeting our Board of Directors discussed in detail the terms of the transaction proposed by Sterling Partners, including the history of the discussions and negotiations, and reviewed the transaction in the context of other alternatives potentially available to the Company. Our Board of Directors also reviewed with senior management the status of discussions with the Lenders regarding our proposal for a longer term amendment of the Credit Agreement. Our Board of Directors also received an update from representatives of Piper Jaffray regarding the status of discussions with other potential sources of equity capital. Following discussion, our Board of Directors rejected the indication of interest from Investor D and authorized our management to pursue negotiations with Sterling and to enter into exclusive negotiations with Sterling Partners for a limited period of time. Sterling Partners required an exclusivity commitment to continue negotiations.

        Also on March 30, 2009, we entered into a waiver under the Credit Agreement pursuant to which the Lenders waived compliance, through April 18, 2009, with (i) the Minimum Interest Coverage Ratio covenant for the fiscal periods ended on or about December 31, 2008 through March 31, 2009, (ii) the Maximum Leverage Ratio covenant for the fiscal period ended on or about March 31, 2009, (iii) the EBITDA covenant for the fiscal period ended on or about December 31, 2008, and (iv) the requirement that we deliver our audit for fiscal year 2008 without a going concern qualification or exception.

        Following further discussions between us and Sterling Partners, on March 31, 2009 we arrived at a non-binding term sheet with Sterling Partners describing the principal terms of an investment of $35 million to purchase common stock at a price of $0.40 per share. At the time our Board of Directors authorized us to enter into the non-binding term sheet and an exclusivity agreement, the volume weighted average price per share for the trailing 30-day, 20-day and 10-day periods were $0.30, $0.31, and $0.39, respectively. The letter included certain binding covenants pursuant to which the parties agreed to keep all information concerning the potential transaction confidential, and we agreed, among other things, to engage in exclusive negotiations regarding the transaction with Sterling Partners.

        In early March 2009 we began discussions with representatives of the Lenders for a long-term amendment of our Credit Agreement in the absence of alternative financing sources. With the receipt of the draft term sheet from the Lenders on April 3, 2009 and based on the status of discussions with Sterling Partners, we and the Lender representatives agreed to defer further discussions on this draft term sheet while the Sterling Transaction was being finalized. We believed the Sterling proposal would better meet our needs and our stakeholders' needs by addressing long-term liquidity requirements.

        Based on the progress that was being made with respect to pursuing the proposed transaction with Sterling Partners, the preliminary discussions with the banks and their initial feedback to the basic terms of the proposed transaction with Sterling Partners as outlined in the March 31 letter of intent, and the due diligence process moving sufficiently forward, on April 17, 2009, our Board of Directors authorized the extension of the written exclusivity agreement with Sterling Partners through May 1, 2009.

        Also on April 17, 2009, we entered into Amendment No. 9 to the Credit Agreement, pursuant to which the Collateral Agent transferred approximately $23 million in Company funds (previously held in a cash collateral account) to reduce the outstanding balance under the Credit Agreement. In addition, the Lenders maintained their aggregate commitment at $85 million and added an availability covenant that capped the amount outstanding under the Credit Agreement at the aggregate commitment less $18 million (or a net aggregate availability of $67 million). The net effect of the foregoing was to reduce outstanding debt by $23 million and provide approximately $5 million in additional availability to us. Also pursuant to Amendment No. 9, the Lenders waived compliance, through May 8, 2009, with (i) the Minimum Interest Coverage Ratio covenant for the fiscal periods ended on or about December 31, 2008 through March 31, 2009; (ii) the Maximum Leverage Ratio covenant for the fiscal period ended on or about March 31, 2009; (iii) the EBITDA covenant for the fiscal period ended on or about December 31, 2008; and (iv) the requirement that we deliver our audit for fiscal year 2008 without a going concern qualification or exception.

        On April 17, 2009, Sterling's legal counsel provided copies of proposed definitive legal documentation for the proposed Sterling Transaction to us and our legal and financial advisors.

        On April 21, 2009, our Board of Directors met by telephone conference to review the status of discussions with the Lenders under the Credit Agreement with respect to the Sterling Partners proposal, to review the principal terms and conditions of the drafts of the definitive legal documents and the principal issues presented by the drafts, and to review next steps in the negotiations with Sterling Partners.

        On April 24, 2009, our Board of Directors held a meeting at our headquarters attended by all of the members of our Board of Directors present in person or by telephone, together with representatives of Piper Jaffray, AlixPartners and our outside counsel, Oppenheimer Wolff & Donnelly LLP ("Oppenheimer"), and by Latham & Watkins LLP ("Latham & Watkins"), special counsel to our Board of Directors, who attended by telephone. At this meeting, our Board of Directors, together with our legal and financial advisors discussed, among other things, the current economic environment, our recent business performance, our financial condition and in particular, our cash outlook and liquidity forecast and needs in the short-term and long-term, alternatives for raising capital or possible strategic alternatives, the status of negotiations with the Lenders concerning a long-term amended and restated credit facility, and the status of negotiations with the Lenders for the forbearance agreement that was to be embodied as Amendment No. 11 to the Credit Agreement. Oppenheimer and our financial advisors summarized the important terms and conditions of the proposed definitive documents provided by Sterling Partners and its legal counsel. The summary and review of such documents included a recommendation from such advisors to continue to negotiate with Sterling Partners and its legal and financial advisors in order to address and revise terms and conditions contained in such documents that were not acceptable to our Board of Directors, including various deal protection measures, the proposed grant of an option to purchase approximately 9 million shares of our common stock that would be exercisable, among other times, upon a termination of the securities purchase agreement, termination rights and termination fees, expense payment obligations, the ability of our Board of Directors to respond to competing and superior proposals, standstill and preemptive rights provisions, governance provisions related to providing for the election of continuing directors whose approval would be needed if the future board of directors intended to take certain corporate actions that might affect the rights of our existing public shareholders, covenants as to operation of the business between the signing of a definitive agreement and closing, conditions to closing and other terms.

        Also on April 24, 2009, in light of Piper Jaffray's current practice of not providing fairness opinions for transactions of this type, our Board of Directors authorized our senior management to complete its review of the possible specialized firms to render a fairness opinion with respect to the Sterling Transaction and provided guidance as to the fees and costs associated with finalizing such engagement, and upon satisfactory resolution of the terms of the engagement, including the fees and costs thereof, to engage such an expert to provide a fairness opinion to our Board of Directors.

        Based on the desire to seek to negotiate an acceptable equity investment transaction with Sterling Partners, and the desire to fully explore whether it would be possible to reach agreement on mutually acceptable terms and conditions in the definitive documents for the proposed transaction with Sterling Partners, and in light of the significant progress being made in the negotiations with the Lenders under the Credit Agreement with respect to both the forbearance agreement and the indicative term sheet summarizing the essential terms of the long-term amended and restated Credit Agreement, on April 24, 2009, our Board of Directors also authorized, in the discretion of our senior management upon consultation with our financial advisors and Oppenheimer, the extension of written exclusivity agreement with Sterling Partners through May 5, 2009, and the parties executed an extension of exclusivity letter agreement dated May 1, 2009.

        On April 30, 2009, we engaged Duff & Phelps, LLC ("Duff & Phelps") to render a fairness opinion to our Board of Directors in connection with the Sterling Transaction.

        Based on the continuing progress that was being made with respect to pursuing the proposed transaction with Sterling Partners, on May 5, 2009, our Board of Directors authorized extension of the exclusivity agreement with Sterling Partners through May 13, 2009, and the parties executed an extension of exclusivity agreement through May 13, 2009.

        On May 8, 2009, we entered into Amendment No. 10 to the Credit Agreement, pursuant to which the Lenders increased the net amount available under the Credit Agreement from $67 million to $70 million. Also pursuant to Amendment No. 10, the Lenders waived compliance, through May 30, 2009, with (i) the Minimum Interest Coverage Ratio covenant for the fiscal periods ended on or about December 31, 2008 through April 30, 2009; (ii) the Maximum Leverage Ratio covenant for the fiscal period ended on or about March 31, 2009; (iii) the EBITDA covenant for the fiscal period ended on or about December 31, 2008; and (iv) the requirement that we deliver our audit for fiscal year 2008 without a going concern qualification or exception.

        On May 11, 2009, our Finance Committee met with our financial advisors, Oppenheimer and senior management to discuss the status of the negotiations, and to review our potential financing alternatives, including the possibility of pursuing a rights offering to our existing shareholders.

        On May 12, 2009, our Board of Directors held a telephonic meeting at which Oppenheimer and our financial advisors, including AlixPartners, participated. At the telephonic Board of Directors meeting, our financial advisors outlined their views of the alternatives for raising capital and improving liquidity for our business operations, including an extensive discussion of conducting a registered rights offering (in which each existing shareholder is offered the right to purchase securities from the Company, typically at a discount to market, in order to maintain their pro rata ownership) in conjunction with seeking a restructured Credit Agreement with the Lenders in consideration of, among other things, the possible grant of warrants to the Lenders. After reviewing various strategic and financing alternatives, and a detailed review of the terms and conditions of the proposed transaction with Sterling Partners, our Board of Directors concluded that the transaction with Sterling Partners contemplated in the March 31, 2009 term sheet, as reflected in the most recent draft legal documentation proposed at that time by Sterling Partners and its legal advisors, which contemplated the sale of common stock at $0.40 per share with gross proceeds of $35 million, was not advisable. Our Board of Directors believed that, in view of our year-to-date improvement in cost controls, cash flows and earnings results, that the price of $0.40 per share was inadequate and the resulting dilution to existing shareholders was not in the best interests of our shareholders, notwithstanding our continued need for additional capital.

        Following the May 12, 2009 telephonic Board of Directors meeting, one of the members of our Board of Directors, Jean-Michel Valette, was authorized and directed to contact Christopher Hoehn-Saric, Senior Managing Director of Sterling Partners, to communicate the position of our Board of Directors, and to offer the possibility of an in-person meeting with appropriate representatives of the respective parties and their financial and legal representatives with the understanding that, in light of our recent progress with respect to improvement in cost controls, cash flows and earnings results, our Board of Directors would not be willing to support a transaction unless it was a materially improved offer that would involve substantially less dilution to our existing shareholders and a higher price than Sterling Partners' proposal at that time. Mr. Hoehn-Saric agreed that he and other Sterling representatives and their advisors would meet with Mr. Valette and other members of our Board of Directors, management and advisors to understand better the basis for this conclusion by the Board of Directors and to discuss the economic terms and the other outstanding issues in the investment documents.

        On May 13, 2009, in order to facilitate the ongoing discussions with Sterling Partners, and in light of our progress in pursuing a forbearance agreement with the Lenders under the Credit Agreement and a preliminary agreement with the Lenders as to most of the essential terms and conditions for a long-term amended and restated credit facility assuming that the Sterling Transaction were completed, our Board of Directors authorized the extension of the written exclusivity agreement with Sterling Partners. The parties executed an extension of exclusivity agreement through May 17, 2009.

        On May 15 and 16, 2009, representatives of the parties met at the offices of Sterling Partners in Baltimore, Maryland to continue to negotiate the Sterling Transaction. Jean-Michel Valette and Stephen L. Gulis of our Board of Directors attended this meeting, together with our Chief Financial Officer and General Counsel, as well as representatives of Piper Jaffray and Oppenheimer. Ervin R. Shames, Chairman of the Board, joined the meetings in Baltimore on Saturday, May 16, 2009.

        On May 15, the parties negotiated the terms and conditions of the definitive Securities Purchase Agreement and related ancillary documents. As part of these negotiations, Sterling Partners agreed to increase the price per share it was offering to $0.70 from $0.40. Sterling Partners also agreed to have the right to designate five of the nine members of the reconstituted Board of Directors, rather than the six seats it had previously sought.

        On the evening of May 15, 2009, our Board of Directors convened a telephonic meeting including our financial advisors, Oppenheimer and members of our senior management team. At this meeting, the proposed resolution of the legal, commercial and other issues was reviewed for members of our Board of Directors. Members of our Board of Directors provided guidance to our negotiating team with respect to further discussions planned to be held with representatives of Sterling Partners on May 16, 2009. On May 16, 2009 representatives of our Board of Directors, our senior management, Oppenheimer and our financial advisors met with representatives of Sterling Partners and their financial advisors and legal counsel to continue negotiations with respect to the Securities Purchase Agreement and to allow the representatives of our Board of Directors to conduct due diligence regarding Sterling Partners and to better understand Sterling Partners' views regarding our business, prospects and challenges.

        On Monday, May 18, 2009, the Finance Committee, together with our senior management, conducted a telephonic meeting with Piper Jaffray, AlixPartners and Oppenheimer to review the terms and conditions of the proposed Securities Purchase Agreement and ancillary agreements and to review matters to be presented for discussion at a meeting of our full Board of Directors to consider the proposed transaction planned for the afternoon of May 19, 2009. In addition, the Finance Committee, Piper Jaffray and our legal advisors discussed the advantages and disadvantages of a potential registered rights offering to existing shareholders.

        On May 19, 2009, our Board of Directors held a telephonic meeting attended by all of its members, other than Brenda J. Lauderback. Also participating on the call were representatives from Piper Jaffray, Oppenheimer, Latham & Watkins, Duff & Phelps, and AlixPartners. Piper Jaffray and Oppenheimer advised our Board of Directors regarding the proposed transaction with Sterling Partners, and reviewed the material terms and conditions of the proposed definitive Securities Purchase Agreement, ancillary agreements and exhibits. Our Board of Directors and our senior management reviewed and discussed the status of our current operating results, the continued uncertainty in the economic climate generally, and our going concern qualification from our independent auditors. Our legal counsel advised our Board of Directors as to the fiduciary duties applicable to the deliberations of our Board of Directors. Our senior management and AlixPartners advised our Board of Directors regarding the status of the relationship with the Lenders under the Credit Agreement, and the observation that the Lenders' recent willingness to grant waivers and amendments under the existing Credit Agreement, as well as their willingness to favorably consider the proposed Amendment No. 11 forbearance agreement with the representatives of the bank syndicate under the Credit Agreement, was the result of our stabilized operating performance and condition and to the Lenders' interest in seeing that progress was being made with respect to a possible transaction with Sterling Partners. Further, it was noted that much progress had been made as well concerning the terms and conditions of an indicative term sheet for the proposed long-term amended and restated credit facility that would be entered into as a condition to closing of the proposed Sterling Transaction (including that there was preliminary agreement, subject to closing the Sterling Transaction, for a revised termination date of the Credit Agreement from June 2010 to December 2012).

        Also at the May 19, 2009 telephonic Board of Directors meeting, our Board of Directors discussed the advantages to the Company and its shareholders of having longer-term financial flexibility with revised operating covenants and a longer time frame under the term sheet for the amended Credit Agreement required as a condition to closing. Our Board of Directors reviewed a summary of Sterling Partners' business model, its 26 year history, its experienced leadership and depth of operations management resources, and its business value accelerator methodology which is designed to successfully transfer Sterling Partners' extensive operating experience to its portfolio companies.

        At this May 19, 2009 telephonic meeting, our Board of Directors, together with our legal and financial advisors, discussed, among other things, the current economic environment, our sales, our financial condition and in particular, our cash outlook and needs in the short-term and long-term, the status of the negotiations with the Lenders of the indicative term sheet for the long-term amended and restated credit facility, and the status of the negotiations with the Lenders for the forbearance agreement that was to be embodied as Amendment No. 11 to the Credit Agreement.

        During the May 19, 2009 meeting, our Board of Directors again discussed with our legal advisors and Piper Jaffray the possibility of conducting a registered rights offering to existing shareholders. Our Board of Directors considered the risks associated with a potential registered rights offering, including (i) whether it could be consummated in a manner and on a timetable that would provide sufficient certainty of closing with adequate proceeds to meet our current and anticipated capital resource needs and liquidity requirements, and (ii) the uncertainty with respect to our ability to secure a long-term amendment of the Credit Agreement with the Lenders without consummation of the Sterling Transaction, and the likelihood of significant cost, dilution, limited financial flexibility and limited term in the event such an amendment could be secured.

        Also at the May 19, 2009 telephonic Board of Directors meeting, representatives of Duff & Phelps presented the financial analysis related to Duff & Phelps' fairness opinion. Our Board of Directors also received and reviewed a draft of the fairness opinion letter, the final version of which was ultimately delivered on May 22, 2009 and which is attached hereto as Annex A, providing (subject to certain assumptions, qualifications and limiting conditions) that the Purchase Price to be received by us in the Sterling Transaction is fair, from a financial point of view, to our existing common shareholders (without giving effect to any impact of the Sterling Transaction on any particular shareholder other than in its capacity as a shareholder). Our Board of Directors assumed, based on discussions with Duff & Phelps and absent contrary information or communication from Duff & Phelps, that Duff & Phelps would deliver on the date of execution of the Securities Purchase Agreement an opinion in a form substantially consistent with the draft reviewed by our Board of Directors on May 19, 2009.

        At the May 19, 2009 meeting the members of our Board of Directors, by a majority vote of seven to two, determined that the Sterling Transaction is advisable and in the best interests of the Company and its shareholders. Our Board of Directors, by a majority vote of seven to two, approved the Sterling Transaction, the execution, delivery and performance of the Securities Purchase Agreement and the issuance of the shares of common stock to Sterling in accordance with the Securities Purchase Agreement.

        The two members of our Board of Directors who voted against the Sterling Transaction expressed their belief that it would be in the best interests of our shareholders and the Company to pursue a registered rights offering to existing shareholders. The majority of our Board of Directors did not agree with that view because of their assessment of (i) the risks associated with a registered rights offering, including whether it could be consummated in a manner and on a timetable that would provide sufficient certainty of closing with adequate proceeds to meet our current and anticipated future capital resource needs and liquidity requirements, and (ii) the uncertainty with respect to our ability to secure a long-term amendment of the Credit Agreement with the Lenders without consummation of the Sterling Transaction, and the likelihood of significant cost, dilution, limited financial flexibility and limited term in the event such an amendment could be secured.

        Based on the continuing progress that was being made with respect to pursuing the proposed transaction with Sterling Partners, on May 19, 2009, our Board of Directors authorized the extension of written exclusivity agreement with Sterling Partners through May 22, 2009 so that the parties could finalize the Securities Purchase Agreement and related deliveries, and the Administrative Agent could advise the Lenders of the agreed upon terms and proposed Amendment No. 11 to the Credit Agreement, which was a condition to signing the Securities Purchase Agreement. The parties executed an extension of exclusivity letter agreement dated May 19, 2009.

        On the evening of May 22, 2009, the Company and Sterling Partners signed the Securities Purchase Agreement. In addition, $350,000 was placed in an escrow account in accordance with an escrow agreement with Sterling and Wells Fargo Bank, acting as escrow agent, as security for payment of Sterling's expenses. As part of the Sterling Transaction, SCP III executed a guarantee in our favor pursuant to which SCP III unconditionally and irrevocably guaranteed to us the performance of all of Sterling's obligations at or prior to closing under the Securities Purchase Agreement. The Lenders agreed, in a letter dated May 22, 2009, to negotiate in good faith with the Company to amend and restate the Credit Agreement in the manner described in the term sheet attached as an exhibit to the Securities Purchase Agreement. On the morning of May 26, 2009, we publicly announced the Sterling Transaction through the issuance of a press release.

Vote Required

        The affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy at the meeting, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Special Meeting, is required for the approval of the Sterling Transaction. Shares representing broker non-votes on the Sterling Transaction will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether the Sterling Transaction has been approved. An abstention will be treated as unvoted for purposes of determining the approval of the Sterling Transaction and, as a result, will have the same effect as a vote "against" for determining whether the Sterling Transaction receives a sufficient number of votes to be approved. Signed proxies that lack any specification will be voted "FOR" approval of the Sterling Transaction.

        The approval of the amendments to our Third Restated Articles of Incorporation in Proposals 2 and 3 is conditioned upon approval of the Sterling Transaction in Proposal 1. If you approve Proposals 2 and/or 3, but do not approve Proposal 1, then Proposals 2 and 3 will not be implemented. If you approve Proposal 1, but do not approve Proposals 2 and 3, a condition to Sterling's obligation to close the Sterling Transaction would not be satisfied and therefore, Sterling would have the right, but would not be obligated, to close the Sterling Transaction.

Board of Directors Recommendation

        Our Board of Directors recommends that you vote "FOR" approval of the Securities Purchase Agreement and the issuance of the common stock to Sterling in accordance with the Securities Purchase Agreement.

        At the May 19, 2009 telephonic meeting, after having received the advice of each of the outside advisors participating in the meeting, and of members of the management team participating in the meeting, and after each director attending the meeting provided his or her respective point of view and recommendation to our Board of Directors, the members of our Board of Directors, by a majority vote of seven to two, determined that the Sterling Transaction is advisable and in the best interests of the Company and its shareholders. Our Board of Directors, by a majority vote of seven to two, approved the Sterling Transaction, the execution, delivery and performance of the Securities Purchase Agreement and the issuance of the shares of common stock to Sterling in accordance with the Securities Purchase Agreement.

        The two members of our Board of Directors who voted against the Sterling Transaction expressed their belief that it would be in the best interests of our shareholders and the Company to pursue a registered rights offering to existing shareholders. The majority of our Board of Directors did not agree with that view because of their assessment of (i) the risks associated with a registered rights offering, including whether it could be consummated in a manner and on a timetable that would provide sufficient certainty of closing with adequate proceeds to meet our current and anticipated future capital resource needs and liquidity requirements, and (ii) the uncertainty with respect to our ability to secure a long-term amendment of the Credit Agreement with the Lenders without consummation of the Sterling Transaction, and the likelihood of significant cost, dilution, limited financial flexibility and limited term in the event such an amendment could be secured.

        Also at the May 19, 2009 telephonic meeting, in accordance with the terms of the Securities Purchase Agreement, a special committee composed solely of "disinterested directors," was organized in accordance with Section 302A.673 of the Minnesota Business Corporation Act. The special committee, by majority vote of six to two, acting with the advice and assistance of its financial advisors and Oppenheimer, determined that the Sterling Transaction is advisable and in the best interests of the Company and its shareholders. The special committee, by a majority vote, approved the Sterling Transaction, the execution, delivery and performance of the Securities Purchase Agreement, the issuance of the shares of common stock to Sterling in accordance with the Securities Purchase Agreement. Sterling required the formation of the special committee as part of the Sterling Transaction because, absent approval by the special committee under Section 302A.673 of the Minnesota Business Corporation Act, Sterling would be prohibited from engaging in a business combination with us for four years after the closing of the Sterling Transaction.

        In the course of making its determinations, our Board of Directors and the special committee consulted with and relied upon the advice of financial and legal advisors and advice and recommendations of members of the senior management team, and considered the short-term and long-term interest and prospects of the Company and its shareholders, including the following material factors that it believed supported the determinations:

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  Our current and anticipated future liquidity requirements, the limited operating capital available under the Credit Agreement, and our inability to comply with the financial and other covenants under the Credit Agreement, both in the short-term and long-term, without a significant capital infusion;

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  The exploration, through the efforts of Piper Jaffray, members of our Board of Directors and members of our senior management team, of possible alternative capital raising transactions, pursuant to which 174 potential investors and/or acquirers were contacted;

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  Our public announcement on March 2, 2009 that we were exploring a range of strategic and financing alternatives;

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  The review and advice of Piper Jaffray, AlixPartners, Oppenheimer and members of our senior management team regarding possible alternatives and strategies to address our liquidity needs, other than the Sterling Transaction;

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  The advice of AlixPartners regarding negotiations with the Lenders under the Credit Agreement and the Lenders' view of the Sterling Transaction, as well as the advice of AlixPartners with respect to the Sterling Transaction;

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  The Lenders' indicated willingness to negotiate in good faith the terms of an amended credit facility in accordance with the indicative term sheet providing longer-term financial flexibility, including an extension of the term of the credit facility from June 2010 to December 2012 and improved operating covenants, contingent upon successful consummation of the Sterling Transaction;

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  Uncertainty with respect to our ability to secure a longer term amendment of the Credit Agreement with the Lenders without consummation of the Sterling Transaction, and the likelihood of significant cost, dilution, limited financial flexibility and limited term in the event such an amendment could be secured;

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  The financial advice of Piper Jaffray regarding the Sterling Transaction and other potential alternatives to address our liquidity needs;

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  A draft of the written fairness opinion letter from Duff & Phelps, a substantially similar form of which was ultimately delivered to our Board of Directors on May 22, 2009, and the analysis performed by Duff & Phelps, and that in its opinion (subject to the assumptions, qualifications and limiting conditions set forth therein), the Purchase Price to be received by the Company in the Sterling Transaction is fair, from a financial point of view, to the existing common shareholders of the Company (without giving effect to any impact of the Sterling Transaction on any particular shareholder other than in its capacity as a shareholder);

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  The significant risk that (i) a registered rights offering could not be consummated in a manner and on a timetable that would provide sufficient certainty of closing with adequate proceeds to meet our current and anticipated liquidity requirements, and (ii) in the absence of the Sterling Transaction, we might not be able to obtain an amendment to our Credit Agreement that would provide us with sufficient liquidity or operating flexibility even in the event of a potential alternative equity investment with appropriate commitments;

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  The advice of Oppenheimer regarding the Securities Purchase Agreement and related agreements;

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  The terms and conditions under which our Board of Directors is permitted to change its recommendation that our shareholders approve the Securities Purchase Agreement or to terminate the Securities Purchase Agreement prior to approval by our shareholders in order to pursue a definitive agreement with respect to a "superior proposal," as defined by the Securities Purchase Agreement, including the payment of termination fees and expenses that our Board of Directors believes to be reasonable;

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  The terms and conditions of the Securities Purchase Agreement relating to governance of the Company and the "standstill" obligations of Sterling following consummation of the Sterling Transaction;

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  The management expertise and resources that could be brought to us through an association with Sterling Partners; and

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  The continued uncertainty of the macroeconomic environment and retail mattress industry.

        Our Board of Directors and the special committee also identified, reviewed and considered a variety of uncertainties, risks and other potentially negative factors concerning the proposed Sterling Transaction. These factors included the following:

  •
  Sterling would beneficially own approximately 52.5% of our outstanding common stock and voting power, leaving existing shareholders with approximately 47.5% of our outstanding common stock and voting power, resulting in Sterling having significant influence or control over the outcome of any proposal submitted to our shareholders for approval;

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  At the closing of the Sterling Transaction our Board of Directors will be reduced from 10 to nine members, five of which will be designated by Sterling, resulting in Sterling having the ability to exert substantial influence over our Board of Directors;

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  Our shareholders are not being offered the opportunity to purchase shares at the same price as provided in the Securities Purchase Agreement, and therefore are not being afforded the opportunity to mitigate their dilution other than through open-market purchases of shares of our common stock;

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  Our sale of the majority of the voting power of the Company without a premium to the current market price;

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  The fact that the Securities Purchase Agreement would prohibit us from exploring the possibility of a registered rights offering as an alternative;

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  The purchase price of the shares to be purchased by Sterling is $0.70 per share, representing a 30% discount to the closing price of $1.00 per share on May 18, 2009, the last trading day prior to the day on which our Board of Directors and the special committee approved the Sterling Transaction;

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  The terms of the Securities Purchase Agreement prohibit us from soliciting competing proposals to invest in the Company and impose certain other limitations on our ability to terminate the Securities Purchase Agreement to pursue a competing proposal or to accept an alternative transaction proposal that constitutes a "superior proposal," unless the Company pays to Sterling either a termination fee of $1.5 million (generally, for investment proposals) or a termination fee of $4.0 million (generally, for acquisition proposals to acquire 80% or more of voting power of the Company), plus in each case Sterling's actual expenses capped at $1.0 million, pursuant to the Securities Purchase Agreement; and

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  The possibility that our shareholders would fail to approve the Securities Purchase Agreement, which would likely require us to continue to work with the Lenders under the Credit Agreement to obtain sufficient liquidity to fund the operating needs of the Company and to seek other solutions that may be more or less dilutive to our shareholders, including the possible grant of an equity interest to the Lenders under the Credit Agreement, an equity investment from other sources, or a rights offering to our existing shareholders. Furthermore, our Board of Directors considered that the event of a failure to complete the Sterling Transaction, we may not be in compliance with the terms of our Credit Agreement, and our relationships with key suppliers may deteriorate. In such event, the Lenders may accelerate our debt obligations under the Credit Agreement and may exercise remedies as secured creditors, and could potentially force us to seek protection under applicable bankruptcy laws. If the Lenders accelerated our debt obligations or took other actions to exercise their remedies as secured creditors, or such actions were perceived as likely, our existing and potential suppliers and customers could lose confidence in our viability as an operating business.

        The foregoing discussion summarizes the material factors considered by our Board of Directors and the special committee in consideration of the Sterling Transaction. In view of the wide variety of factors considered by our Board of Directors and the special committee, and the complexity of these matters, our Board of Directors and the special committee did not find it practical to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our Board of Directors or the special committee may have assigned different weights to various factors. Our Board of Directors approved and recommends the Sterling Transaction based upon the totality of the information presented to and considered by it.

Opinion of Duff & Phelps, LLC, Financial Advisor to the Select Comfort Board of Directors

        On April 30, 2009, Duff & Phelps was engaged to provide an opinion to our Board of Directors as to the fairness, from a financial point of view, to the common shareholders of Select Comfort of the consideration to be received by us in the Sterling Transaction.

        Duff & Phelps rendered its written opinion to our Board of Directors on May 22, 2009, that, subject to the assumptions, qualifications and limiting conditions set forth therein, as of such date, the

$35 million purchase price (the "Purchase Price") to be received by us in exchange for 50 million shares of our common stock in the Sterling Transaction was fair from a financial point of view to our existing common shareholders (without giving effect to any impact of the Sterling Transaction on any particular shareholder other than in its capacity as a shareholder). The full text of the written opinion of Duff & Phelps is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

        The full text of the written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering the opinion. The opinion of Duff & Phelps was addressed to our Board of Directors, was given solely with respect to the Sterling Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose.

        Duff & Phelps has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Sterling Transaction, the assets, businesses or operations of Select Comfort, or any alternatives to the Sterling Transaction, (b) negotiate the terms of the Sterling Transaction (and, therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from Select Comfort's perspective, that could, under the circumstances, be negotiated among the parties to the Securities Purchase Agreement and the Sterling Transaction) or (c) advise our Board of Directors or any other party with respect to alternatives to the Sterling Transaction. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of our common stock after announcement of the Sterling Transaction.

        Duff & Phelps' opinion (a) does not address the merits of the underlying business decision to enter into the Sterling Transaction or the merits of any alternative transaction, including without limitation, a rights offering, the direct sale of registered or unregistered common stock, or a follow-on common stock offering, (b) is not a recommendation as to how our Board of Directors or any shareholder should vote or act with respect to any matters relating to the Sterling Transaction, or whether to proceed with the Sterling Transaction or any related transaction and (c) does not indicate that the consideration received is the best possible consideration attainable under any circumstances.

        In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

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  discussed the operations, financial condition, liquidity needs, future prospects and projected operations and performance of Select Comfort with our management and AlixPartners, our restructuring advisor;

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  discussed the Sterling Transaction with our management, AlixPartners, and Piper Jaffray, our investment banker;

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  reviewed our filings with the SEC, including our annual report and audited financial statements on Form 10-K for the fiscal year ended January 3, 2009, and our unaudited interim financial statements on Form 10-Q for the quarterly period ended April 4, 2009;

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  reviewed certain publicly available business and financial information of Select Comfort;

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  reviewed certain internal financial statements and other financial and operating data concerning Select Comfort, which we provided and have identified as being the most current financial statements available;

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  reviewed certain financial forecasts, including a projected liquidity analysis, prepared by our management;

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  reviewed the Credit Agreement, and amendments thereto;

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  reviewed drafts of the following documents prepared in connection with or having relevance to the Sterling Transaction:

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  Securities Purchase Agreement, provided May 18, 2009 (the "Draft Agreement");

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  Form of legal opinion of Oppenheimer, provided May 18, 2009;

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  Form of Management Services Agreement between the Company and Sterling Fund Management, LLC, provided May 18, 2009;

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  Form of Escrow Agreement between the Company, Sterling, and J.P. Morgan Chase Bank, as escrow agent, provided May 18, 2009;

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  Proposed Indicative Term Sheet, dated April 3, 2009, provided on behalf of the Lenders to the Company (the "No Equity Investment Term Sheet"); and

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  Indicative Term Sheet, dated May 4, 2009, provided on behalf of the Lenders to the Company in connection with the Sterling Transaction (the "Sterling Term Sheet");

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  reviewed certain letters of intent and investment proposals submitted in connection with the capital raising and sale process run by Piper Jaffray;

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  reviewed a liquidation analysis prepared by AlixPartners, as to the value our stakeholders would receive in a liquidation of Select Comfort;

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  reviewed the historical trading price and volume of our common stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

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  compared our financial performance with the financial performance of certain other publicly traded companies that Duff & Phelps deemed relevant;

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  compared certain financial terms of the Sterling Transaction to financial terms, to the extent publicly available, of certain business combination transactions that Duff & Phelps deemed relevant; and

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  conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

        In performing its analyses and rendering its opinion with respect to the Sterling Transaction, Duff & Phelps, with consent of our Board of Directors:

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  relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including our management, and did not independently verify such information;

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  assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

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  assumed that our management has not included in its financial projections the costs or benefits associated with any reduction of management headcount or the provision of management services by Sterling and its affiliates following the Sterling Transaction and that, in light of the fact that our management has informed Duff & Phelps that it expects such actions to be cash flow neutral or positive, Duff & Phelps assumed such actions will have no impact on the value of our common stock;

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  assumed that information supplied to Duff & Phelps and representations and warranties made in the Draft Agreement are complete and accurate in all respects;

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  assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

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  assumed that in the absence of the Sterling Transaction, the Credit Agreement would be amended to reflect terms consistent in all material respects with the No Equity Investment Term Sheet;

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  assumed that in connection with the Sterling Transaction, the Credit Agreement will be amended to reflect terms consistent in all material respects with the Sterling Term Sheet;

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  assumed that all of the conditions required to implement the Sterling Transaction will be satisfied, that the Purchase Price is received by Select Comfort and that the Sterling Transaction will be completed in accordance with the Draft Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

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  relied upon the fact that we and our Board of Directors have been advised by counsel as to all legal matters with respect to the Sterling Transaction, including whether all procedures required by law to be taken in connection with the Sterling Transaction have been duly, validly and timely taken;

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  assumed that: (i) in the absence of a transaction, such as the Sterling Transaction, in which significant additional equity capital is committed to be provided to us, there is a significant risk that we would experience a liquidity crisis leading us to seek protection under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, (ii) other than the Sterling Transaction, no other such committed transaction, including, without limitation, a rights offering, the direct sale of registered or unregistered common stock, or a follow-on common stock offering, is reasonably available to us, and (iii) the holders of shares of our common stock would receive no value in respect of such shares in the event that we sought protection under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code; and

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  assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Sterling Transaction will be obtained without any adverse effect (including any delay, limitation, condition or restriction) on us or the contemplated benefits expected to be derived in the Sterling Transaction.

        In its analysis and in connection with the preparation of its opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Sterling Transaction. To the extent that any of the foregoing assumptions or any of the facts on which its opinion is based prove to be untrue in any material respect, Duff & Phelps has advised our Board of Directors that the Duff & Phelps opinion cannot and should not be relied upon.

        Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of our solvency or of any specific assets or liabilities (contingent or otherwise). Duff & Phelps is not a legal, tax, accounting or regulatory advisor and has relied upon, without independent verification, the assessment of us and our legal, tax, accounting and regulatory advisors with respect to such matters, and Duff & Phelps has made no assessment as to the impact or timing implications, if any, of any ongoing legal or regulatory investigations. Duff & Phelps has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which we are or may be a party or are or may be subject or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which we are or may be a party or are or may be subject and, at our Board of Directors' direction and with its consent, the Duff & Phelps opinion makes no assumption concerning, and therefore does not consider, the potential effects of such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

        Although developments following the date of the Duff & Phelps opinion may affect the opinion, Duff & Phelps assumes no obligation to update, revise, or reaffirm its opinion. The Duff & Phelps opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Duff & Phelps as of, the date of the opinion. You should understand that developments subsequent to May 22, 2009 may affect the conclusion expressed in the Duff & Phelps opinion, and that Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. The Duff & Phelps opinion is limited to the fairness as of May 22, 2009, from a financial point of view, to our existing common shareholders of the Purchase Price to be received by us in the Sterling Transaction.

        This summary is qualified in its entirety by reference to the full text of the opinion, attached hereto as Annex A. While this summary describes the analysis and factors that Duff & Phelps deemed material in its presentation to our Board of Directors, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps' own experience and judgment.

  Summary of Financial Analyses by Duff & Phelps

        Set forth below is a summary of the material financial analyses performed by Duff & Phelps in reaching its fairness conclusion as of May 22, 2009. Duff & Phelps analyzed the value of our common stock under two scenarios. The first scenario assumed that the Sterling Transaction was consummated (the "Sterling Scenario"), and the second scenario, which our management identified as being an alternative available to us as of May 22, 2009, assumed that the Credit Agreement was amended as described in the No Equity Investment Term Sheet in lieu of consummating the Sterling Transaction (the "No Equity Investment Scenario"). The increased liquidity and revised Credit Agreement terms made available to us under the Sterling Scenario significantly reduces the risk of default and financial distress, while under the No Equity Investment Scenario the lack of additional equity capital, limited financial flexibility and the short-term maturity of our bank debt pursuant to the No Equity Investment Term Sheet would cause us to continue to face financial distress and significant risk of default and bankruptcy. Duff & Phelps assumed no material difference in revenues and earnings under the two scenarios despite the improved performance that could result from the Sterling Scenario in light of the potential contribution from the relationships and managerial expertise of Sterling Partners, our management's increased ability to focus on operations as opposed to financing concerns, and the presence of additional capital for investment in our business. Furthermore, Duff & Phelps took into account the dilution to our common shareholders resulting from both the issuance of common shares under the Sterling Scenario and the issuance of warrants to the Lenders under the No Equity Investment Scenario. For each scenario, Duff & Phelps performed a discounted cash flow analysis and selected public company analysis.

  Discounted Cash Flow Analysis

        Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows of Select Comfort under the Sterling Scenario and the No Equity Investment Scenario, with free cash flow defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis determined the net present value of future free cash flows utilizing a weighted average cost of capital for the discount rate. The projected free cash flows were based on financial projections provided by our management for 2009 through 2011. Duff & Phelps also relied upon our management's assertion that, under the No Equity Investment Scenario, we would conserve cash by managing certain working capital accounts and by delaying certain capital expenditures until 2010. Due to our higher leverage during the first three years of the projection period under the No Equity Investment Scenario, Duff & Phelps assumed a 16.5% to 18.5% weighted average cost of capital for the 2009 to 2011 period under the No Equity Investment Scenario, and a 15.5% to 17.5% weighted average cost of capital for all years thereafter. Under the Sterling Scenario, Duff & Phelps assumed a 15.5% to 17.5% weighted average cost of capital for all years in the analysis.

        Relying on certain assumptions in both scenarios, Duff & Phelps projected our free cash flow through 2018. Beyond the projection period, Duff & Phelps estimated our continuing value by utilizing a commonly accepted perpetuity formula which estimates the present value of all cash flows after the projection period. The post-2018 cash flows were capitalized based on a long-term expected annual growth rate of 3.0%.

        As a result of these assumptions, including the greater weighted average cost of capital under the No Equity Investment Scenario from 2009-2011, Duff & Phelps' discounted cash flow analysis indicated an estimated enterprise value for Select Comfort of $176.0 million to $208.0 million under the Sterling Scenario, and $169.0 million to $198.0 million under the No Equity Investment Scenario.

  Selected Public Company Analysis

        Duff & Phelps reviewed the financial performance and trading multiples of eleven public companies in the bedding and furniture industries. Duff & Phelps compared our financial performance and other operating characteristics with those of the selected public companies. Duff & Phelps then applied valuation multiples to our financial performance to estimate our enterprise value.

        The 11 public companies selected for this analysis were broadly selected from two groups, as follows:

  Manufacturers of Furniture and Bedding Products

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  Flexsteel Industries, Inc.

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  Furniture Brands International, Inc.

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  Hooker Furniture Corporation

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  La-Z-Boy Incorporated

  •
  Leggett & Platt, Incorporated

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  Stanley Furniture Company, Inc.

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  Sealy Corporation

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  Tempur-Pedic International Inc.

  Retailers of Furniture

  •
  Bassett Furniture Industries, Incorporated

  •
  Ethan Allen Interiors Inc.

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  Haverty Furniture Companies, Inc.

        The companies utilized for comparative purposes in Duff & Phelps' analysis were not identical to us. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to our value.

        Duff & Phelps considered all of the selected public companies in its analysis, but focused on the valuation multiples of our publicly traded competitors, Sealy Corporation and Tempur-Pedic International Inc. In addition, due to certain similarities between La-Z-Boy Incorporated and Select Comfort, including declining sales, recent operating losses, high projected EBITDA growth resulting from an expected turnaround, and a retail presence, Duff & Phelps deemed La-Z-Boy Incorporated's valuation multiples to be particularly relevant.

        In selecting valuation multiples for Select Comfort, Duff & Phelps took into consideration, among other factors, our smaller size and lower profitability relative to Sealy Corporation and Tempur-Pedic International Inc., as well as our currently depressed but rapidly growing EBITDA.

        Based on its review of the selected public companies, Duff & Phelps estimated our enterprise value based on valuation multiples of ten to eleven times 2009 EBITDA, six to seven times 2010 EBITDA, and 0.35 to 0.40 times 2009 net sales. As a result of these selected valuation multiples, the selected public company analysis indicated an estimated enterprise value for Select Comfort of $165.0 million to $190.0 million. Given the similarity in projections between the Sterling Scenario and the No Equity Investment Scenario, the selected multiples and indicated range of enterprise values for each scenario were the same.

  Aggregate Equity Valuation

        Using the discounted cash flow and selected public company analyses described above, Duff & Phelps arrived at an estimated enterprise value for Select Comfort of $165.0 million to $195.0 million under the No Equity Investment Scenario, and $170.0 million to $200.0 million under the Sterling Scenario. After subtracting debt, transaction costs and other expected costs under each scenario, and after adding the proceeds from the Sterling Transaction to the Sterling Scenario, Duff & Phelps arrived at an estimated aggregate equity value of $108.0 million to $138.0 million under the No Equity Investment Scenario, and $140.1 million to $170.1 million under the Sterling Scenario.

        The enterprise values and aggregate equity values described above were determined on a going concern basis, without considering our state of financial distress and the risk that we may not continue as a going concern under the No Equity Investment Scenario. In its final estimates of equity value and per share equity value used for the purposes of rendering its opinion, Duff & Phelps did take into account the impact to value of the possibility that our performance could deteriorate further, forcing us to reorganize or liquidate through bankruptcy under the No Equity Investment Scenario. In the case of a reorganization or liquidation, Duff & Phelps assumed that our common stock would have no value, based on information received from our management and liquidation analyses performed by AlixPartners in 2009 indicating only partial recovery of principal by the Lenders due to minimal collateral coverage and the significant level of secured and unsecured claims that would result from a reorganization, including lease rejection claims.

        By assessing our credit quality under the No Equity Investment Scenario through a benchmarking analysis and analyzing the cumulative probability of default for companies with a similar credit quality based on the Standard & Poor's "2008 Annual Global Corporate Default Study and Rating Transitions" report, which indicates that companies with credit ratings ranging from CCC to C have a cumulative probability of default of approximately 50% over a ten-year time horizon, Duff & Phelps estimated the probability of a Select Comfort bankruptcy at 40% to 45% in the No Equity Investment Scenario. Duff & Phelps then estimated our common equity value under the No Equity Investment Scenario by taking the going-concern aggregate equity value of $108.0 million to $138.0 million described above and multiplying that by the 55% to 60% probability of Select Comfort continuing as a going concern. After this reduction, as well as reductions for outstanding management options and the value of warrants issued under the No Equity Investment Scenario, Duff & Phelps estimated our common equity value under the No Equity Investment Scenario to range from $53.6 million to $73.4 million, or $1.18 per share to $1.62 per share.

        Duff & Phelps did not deem it necessary to apply a discount to the going-concern value under the Sterling Scenario due to the increased liquidity resulting from the investment by Sterling Partners under that scenario. Under the Sterling Scenario, after deducting the value of outstanding management options from the aggregate equity value described above and factoring in the dilution resulting from the additional shares being issued pursuant to the Sterling Transaction, Duff & Phelps estimated our common equity value to range from $138.5 million to $167.8 million, or $1.45 per share to $1.76 per share.

  Miscellaneous

        Based on the foregoing analysis, Duff & Phelps concluded that the Purchase Price to be received by us in the Sterling Transaction was fair, from a financial point of view, to our existing common shareholders as of the date of its fairness opinion (without giving effect to any impact of the Sterling Transaction on any particular shareholder other than in its capacity as a shareholder).

        Our Board of Directors selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation and investment banking services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

  Fees and Expenses

        Our engagement letter with Duff & Phelps provides that, for its services, Duff & Phelps is entitled to receive $250,000 due and payable as follows: $75,000 in cash upon execution of the engagement letter to serve as financial advisor to our Board of Directors in its review of the Sterling Transaction; and the remaining $175,000 in cash upon Duff & Phelps' delivery of its opinion. No portion of Duff & Phelps' fee is contingent upon either the conclusion expressed in the opinion or whether the Sterling Transaction is successfully consummated. Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps' standard hourly rates for any time incurred in reviewing or assisting in the preparation of any proxy materials or other SEC filings or documents associated with the Sterling Transaction. We have also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants, and advisors retained by Duff & Phelps, incurred in connection with the engagement, and to indemnify and hold harmless Duff & Phelps and its affiliates and any other person, director, employee or agent of Duff & Phelps or any of its affiliates, or any person controlling Duff & Phelps or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Duff & Phelps as financial advisor to our

Board of Directors. The terms of the fee arrangement with Duff & Phelps, which we and Duff & Phelps believe are customary in transactions of this nature, were negotiated at arm's length between us and Duff & Phelps, and our Board of Directors is aware of these fee arrangements.

        Other than this engagement, Duff & Phelps has not had any material relationship with any party to the Sterling Transaction for which compensation has been received or is intended to be received. During the two years preceding the date of its opinion, Duff & Phelps' affiliate, Duff & Phelps Securities LLC, provided services to three portfolio companies of Sterling Partners and, in each such engagement, Duff & Phelps Securities LLC received customary fees and indemnification.

Interests of Certain Persons in the Sterling Transaction

        In considering the recommendations of our Board of Directors with respect to the Sterling Transaction, our shareholders should be aware that all of our executive officers and directors may have interests in the Sterling Transaction that are different from, or in addition to, their interests as shareholders generally.

        Accelerated Vesting of Stock Options and Restricted Stock Awards.    The stock incentive plans under which stock options and restricted stock awards have been granted to our executive officers, directors and employees provide that upon a "change in control" all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom the options have been granted remains in the employ or service of our company or any subsidiary, and all outstanding restricted stock awards and performance stock awards become immediately fully vested and non-forfeitable. The closing of the Sterling Transaction will be deemed a "change in control" under those stock incentive plans, resulting in the acceleration of vesting the stock awards for our executive officers, directors and employees as described above. The acceleration of vesting of stock awards will result in the acceleration of approximately $8.2 million in non-cash stock compensation expenses that otherwise would have been incurred over the next several years. As of January 3, 2009, the end of our most recently completed fiscal year, the weighted average exercise price per share of outstanding options was $10.67.

        Additional details about treatment of incentive awards upon a change in control are outlined under the heading "Employment Letter Agreements and Potential Payments upon Termination or Change in Control" on page 29 of our Annual Report on Form 10-K/A, filed on May 4, 2009.

        Effect on Executive Severance Pay Plan.    Each of our executive officers is entitled to participate in the Select Comfort Corporation Executive Severance Pay Plan (the "Severance Plan"), which establishes severance benefits payable to our executive officers and certain other employees upon termination of their employment by us without cause. No severance benefits would become payable under the Severance Plan solely due to a change in control of the company, as severance benefits are only payable following an "Involuntary Termination of Employment" as defined in the Severance Plan. The Severance Plan does provide, however, that (i) the Severance Plan may not be terminated during the 24-month period beginning on the date of a change in control, and (ii) any severance benefits payable to any person who was a participant in the Severance Plan immediately prior to a change in control and whose employment terminates during the 24-month period beginning on the date of a change in control may not be less than the severance benefits such participant would have been entitled to receive if he or she had become entitled to severance benefits upon termination of employment immediately prior to the date of the change in control. The consummation of the Sterling Transaction would constitute a change in control for purposes of the Severance Plan.

        Under the Severance Plan, the involuntary termination or constructive dismissal of the employment of William R. McLaughlin, our Chief Executive Officer, would entitle Mr. McLaughlin to a base amount of severance pay equal to (a) two times the sum of (i) annual base salary and (ii) annual target bonus, plus (b) a pro rata target bonus for the year of termination. Upon the involuntary termination or constructive dismissal of any Executive Vice President or Senior Vice President, the terminated officer would be entitled to a base amount of severance pay equal to the sum of (i) annual base salary, (ii) annual target bonus and (iii) a pro rata target bonus for the year of termination. In addition to the base severance compensation described above, the Severance Plan provides for reimbursement of the cost of "COBRA" medical and dental continuation coverage, less the amount paid by an active full-time employee for the same level of coverage, until the earlier of (i) the end of the period of time reflected in the base severance compensation (i.e., two years for our Chief Executive Officer and one year for our other senior executive officers), (ii) the end of the participant's eligibility for COBRA continuation coverage, or (iii) the date the participant becomes eligible to participate in another group medical plan or dental plan, as the case may be.

        We are party to employment letter agreements with certain of our executive officers which provide for severance compensation upon termination of employment in certain circumstances, whether or not following a "change in control" such as would occur upon the closing of the Sterling Transaction. In each case, the amount of severance compensation payable under such letter agreements is less than the severance compensation payable under the Severance Plan, and any amount payable under any such letter agreement would be deducted from the amount payable under the Severance Plan.

        Any severance compensation, whether under the Severance Plan or under an employment letter agreement, is subject to the executive officer delivering to us a standard release of claims.

        The details of our employment letter agreements with our named executive officers for the 2008 fiscal year ended January 3, 2009 are outlined under the heading "Employment Letter Agreements and Potential Payments upon Termination or Change in Control" on page 29 of our Annual Report on Form 10-K/A, filed on May 4, 2009.

Use of Proceeds

        We intend to use the net proceeds from the Sterling Transaction for general corporate and working capital purposes.

Effects of the Sterling Transaction on Shareholders

        Pursuant to the Securities Purchase Agreement, at closing, Sterling will purchase 50 million shares of our common stock for $35 million. As a result of the Sterling Transaction, Sterling will beneficially own, at closing, approximately 52.5% of the shares of our common stock outstanding. For additional information relating to the beneficial ownership of our common stock upon the completion of the Sterling Transaction, please refer to the heading "Stock Ownership of Management and Certain Beneficial Owners" on page                                    of this Proxy Statement.

        Shareholders should consider the following factors which may affect them, as well as the other information contained in this Proxy Statement, in evaluation the proposal to approve the Sterling Transaction.

        Possible Effect on Market Price of Our Common Stock.    We are unable to predict the potential effects of the Sterling Transaction on the trading activity and the market price of our common stock. In connection with the registration rights agreement, we have granted Sterling demand and piggyback registration rights in connection with the resale of the shares to be issued to Sterling in the Sterling Transaction. The registration rights agreement is described in more detail below under the heading "Registration Rights Agreement." These registration rights would facilitate the resale of Sterling's shares into the public market, and any resale of these shares would increase the number of shares of our common stock available for public trading. Sales by Sterling of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could have a negative effect on the price of our common stock.

        Sterling Representation on our Board of Directors.    At the closing of the Sterling Transaction our Board of Directors will be reduced from 10 to nine members, five of which will have been designated by Sterling, resulting in Sterling having the ability, subject to the fiduciary duties of the individual directors, to control decisions of our Board of Directors. See the information under the heading "Information Concerning the Sterling Designees to Our Board of Directors" on page                                    of this Proxy Statement for a more detailed description of the changes to our Board of Directors in connection with the Sterling Transaction.

        Sterling will be a Majority Shareholder.    Upon the completion of the Sterling Transaction, Sterling will beneficially own approximately 52.5% of the shares of our common stock outstanding, and will be our largest shareholder. As a majority shareholder, Sterling will be able to significantly influence or control matters submitted to our shareholders for a vote. Pursuant to the Securities Purchase Agreement, Sterling has certain rights, including the right to designate persons to be nominated as directors by our Board of Directors, and preemptive rights in connection with future equity issuances by us. The Securities Purchase Agreement is described in more detail below under the heading "Securities Purchase Agreement."

        Controlled Company Status.    Upon completion of the Sterling Transaction and as long as Sterling controls more than 50% of the voting power of our common stock, we will be a "controlled company" within the meaning of the NASDAQ Marketplace Rules. As long as we qualify to be a "controlled company," we agreed under the Securities Purchase Agreement to take all action necessary to be treated as a "controlled company." Under the NASDAQ Marketplace Rules, a "controlled company" is a company of which more than 50% of the voting power is held by an individual, a group or another company. As a "controlled company" we would be exempt from and may elect not to comply with certain NASDAQ corporate governance requirements, including requirements that (i) a majority of our Board of Directors consist of independent directors (provided at least three directors are independent); (ii) compensation of officers be determined or recommended to our Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors; and (iii) director nominees be selected or recommended by a majority of independent directors or by a nominating committee composed solely of independent directors.

        Dilution.    The Sterling Transaction will have a substantial dilutive effect on a shareholder's percentage voting power.

        Anticipated Increase in Shares Reserved under the Stock Incentive Plan.    As of closing, we anticipate that the shares available for grants under the 2004 Incentive Plan will represent less than 1% of our then outstanding common stock. Our Compensation Committee is considering an increase in the number of shares reserved under our 2004 Stock Incentive Plan after the Sterling Transaction. Any increase in the number of shares reserved under our 2004 Stock Incentive Plan will be subject to approval by our shareholders at that time. Sterling will be able to control the outcome of such shareholder action if the Sterling Transaction is approved.

Securities Purchase Agreement

        Pursuant to the Securities Purchase Agreement, at closing, Sterling will purchase 50 million shares of our common stock for $35 million. After the closing of the Sterling Transaction, Sterling will own approximately 52.5% of the outstanding shares of our common stock. SCP III has executed a guarantee in our favor pursuant to which it has unconditionally and irrevocably guaranteed to us the performance of all obligations of Sterling at or prior to closing under the Securities Purchase Agreement.

        Closing.    The closing of the Securities Purchase Agreement will take place on the third business day after the satisfaction or waiver of the closing conditions set forth in the Securities Purchase Agreement (other than those that by their terms are to be satisfied at the closing), unless another date is agreed to by Sterling and us.

        Conditions to Closing.    The respective obligations of Sterling and us to complete the Sterling Transaction are subject to the satisfaction or waiver by Sterling and us of each of the following conditions:

  •
  our shareholders must have approved Proposal 1, Proposal 2, and Proposal 3 set forth in this Proxy Statement; and

  •
  no governmental entity will have enacted, issued, promulgated, enforced or entered any laws or orders, judgments, injunctions, awards, decrees or writs handed down, including any consent decree, settlement agreement or similar written agreement (whether temporary, preliminary or permanent) which is then in effect that enjoins or otherwise prohibits consummation of the Sterling Transaction.

        Our obligation to complete the Sterling Transaction is also subject to the satisfaction or waiver by us of each of the following conditions:

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  execution of the transaction documents by Sterling;

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  wire transfer of the investment amount by Sterling;

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  the representations and warranties of Sterling being true and correct as of the date of the Securities Purchase Agreement and as of the closing date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date); and

  •
  Sterling shall have performed, satisfied and complied with the covenants, agreements and conditions required by the transaction documents to be performed, satisfied or complied with by Sterling at or prior to the closing date.

        The obligation of Sterling to complete the Sterling Transaction is also subject to the satisfaction or waiver by Sterling of each of the following conditions:

  •
  execution of the transaction documents by us;

  •
  our representations and warranties being true and correct as of the date when made and as of the closing date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date);

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  we shall have performed, satisfied and complied with the covenants, agreements and conditions (including amendment of our bylaws) required by the transaction documents to be performed, satisfied or complied with by us at or prior to the closing date;

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  Sterling shall have received a certificate executed by our chief executive officer, dated as of the closing date, certifying that the conditions described in the above two bullet points have been fulfilled;

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  our Fourth Amended and Restated Articles of Incorporation incorporating the changes set forth in Proposals 2 and 3 shall have been duly filed with the Secretary of State of the State of Minnesota and shall be in full force and effect;

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  Oppenheimer, as our counsel, shall have delivered to Sterling an opinion with respect to the valid issuance of the common stock and certain other matters;

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  Sterling shall have received a share certificate from us for the securities to be issued to Sterling;

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  execution and delivery by each of us and our subsidiaries and each of the Lenders of an amendment and restatement of our existing Credit Agreement in accordance with the terms described in the indicative term sheet attached to the Securities Purchase Agreement as Exhibit E and such amended and restated Credit Agreement shall be in full force and effect;

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  continuation in full force and effect of the GE Agreement;

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  resignation of certain of our existing board members and appointment of Sterling's designees as members of our Board of Directors effective immediately following the closing;

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  delivery to Sterling of all required consents to the Sterling Transaction and continuation in full force and effect of such consents;

  •
  our net sales for the three month period ending on the last day of the month prior to closing shall be not less than $118 million for May 2009, $100.6 million for June 2009, $103.1 million for July 2009, $105.4 million for August 2009 and $119.5 million for September 2009 (these net sales amounts represent a negotiated threshold for purposes of the Sterling Transaction and do not represent the Company's forecast of expected net sales);

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  we shall not have received notice from any governmental entity of any event expected to result in the repayment of more than $2 million of the approximately $23 million U.S. federal income tax refund we received in March 2009;

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  we shall have made all filings under all applicable securities laws necessary to consummate the Sterling Transaction;

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  execution and delivery of the management services agreement;

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  our Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions approving the Sterling Transaction;

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  we shall have delivered to Sterling a letter from our transfer agent certifying the number of shares of our common stock outstanding as of a date within five days of the closing date; and

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  delivery of certain other certificates as set forth in the Securities Purchase Agreement.

        Conduct of Our Business Pending the Closing.    We have agreed to restrictions on our activities between the date of the Securities Purchase Agreement and the closing date. In general, subject to certain exceptions, we are required to conduct our operations in the ordinary course of business consistent with past practice, to seek to preserve substantially intact our current business organization, to seek to keep available the service of our current officers, employees and consultants and to seek to preserve our relationships with customers, Lenders, suppliers and others having material business relationships with us. Subject to certain exceptions, we have agreed to specific restrictions that prohibit us or our subsidiaries from taking the following actions without the prior written consent of Sterling:

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  propose or make changes to our articles of incorporation, bylaws, or organizational documents of our subsidiaries;

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  make or pay any dividend or distribution;

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  adjust the terms of, repurchase or transfer, issue, or issue rights to acquire, our capital stock (other than pursuant to outstanding options), enter into contract with respect to the sale, transfer or registration of our capital stock or related rights, or register for resale any shares of our common stock;

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  increase employee compensation except consistent with past practice to non-officer employees, grant severance or termination pay, hire any employees or consultants outside the ordinary course, enter into new employment or severance contracts, take any action with respect to a company benefit plan, grant equity or equity-based compensation to directors, officers, and employees, terminate any executive officer, or release or rescind any resignation;

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  terminate or modify any standstill or confidentiality agreement entered into by us or non-solicitation or non-competition agreement entered into by an employee;

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  sell, lease or dispose of any assets or securities, other than in the ordinary course;

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  merge or consolidate Select Comfort or any of our subsidiaries;

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  other than in the ordinary course and consistent with past practice, mortgage or pledge any material assets;

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  make any acquisitions or purchases of property or assets unless in the ordinary course consistent with past practice;

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  enter, renew, amend, or terminate any contract or contracts that would in the aggregate have a material adverse effect;

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  incur, assume or guarantee or prepay any indebtedness or arrange any issue of debt securities or other credit facilities;

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  make any loans or capital contributions;

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  make any capital expenditures other than those in the ordinary course of business consistent with past practice, which shall not exceed $250,000 individually or $1 million in the aggregate;

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  change any financial accounting policies or procedures;

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  waive, assign, or settle any litigation; unless settled for less than $100,000 individually or $200,000 in the aggregate;

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  adopt a plan or resolutions for complete or partial liquidation, recapitalization, or other restructuring;

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  make any tax election, settle any tax liability, file amended tax returns, change any tax accounting period, or surrender any right to a tax refund;

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  enter into, amend or terminate any related party transactions;

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  terminate, renew, extend, modify, or fail to renew or extend any real property lease relating to any retail location; or

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  agree or commit to do any of the above.

        Representations and Warranties.    The Securities Purchase Agreement contains representations and warranties made by us to Sterling and representations and warranties made by Sterling to us. The assertions embodied in those representations and warranties were made solely for purposes of the Securities Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect that is different from the standard generally applicable to public disclosures to shareholders, or because they are used for the purpose of allocating risk between the parties to Securities Purchase Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Securities Purchase Agreement as statements of factual information.

        In the Securities Purchase Agreement, we make representations and warranties relating to, among other things:

  •
  our and our subsidiaries' proper corporate organization, good standing and existence and corporate power and authority and governmental authorizations to own our properties and assets and to carry on our business as it is being conducted and as proposed to be conducted and our ownership of our subsidiaries;

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  our corporate authority to enter into the Securities Purchase Agreement and the enforceability of the Securities Purchase Agreement and related agreements;

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  our capitalization;

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  the valid issuance of shares of our common stock to Sterling;

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  our execution and performance of the Securities Purchase Agreement and related agreements does not result in a breach or violation of our organizational documents, any agreement to which we are a party, or any law;

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  the required filings and consents in connection with the Sterling Transaction;

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  our filings with the SEC and our financial statements;

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  our compliance with the Sarbanes-Oxley Act of 2002, our internal accounting controls, and our internal disclosure controls and procedures;

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  the absence of certain changes;

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  the absence of litigation;

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  no undisclosed events, liabilities, developments, or circumstances;

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  an acknowledgement regarding Sterling's purchase of our common stock;

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  no general solicitation by us;

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  no integrated offering;

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  our employee benefit plans;

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  our employee relations;

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  our intellectual property rights;

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  environmental matters;

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  our insurance matters;

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  our possession of regulatory permits;

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  our compliance with the requirements of the NASDAQ Global Select Market;

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  tax matters;

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  our transactions with related parties;

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  the non-application of takeover protections, and the absence of a shareholder rights plan;

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  no foreign corrupt practices;

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  our outstanding indebtedness and liens;

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  our owned and leased real property;

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  our personal property;

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  our material contracts;

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  no status as an investment company; and

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  our Board of Directors has received a written fairness opinion from Duff & Phelps.

        Certain of our representations and warranties are qualified as to "materiality" or "material adverse effect." For purposes of the Securities Purchase Agreement, "material adverse effect" with respect to us and our subsidiaries means any event, state of fact, circumstance, development, change or effect that, either individually or combined with all other events, states of fact, circumstances, developments, changes or effects:

  •
  would materially adversely affect our ability to consummate the Sterling Transaction, or to perform our obligations under any of the transaction documents, in a timely manner; or

  •
  is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of us and our subsidiaries, taken as a whole.

        A material adverse effect will not include any event, state of fact, circumstance, development, change or effect to the extent arising out of:

  •
  changes in general economic conditions, general securities and financial market conditions, or global or national political relations or conditions; changes in GAAP; or changes in laws of general applicability by any governmental entity; except to the extent any of the foregoing changes or developments have a disproportionate or unique impact on the business, assets, liabilities, condition or results of operations of us and our subsidiaries, taken as a whole, relative to other participants in the industries in which we conduct our businesses;

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  a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of the Securities Purchase Agreement or any natural disasters or any national or international calamity affecting the United States, except as such changes or developments (i) directly affect the physical properties of us and our subsidiaries or (ii) have a disproportionate or unique impact on the business, assets, liabilities, condition or results of operations of us and our subsidiaries, taken as a whole, relative to other participants in the industries in which we conduct our businesses;

  •
  any change in our stock price or trading volume, in and of itself, or any failure, in and of itself, by us to meet revenue or earnings guidance published or otherwise provided to Sterling;

  •
  actions or omissions of either Sterling or us taken as expressly required by the Securities Purchase Agreement or with the prior written consent of the other party to the Securities Purchase Agreement in contemplation of the Sterling Transaction; or

  •
  the public announcement of the Sterling Transaction.

The representations and warranties contained in the Securities Purchase Agreement will be deemed to be made at the signing and the closing of the Securities Purchase Agreement, and, subject to certain exceptions, will survive for 12 months following the closing.

        Efforts to Complete the Sterling Transaction.    We have agreed to cause a meeting of our shareholders to be called and held as soon as practicable for the purpose of voting on the approval of the Sterling Transaction and the amendments to our Third Restated Articles of Incorporation and to solicit proxies from our shareholders to obtain the requisite vote on these matters. We have also agreed that our Board of Directors will recommend to our shareholders approval of the Sterling Transaction and the amendments to our Third Restated Articles of Incorporation. We have agreed to use our reasonable best efforts to timely satisfy each of the conditions to closing.

        Non-Solicitation of Alternative Transaction.    Unless we receive a bona fide competing proposal and follow certain procedures set forth in the Securities Purchase Agreement and described below, we and our representatives (including board members, lawyers, and bankers) cannot directly or indirectly take any actions to solicit any competing proposal, approve a competing proposal, withdraw or amend approval for the Sterling Transaction, or enter into any agreement that requires us to breach our obligations under the Securities Purchase Agreement.

        If we receive an unsolicited, written competing proposal and our Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that it is reasonably likely to result in a superior proposal and action is necessary to comply with our Board of Directors' fiduciary duties, then we may provide information to and negotiate with the person making the competing proposal, provided that we notify Sterling at least 24 hours prior to any determination regarding a competing proposal, enter into an acceptable confidentiality agreement with such person, and provide Sterling any information provided to such person that was not previously provided to Sterling.

        A competing proposal is any proposal not from Sterling, relating to the acquisition or purchase of:

  •
  a business or division that constitutes 15% or more of our net revenues, net income, or assets;

  •
  15% or more of our equity interest;

  •
  a tender offer or exchange offer that, if consummated, would result in ownership of 15% or more of our equity interest;

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  any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us; or

  •
  subordinated debt that in the aggregate constitutes a value of 15% or more of our net revenues, net income or assets.

        Termination in Connection with a Superior Proposal.    Subject to certain exceptions, we may terminate the Securities Purchase Agreement and accept a competing proposal if:

  •
  our Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that the competing proposal is more favorable to us from a financial point of view, after taking into account any adjustments to the terms of the Sterling Transaction offered by Sterling, and such competing proposal is reasonably capable of being completed on the terms proposed, was not solicited after the date of the Securities Purchase Agreement, was proposed after the date of the Securities Purchase Agreement and did not result from a breach of the non-solicitation provisions in the Securities Purchase Agreement (a "Superior Proposal"), and action is necessary to comply with fiduciary duties;

  •
  we have not breached in any material respect our non-solicitation obligations in the Securities Purchase Agreement;

  •
  we pay the termination fee and expenses of Sterling;

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  we provide Sterling with at least three business days notice of our intent to take action on the Superior Proposal, which notice includes the material terms and conditions, copies of the proposed transaction agreements, and the identity of the person making the Superior Proposal; and

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  we negotiate with Sterling in good faith to make adjustments to the terms and conditions of the Securities Purchase Agreement so that the competing proposal ceases to be a Superior Proposal during the three business days notice period or an additional two business days after such notice period if Sterling provides written assurances that Sterling will provide such an offer.

        Governance.    If the Sterling Transaction is consummated, our Board of Directors will be reduced from 10 to nine members, five of which Sterling will be entitled to designate for nomination by our Board of Directors, and four of which will be continuing directors from our existing Board of Directors. Each of our current directors William R. McLaughlin, Thomas J. Albani, Christine M. Day, Stephen L. Gulis, Jr., Michael A. Peel and Ervin R. Shames has delivered to us an irrevocable resignation that is effective immediately following the closing of the Securities Purchase Agreement (which resignations shall terminate and be of no force and effect upon any termination of the Securities Purchase Agreement). See the information under the heading "Information Concerning the Sterling Designees to Our Board of Directors" on page                                    of this Proxy Statement for a more detailed description of the changes to our Board of Directors in connection with the Sterling Transaction.

        So long as Sterling owns at least 20% of our common stock, we are obligated to nominate for election to our Board of Directors Sterling's designees in accordance with Sterling's then-existing percentage of ownership. We and Sterling will be obligated to nominate for election the continuing directors from our existing Board of Directors until and including the 2011 annual meeting of shareholders. We are obligated to fill any vacancy of a continuing director with an individual designated by the then continuing directors until the 2014 annual meeting of shareholders.

        Until the earlier of three years following closing or the date Sterling owns less than 20% of our common stock, the affirmative vote of a majority of the continuing directors will be required for:

  •
  any alteration, amendment or repeal, of our articles of incorporation;

  •
  any alteration, amendment or repeal, of provisions in our bylaws addressing shareholder nominations, the Board of Directors or indemnification of directors;

  •
  any related party transaction between us and Sterling; or

  •
  any decrease to the compensation payable to the continuing directors.

        Until the earlier of two years following closing of the Sterling Transaction or the date Sterling owns less than 20% of our common stock, the affirmative vote of a majority of the continuing directors will be required for:

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  us to terminate our reporting status under the securities laws;

  •
  us to participate in a going private transaction;

  •
  us to merge or consolidate with any other corporation; or

  •
  the sale or exchange of all or a substantial part of our assets to or with any other corporation.

        Standstill.    From the closing date of the Sterling Transaction until the earlier of one year after the closing date or the date Sterling owns less than 20% of our common stock, Sterling may not enter into or propose to enter into:

  •
  any acquisition of our common stock that would increase its percentage ownership of our common stock above the percentage immediately after the closing of the Sterling Transaction;

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  any tender or exchange offer, merger or other business combination involving us;

  •
  any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to us; or

  •
  solicit any proxies other than on behalf of us.

        Preemptive Rights.    As long as Sterling holds at least 20% of our common stock, we will offer Sterling the opportunity to purchase a pro rata amount equal Sterling's percentage ownership of our common stock in connection with any sale or issuance of equity securities by us, not including issuances pursuant to our stock award plans or in connection with a business combination, acquisition, or recapitalization.

        Certain Securities Matters.    From the date of the Securities Purchase Agreement until the first date after the closing date on which Sterling owns less than 20% of our then issued and outstanding common stock, we will:

  •
  timely file all reports required to be filed with the SEC, and we will not terminate our status as an issuer required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even if such termination is otherwise permitted; and

  •
  use reasonable best efforts to promptly secure and maintain the listing of all of the shares of our common stock sold to Sterling on each national securities exchange and automated quotation system, upon which shares of our common stock are then listed.

        So long as shares of our common stock sold to Sterling are outstanding, we will maintain our common stock's listing on the NASDAQ Global Select Market (or a United States national securities exchange) and will not take any action that would reasonably be expected to result in the suspension or termination of trading of our common stock on the NASDAQ Global Select Market (or a United States national securities exchange), except to begin trading on a different United States national securities exchange.

        Termination of the Securities Purchase Agreement.    The Securities Purchase Agreement may be terminated before closing by:

  •
  mutual written agreement of Sterling and us;

  •
  either Sterling or us, if the closing has not occurred by October 31, 2009, except that this right to terminate will not be available to any party whose failure to fulfill any of its obligations under the Securities Purchase Agreement has been a principal cause of the failure to consummate the closing by such date;

  •
  either Sterling or us, if any law or governmental entity prohibits consummation of the closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or governmental entity restrains, enjoins or otherwise prohibits consummation of the closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable;

  •
  either Sterling or us, if the Sterling Transaction is not approved by our shareholders;

  •
  Sterling, if (i) our Board of Directors effects a change in its recommendation of the Sterling Transaction, or (ii) we or our Board of Directors resolve or publicly announce our intention to do the foregoing;

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  Sterling, if (i) we materially breach our obligations to (a) call and hold a shareholder meeting to approve the Sterling Transaction, (b) prepare, file, mail, and update a proxy statement related to the Sterling Transaction, or (c) not solicit alternative transactions, or our Board of Directors or any committee thereof shall resolve to do any of the foregoing; (ii) our Board of Directors fails to reaffirm its recommendation in favor of the Sterling Transaction, within 10 calendar days after Sterling so requests; or (iii) a tender or exchange offer relating to our securities shall have been commenced by a person unaffiliated with Sterling and our Board of Directors does not recommend rejection of such tender or exchange offer;

  •
  Sterling, if a breach or failure of any representation, warranty or covenant of ours contained in the Securities Purchase Agreement shall have occurred, and such breach or failure would not reasonably be expected to be satisfied or cured prior to October 31, 2009, provided that Sterling is not in material breach of its obligations under the Securities Purchase Agreement;

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  Sterling, if the shareholder meeting to approve the Sterling Transaction has not occurred on or prior to August 31, 2009, provided that Sterling is not in material breach of its obligations under the Securities Purchase Agreement;

  •
  us, if a breach or failure of any representation, warranty or covenant of Sterling contained in the Securities Purchase Agreement shall have occurred, and such breach or failure would not reasonably be expected to be satisfied or cured prior to October 31, 2009, provided that we are not in material breach of our obligations under the Securities Purchase Agreement; or

  •
  us, if our Board of Directors determines to accept a Superior Proposal, but only if we shall have complied in all respects with our non-solicitation obligations with respect to such Superior Proposal and are otherwise permitted to accept such Superior Proposal.

        Termination Fees.    In the event of termination of the Securities Purchase Agreement, we have agreed to the following:

  •
  if the termination is due to a change in our Board of Directors' recommendation of the Sterling Transaction, we will pay Sterling a termination fee of $1.5 million within five days of the termination;

  •
  if the termination is due to our material breach of our obligations to (a) call and hold a shareholder meeting to approve the Sterling Transaction, (b) prepare, file, mail, and update a proxy statement related to the Sterling Transaction, or (c) not solicit alternative transactions, or our Board of Directors or any committee thereof shall resolve to do any of the foregoing; (ii) our Board of Directors fails to reaffirm its recommendation in favor of the Sterling Transaction within 10 calendar days after Sterling so requests; or (iii) a tender or exchange offer relating to our securities shall have been commenced by a person unaffiliated with Sterling and our Board of Directors does not recommend rejection of such tender or exchange offer, we will pay Sterling a termination fee of $1.5 million within five days of the termination;

  •
  if the termination is due to our determination to accept a Superior Proposal, we will pay Sterling a termination fee of $1.5 million in advance of or concurrent with such termination;

  •
  if the termination is due to (i) the closing not occurring by October 31, 2009, (ii) breach or failure of any representation, warranty or covenant of ours, or (iii) failure to hold the shareholder meeting to approve the Sterling Transaction on or prior to August 31, 2009, and within 12 months of any such termination we enter into a competing proposal, we will pay Sterling a termination fee of $1.5 million on or prior to the date we enter into such competing proposal; or

  •
  if the termination is due to the Sterling Transaction not being approved by our shareholders and within six months of any such termination we enter into a competing proposal, we will pay Sterling a termination fee of $750,000 on or prior to the date we enter into such competing proposal, provided no competing proposal has been publicly disclosed prior to such termination. If a competing proposal has been publicly disclosed on or prior to the shareholders meeting, then the foregoing will be in effect for 12 months following termination and the termination fee will be $1.5 million.

        In addition, if we owe any termination fee in connection with a transaction that results in a person or group acquiring beneficial ownership of 80% or more of our common stock, the termination fee payable to Sterling is $4 million rather than $1.5 million, not including a termination due to the Sterling Transaction not being approved by our shareholders.

        Expenses and Fees.    On or prior to the closing or any termination of the Securities Purchase Agreement by us, we will pay Sterling's expenses for the Sterling Transaction up to $1 million of which $350,000 has been placed in an escrow account in accordance with an escrow agreement with Sterling and Wells Fargo Bank, acting as escrow agent. In addition, we have agreed to pay financial advisory fees and expenses of up to $1,270,000 of Sterling's financial advisors at the closing. Also upon closing of the Sterling Transaction, we will pay Piper Jaffray an equity placement fee of approximately $2 million for services provided in facilitating the Sterling Transaction.

        The aforementioned description of the Securities Purchase Agreement is qualified in its entirety by reference to the complete terms of the Securities Purchase Agreement, a copy of which is included as Annex B to this Proxy Statement and incorporated herein by reference.

Registration Rights Agreement

        In connection with the Securities Purchase Agreement, we agreed to enter into a registration rights agreement with Sterling concurrently with the closing of the Sterling Transaction. Pursuant to the registration rights agreement, we have agreed to grant Sterling certain registration rights related to the shares of our common stock to be acquired by Sterling under the Securities Purchase Agreement. These registration rights are transferable to any third party to whom Sterling transfers shares of our common stock to be acquired under the Securities Purchase Agreement if such third party agrees to be bound by the provisions of the registration rights agreement.

        Demand Registrations.    Holders of such registration rights would have the right to initiate up to five demand registrations. At the registration rights holder's request, any such demand registrations may also include a shelf registration if a shelf registration is then available to us. We will not be required to effect more than three demand registrations in any 12-month period. We are required to file a registration statement within 45 days of a demand request, provided that we will be entitled to postpone the filing or initial effectiveness of a demand registration for a limited period of time if we certify that such demand registration would reasonably be expected to materially adversely affect or materially interfere with any bona fide and reasonably imminent material financing by us or any reasonably imminent material transaction under consideration by us or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect us.

        Piggyback Registrations.    Subject to certain exceptions, registration rights holders will have piggyback registration rights if at any time we propose to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an offering by us for our own account or the account of any holders of any class of our common equity securities. We are required to give prompt written notice of such proposed filing or offering, and in any event within five business days of our receipt of any demand registration rights other than pursuant to the registration rights agreement, and give Sterling and its permitted transferees the opportunity to include in such registration the shares of our common stock held by them on the same terms and conditions as any similar securities.

        Expenses.    All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings and qualifications pursuant to, or otherwise in connection with demand registrations, piggyback registrations, and our related obligations under the registration rights agreement, including all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of our counsel, will be paid by us. We will also reimburse Sterling for the reasonable fees and disbursements of its legal counsel in connection with registrations, filings and qualifications for demand registrations, piggyback registrations, and our related obligations under the registration rights agreement.

        Indemnification.    Sterling and us each agree to hold harmless and pursuant to customary indemnification provisions, indemnify the other with respect to any liability or loss arising out of any material misstatement or omission for which such party is responsible in a registration statement or prospectus.

        Lock-up.    Registration rights holders will agree not to offer, sell or transfer any shares during the seven days prior to, and during the 90-day period following, a public offering made pursuant to a registration statement filed under the Securities Act if requested in writing by the managing underwriters.

        The aforementioned description of the Registration Rights Agreement is qualified in its entirety by reference to the complete terms of the Registration Rights Agreement, a copy of which is included as Annex C to this Proxy Statement and incorporated herein by reference.

Management Services Agreement

        Services Provided.    In connection with the Securities Purchase Agreement, we agreed to enter into a management services agreement with Sterling Fund Management, LLC, an affiliate of Sterling. Under the terms of the management services agreement, Sterling Fund Management, LLC will render management, consulting and financial services to us, including advice and assistance concerning various aspects of the operations, planning and financing of Select Comfort.

        Payment for Services.    In exchange for the services provided to us under the management services agreement, we will pay Sterling Fund Management, LLC an annual management fee of $500,000, payable in arrears on a quarterly basis. This management fee will increase each January 1 by the positive percentage change, if any, in the Consumer Price Index since the previous January. Sterling Fund Management, LLC has agreed to subordinate the right to payment of this management fee if and to the extent required by our primary secured Lender. However, any amounts deferred pursuant to this subordination obligation shall accrue interest from the date otherwise payable at a rate equal to the prime rate, as publicly announced from time to time by Citibank N.A. as its base rate, plus 5%. In addition to the management fee, we will reimburse Sterling Fund Management, LLC for all reasonable and documented expenses incurred in the performance of the services under the management services agreement, provided that Sterling Fund Management, LLC has received prior written approval from us for such expenses.

        Termination.    The management services agreement will terminate on the earlier of three years from the closing date of the Sterling Transaction or at the time that Sterling or any other affiliate or associate of Sterling Fund Management, LLC, no longer beneficially owns, in the aggregate, greater than 20% of our then outstanding voting securities.

Indicative Term Sheet for Amended and Restated Credit Agreement

        On May 22, 2009, we received an indicative term sheet from the Lenders under our existing Credit Agreement which sets out a summary of proposed terms for a proposed amendment and restatement of the Credit Agreement to be effective upon the closing of the Sterling Transaction. This term sheet is non-binding and for discussion purposes only, but the Lenders have indicated in separate correspondence they are prepared to continue to work to implement the terms of the term sheet and to negotiate in good faith to that end. JPMorgan Chase Bank, National Association would continue as Administrative Agent under the proposed amended and restated credit facility.

        The proposed terms of the indicative term sheet include:

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  conversion of $40 million of the outstanding revolving loans under our current revolving credit facility into a term loan;

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  the remainder of the outstanding revolving loans under our current revolving credit facility being rolled into a new revolving credit facility with a commitment amount of $30 million, all of which would be available for funding at closing of the Sterling Transaction; and

  •
  up to $7.5 million of the new revolving credit facility commitment would be available for the issuance of letters of credit.

        No principal of the term loan would be payable in fiscal year 2009. Principal of the term loan would be payable in the amount of 1% of the original principal amount of the term loan in each of fiscal years 2010 through 2012 pursuant to quarterly payments due on the last day of each fiscal quarter. Both the term loan and the revolving credit facility would mature on December 31, 2012.

        The term loan and revolving loans under the new credit facility are proposed to bear interest, at our option, at the LIBOR rate (subject to a floor of 2.75%) plus 4.00%, or at the alternate base rate plus 3.00%. We would be able to select 30, 60 or 90 day LIBOR periods.

        We are proposed to pay commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving credit facility. These fees would be payable quarterly in arrears. We are also proposed to pay a closing fee at closing of the proposed facility in an amount equal to 1% of the aggregate term loan and revolving credit commitments, or $700,000. It is proposed that the Administrative Agent would receive an annual fee as Administrative Agent and an arrangement fee pursuant to a separate fee letter to be executed.

        Subject to customary carve-outs for payroll, employee benefit and local petty cash accounts, all material deposit accounts and investment accounts will be subject to customary account control agreements to perfect the lien of the Administrative Agent in such accounts and all such accounts would be held with the Administrative Agent or the Lenders under the proposed credit facility.

        The proposed credit facility will be subject to mandatory prepayment provisions in an amount equal to (a) 100% of the net proceeds of asset dispositions, insurance and condemnation proceeds, subject in each case to customary thresholds and reinvestment provisions, (b) 100% of the net proceeds of subsequent capital contributions (including payments made pursuant to the equity cure provisions described below), subject to customary thresholds, (c) 50% of the amount of tax refunds and other extraordinary receipts and (d) 50% of our annual consolidated excess cash flow (the definition of such term to be determined). These prepayments would be applied in the inverse order of maturity.

        The proposed credit facility would include an equity cure provision pursuant to which additional capital could be contributed to cure any financial covenant default with the majority of the contributed dollars to be applied to repay of the term loan, and at our option, the remaining portion could be used for working capital purposes. The full amount of equity contributed would be a direct add-on to EBITDA.

        The proposed credit facility will contain financial covenants requiring us to maintain:

  •
  minimum EBITDA measured as of the end of each fiscal quarter beginning the first quarter of fiscal year 2010 on a trailing twelve month basis (except to the extent including periods prior to closing, in which case only periods following closing would be measured and except that if our leverage ratio (as described below) is less than 2.00:1.00 for any test date this minimum EBITDA covenant would not be applicable);

  •
  a maximum leverage ratio, defined as the ratio of indebtedness to EBITDA, measured quarterly beginning as of the end of the first quarter of fiscal year 2011, initially set at 4.50:1.00 and decreasing to 3.00:1.00;

  •
  a maximum capital expenditure limit, set at $9,000,000 for fiscal year 2009 and $20,000,000 for each fiscal year thereafter; and

  •
  minimum liquidity, defined as unused availability on the proposed revolving credit facility, plus cash on hand, at $5,000,000 for fiscal year 2011 and $10,000,000 for fiscal year 2012.

        The definition of EBITDA is proposed to be revised to provide for increase by the inclusion of various costs, including certain of those related to the Sterling Transaction and certain restructuring charges incurred by us.

        We would be required to furnish financial reporting to the Lenders within 30 days after each month, 45 days after each quarter and annual audited report within 90 days after the end of each fiscal year, except that the monthly reporting could end after January 1, 2011 if no event of default has then occurred and is continuing.

        At closing the Lenders are proposed to waive all past and present events of default under the existing credit facility and to consent to the change of control arising in connection with the Sterling Transaction.

        The new credit facility would contain customary representations, warranties, covenants and restrictions on our ability to engage in specified activities, subject to customary qualifications and exceptions. The management fee payable by us under the management service agreement described above is proposed to be specifically permitted to be paid under the proposed credit facility, absent an event of default.

        The effectiveness of the proposed credit facility would be conditioned upon usual and customary closing conditions, all in form and substance acceptable to the Administrative Agent and all of the Lenders.

        The term loan and revolving credit facility would continue to be secured by a first priority perfected security interest in our assets and those of our domestic subsidiaries, consistent with the terms of our current credit facility.

        Borrowings under the new credit facility would be subject to significant conditions, including compliance with the financial covenants described above and the other covenants included in the new credit facility and the absence of any material adverse change.

Amendment to Our Bylaws

        In connection with the Securities Purchase Agreement, we have agreed to amend our restated bylaws. The proposed changes to the restated bylaws, which will become effective upon the closing of the Sterling Transaction, include various clarifying changes, revisions to the advance notice provisions governing shareholder proposals of business and shareholder nominations of directors, creation of a Chairman of the Board of Directors position to preside over meetings of our Board of Directors, and shortened notice periods for calling meetings of our Board of Directors. The text of the second restated bylaws are attached as Annex D to this Proxy Statement and marked to show changes from the restated bylaws. Deletions are indicated by strikeouts and additions are indicated by underline.

Information Concerning the Sterling Designees to Our Board of Directors

        If the Sterling Transaction is approved, our Board of Directors will have nine members, consisting of five individuals designated by Sterling. Six of the current members of our Board of Directors will resign to allow for the appointment of the Sterling designees, and the four remaining current members will continue to serve as our directors, albeit in different classes than they are currently allocated. You are not being asked to vote for the election of the Sterling designees.

        This section is only meant to provide information concerning the Sterling designees to our Board of Directors, and detail which of the current members of our Board of Directors will continuing serving if the Sterling Transaction is approved.

        Sterling Designees.    The following individuals are expected to be Sterling's designees for election as members of our Board of Directors upon completion of the Sterling Transaction.

        Steven Chang—Mr. Chang, age 46, is a principal of Sterling Partners, a private equity firm, where he works in strategy. Prior to joining Sterling Partners in April of 2008, Mr. Chang was a partner at Prophet, a marketing and brand consulting firm, from November 2002 until April 2008.

        R. Christopher Hoehn-Saric—Mr. Hoehn-Saric, age 47, is a Senior Managing Director of Sterling Partners, a private equity firm. Mr. Hoehn-Saric has been with Sterling Partners since he founded the firm in 1983 and he serves as a Board Member. From 2003 until 2006, Mr. Hoehn-Saric served as Chairman and Chief Executive Officer of Educate, Inc., a company that provides educational services. Mr. Hoehn-Saric also serves as a director of Sylvan Learning Systems, Educate, Inc., Laureate Education, Inc., and Caliber.

        Mats Lederhausen—Mr. Lederhausen, age 45, founded the investment firm BE-CAUSE in 2007. Prior to forming BE-CAUSE, he served as Managing Director for McDonald's Ventures from 2003 until 2006 and as Head of Global Strategy for McDonald's Corporation from 1999 until 2003. Mr. Lederhausen currently serves as a director of RedBox, ITRIM and BSR, is a special general partner of Cueball, a private equity firm, and serves as a trustee of Ronald McDonald House Charities. He also served as a director of Chipotle Mexican Grill, Inc. from 2000 until 2006.

        Eric Becker—Mr. Becker, age 47, is a Senior Managing Director of Sterling Partners, a private equity firm. Mr, Becker has been with Sterling Partners since 1983.

        Jason Rosenberg—Mr. Rosenberg, age 33, is a Vice President and Principal of Sterling Partners, a private equity firm, where he has worked since August 2005.

        Current Directors Resigning after Sterling Transaction.    The following individuals are expected to resign from our Board of Directors upon completion of the Sterling Transaction:

  •
  Thomas J. Albani

  •
  Christine M. Day

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  Stephen L. Gulis, Jr.

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  William R. McLaughlin

  •
  Michael A. Peel

  •
  Ervin R. Shames

        Current Directors Remaining after Sterling Transaction.    The following individuals are expected to continue serving on our Board of Directors upon completion of the Sterling Transaction:

  •
  Christopher P. Kirchen

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  David T. Kollat

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  Brenda J. Lauderback

  •
  Jean-Michel Valette

        Composition of Board of Directors after Sterling Transaction.    If the Sterling Transaction is consummated and all the above described resignations occur, then our Board of Directors will be comprised of the following directors divided among three classes as follows:

Director	Term Expires	Status
Steven Chang	2009	Sterling Designee
David T. Kollat	2009	Existing Director
Brenda J. Lauderback	2009	Existing Director
R. Christopher Hoehn-Saric	2010	Sterling Designee
Christopher P. Kirchen	2010	Existing Director
Mats Lederhausen	2010	Sterling Designee
Eric Becker	2011	Sterling Designee
Jason Rosenberg	2011	Sterling Designee
Jean-Michel Valette	2011	Existing Director

Absence of Dissenters' Rights

        Select Comfort is incorporated in the State of Minnesota and, accordingly, subject to the Minnesota Business Corporation Act. Our shareholders are not entitled to dissenters' rights under the Minnesota Business Corporation Act with respect to the proposed Sterling Transaction.

AMEND ARTICLES TO INCREASE AUTHORIZED COMMON STOCK

(Proposal 2)

 Increase Authorized Shares of our Common Stock

        Our Board of Directors believes that it is advisable to amend Article III of our Third Restated Articles of Incorporation to increase the number of authorized shares of common stock from 142.5 million shares to 245 million shares.

        As of May 22, 2009, of the 142.5 million shares of our common stock authorized by our Third Restated Articles of Incorporation, approximately 45,242,183 shares were issued and outstanding and approximately 4,429,280 shares were reserved for issuance under our stock incentive plans. If the Sterling Transaction is completed, 50 million shares of our common stock will be issued to Sterling. After the proposed increase in the number of authorized shares of our common stock to 245 million shares and the Sterling Transaction, approximately 145.3 million shares of our common stock would be authorized, but unissued and not reserved for issuance.

        Our Board of Directors believes that this amount of authorized common stock will provide us with greater flexibility in effecting future acquisitions and financings without the delay and expense associated with obtaining the approval or consent of our shareholders to increase the amount of authorized common stock at the same time the shares are needed. We expect that our future growth may require the use of our common stock from time to time either as consideration for acquisitions or as part of a financing for us either through the use of our common stock or securities convertible into our common stock. Such shares may be issued in conjunction with both public offerings and private placements of shares of our common stock. Such shares could also be used for our stock-based compensation plans, subject to appropriate shareholder approval. Our shareholders other than Sterling do not have any preemptive rights to purchase additional shares of our common stock.

        Our Compensation Committee is considering an increase in the number of shares reserved under our 2004 Stock Incentive Plan after the Sterling Transaction. Any increase in the number of shares reserved under our 2004 Stock Incentive Plan will be subject to approval by our shareholders at that time, which Sterling will be able to control if the Sterling Transaction is approved. Other than the Sterling Transaction and the contemplated increase in the shares available for grants under the 2004 Incentive Plan, we do not have any current plans, proposals or understandings that would require the use of the additional authorized shares of our common stock to be issued.

        The text of the amendment to increase the number of authorized shares of our common stock from 142.5 million shares to 245 million shares can be found in Article III of the Fourth Amended and Restated Articles of Incorporation, which is attached as Annex E to this Proxy Statement and marked to show changes from the Third Restated Articles of Incorporation. Deletions are indicated by strikeouts and additions are indicated by underline. The Fourth Amended and Restated Articles of Incorporation contains the amendment proposed by this Proposal 2, as well as the amendments proposed by Proposal 3.

Vote Required

        The affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy at the meeting, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Special Meeting, is required for the amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 142.5 million shares to 245 million shares. Shares representing broker non-votes on the amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of our common stock will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. An abstention will be treated as unvoted for purposes of determining the approval of the amendment to our Third Restated Articles of Incorporation and, as a result, will have the same effect as a vote "against" for determining whether the amendment to our Third Restated Articles of Incorporation receives a sufficient number of votes to be approved. Signed proxies that lack any specification will be voted "FOR" approval of the amendment to our Third Restated Articles of Incorporation to increase the authorized shares of common stock.

        The approval of the amendments to our Third Restated Articles of Incorporation in Proposals 2 and 3 is conditioned upon approval of the Sterling Transaction in Proposal 1. If you approve Proposals 2 and/or 3, but do not approve Proposal 1, then Proposals 2 and 3 will not be implemented. If you approve Proposal 1, but do not approve Proposals 2 and 3, a condition to Sterling's obligation to close the Sterling Transaction would not be satisfied and therefore, Sterling would have the right, but would not be obligated, to close the Sterling Transaction.

Board of Directors Recommendation

        Our Board of Directors has approved the amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 142.5 million shares to 245 million shares, has determined that this amendment is advisable and in the best interests of our shareholders and recommends that our shareholders vote "FOR" its approval.

Effects of the Amendment to our Third Restated Articles of Incorporation to Increase Authorized Shares of our Common Stock

        Shareholders should consider the following factors which may affect them, as well as the other information contained in this Proxy Statement, in evaluating the proposal to approve the amendment to our Third Restated Articles of Incorporation to increase our authorized shares of common stock.

        Possible Dilution from Future Issuance of Additional Shares.    We are seeking to amend our Third Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 142.5 million shares to 245 million shares, and the interests of the holders of our common stock could be diluted substantially as a result. Any future issuance of additional authorized shares of our common stock could dilute future earnings per share, book value per share and voting power of existing shareholders. Depending upon the circumstances under which such shares are issued, such issuance may reduce shareholders equity per share and may reduce the percentage ownership of common stock of existing shareholders.

        Possible Anti-Takeover Effect from Future Issuances of Additional Shares.    Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock. Our Board of Directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional shares of common stock could be made to render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain an acquisition premium for their shares or to remove incumbent management. Although the increase in the number of authorized shares of our common stock may have an anti-takeover effect, the amendment to our Third Restated Articles of Incorporation has been proposed for the reasons stated above under the heading "—Increase in Authorized Shares of our Common Stock," and our Board of Directors has no present intention to use the proposed increase in the authorized shares of our common stock as a measure aimed at discouraging takeover efforts.

AMEND ARTICLES TO CHANGE VOTING STANDARD FOR ELECTIONS OF DIRECTORS TO A PLURALITY AND MAKE OTHER IMMATERIAL CHANGES

(Proposal 3)

 Change Voting Standard for Elections of Directors to a Plurality

        In connection with the Sterling Transaction, our Board of Directors believes it is advisable to amend our Third Restated Articles of Incorporation to change the voting standard for elections of directors to a plurality of the voting power of shares represented and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present (the "plurality standard"). Currently the voting standard for elections of directors is the affirmative vote of the holders of a majority of the voting power of the shares of capital stock represented and entitled to vote at a duly held meeting (the "majority standard").

        Section 302A.215 of the Minnesota Business Corporation Act provides the statutory default that, unless otherwise provided in a company's articles, directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present. The proposed amendment to change the voting standard for directors elections to a plurality would return our voting standard to the statutory default.

        The effect of the change to a plurality standard is that the nominee for director who receives the most votes cast will be elected to a director, even if the number of votes cast for that nominee do not exceed the number of votes cast against that nominee. The plurality standard is useful where there is a contested election and no single nominee receives enough votes to represent a majority of votes cast. Under the current majority standard, in an election where no single nominee received enough votes to represent a majority of votes cast, the incumbent director would remain in office.

        The text of the amendment to change the voting standard for elections of directors to a plurality of the voting power of shares represented and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present can be found in Article IV of the Fourth Amended and Restated Articles of Incorporation, which is attached as Annex E to this Proxy Statement and marked to show changes from the Third Restated Articles of Incorporation. Deletions are indicated by strikeouts and additions are indicated by underline. The Fourth Amended and Restated Articles of Incorporation contains the amendment proposed by this Proposal 3, as well as the amendments proposed by Proposal 2.

Other Immaterial Changes

        Generally, the immaterial changes to the third amended and restated articles of incorporation add definitions for easier reference, reference the ability of the Board of Directors to take action by authenticated electronic communication, update statutory references for recent amendments, and incorporate prior amendments. The text of the immaterial changes to our Third Restated Articles of Incorporation can be found in the Fourth Amended and Restated Articles of Incorporation, which is attached as Annex E to this Proxy Statement and marked to show changes from the Third Restated Articles of Incorporation. Deletions are indicated by strikeouts and additions are indicated by underline. The Fourth Amended and Restated Articles of Incorporation contains the amendment proposed by this Proposal 3, as well as the amendments proposed by Proposal 2.

Vote Required

        The affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy at the meeting, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Special Meeting, is required for the amendment to our Third Restated Articles of Incorporation to change the voting standard for elections of directors to a plurality of the voting power of shares represented and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present and make certain other immaterial changes. Shares representing broker non-votes on the amendment to our Third Restated Articles of Incorporation to change the voting standard for elections of directors will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. An abstention will be treated as unvoted for purposes of determining the approval of the amendment to our Third Restated Articles of Incorporation and, as a result, will have the same effect as a vote "against" for determining whether the amendment to our Third Restated Articles of Incorporation receives a sufficient number of votes to be approved. Signed proxies that lack any specification will be voted "FOR" approval of the amendment to our Third Restated Articles of Incorporation to change the voting standard for elections of directors to a plurality and make certain other immaterial changes.

        The approval of the amendments to our Third Restated Articles of Incorporation in Proposals 2 and 3 is conditioned upon approval of the Sterling Transaction in Proposal 1. If you approve Proposals 2 and/or 3, but do not approve Proposal 1, then Proposals 2 and 3 will not be implemented. If you approve Proposal 1, but do not approve Proposals 2 and 3, a condition to Sterling's obligation to close the Sterling Transaction would not be satisfied and therefore, Sterling would have the right, but would not be obligated, to close the Sterling Transaction.

Board of Directors Recommendation

        Our Board of Directors has approved the amendment to our Third Restated Articles of Incorporation to change the voting standard for elections of directors to a plurality of the voting power of shares represented and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present and make certain other immaterial changes, has determined that this amendment is advisable and in the best interests of our shareholders and recommends that our shareholders vote "FOR" its approval.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table shows the beneficial ownership of Select Comfort common stock as of May 27, 2009 (unless another date is indicated) by (a) each director and each executive officer named in the Summary Compensation Table on page 21 of the Annual Report on Form 10-K/A, filed on May 4, 2009, (b) all directors and executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of Select Comfort common stock.

        Percentage ownership prior to the initial investment is based on 45,242,183 shares of common stock outstanding on May 27, 2009. Percentage ownership after the Sterling Transaction takes into account the 50 million shares to be issued to Sterling and assumes that the only change in the ownership since May 27, 2009 is as a result of the consummation of the Sterling Transaction and the accelerated vesting of options and awards in connection with the change in control resulting from the Sterling Transaction. As of January 3, 2009, the end of our most recently completed fiscal year, the weighted average exercise price per share of outstanding options was $10.67.

	Shares of Common Stock Beneficially Owned(1)(2)
	Before the Sterling Transaction		After the Sterling Transaction
Name	Amount	Percent of Class	Amount	Percent of Class
Sterling SC Investor, LLC(3)	—	*	50,000,000	52.5%
Thomas J. Albani	280,392	*	280,392	*
Christine M. Day	52,635	*	52,635	*
Stephen L. Gulis, Jr.	41,375	*	41,375	*
Catherine B. Hall(4)	—	*	—	*
Mark A. Kimball(5)	352,039	*	388,899	*
Christopher P. Kirchen	469,335	1.0%	469,335	*
David T. Kollat	212,892	*	212,892	*
Brenda J. Lauderback	66,500	*	66,500	*
William R. McLaughlin(6)	1,842,792	3.9%	2,405,292	2.5%
Michael A. Peel	81,500	*	81,500	*
James C. Raabe(7)	368,725	*	404,804	*
Kathryn V. Roedel(8)	176,953	*	234,344	*
Wendy L. Schoppert(9)	174,062	*	227,500	*
Ervin R. Shames(10)	303,751	*	303,751	*
Jean-Michel Valette	241,714	*	241,714	*
All directors and executive officers as a group (18 persons)(11)	4,798,691	9.9%	5,630,245	5.7%
Adage Capital Partners GP, L.L.C.(12)	6,565,000	14.5%	6,565,000	6.9%
Clinton Group, Inc.(13)	4,415,738	9.8%	4,415,738	4.6%
Sterling Capital Management LLC(14)	4,223,107	9.3%	4,223,107	4.4%
Royce & Associates, LLC(15)	2,427,700	5.4%	2,427,700	2.5%

*
Less than 1% of the outstanding shares.

(1)
Includes shares held by the following persons in securities brokerage accounts, which in certain circumstances under the terms of the standard brokerage account form may involve a pledge of such shares as collateral: Mr. Albani (225,142 shares); Ms. Day (12,385 shares); Mr. Gulis (1,125 shares); Mr. Kimball (27,500 shares); Mr. Kirchen (330,309 shares); Mr. Kollat (101,392 shares); Ms. Lauderback (3,750 shares); Mr. McLaughlin (267,318 shares); Mr. Raabe (70,614 shares);

  Ms. Roedel (7,500 shares), Shames Trust (192,251 shares), Ms. Schoppert (7,500 shares) and Mr. Valette (175,214 shares).

(2)
The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days through the exercise of stock options or warrants: Thomas J. Albani, 55,250 shares; Christine M. Day, 40,250 shares; Stephen L. Gulis, Jr., 40,250 shares; Catherine B. Hall, 0 shares; Mark A. Kimball, 253,287 shares; Christopher P. Kirchen, 96,500 shares; David T. Kollat, 111,500 shares; Brenda J. Lauderback, 62,750 shares; William R. McLaughlin, 1,448,065 shares; Michael A. Peel, 81,500 shares; James C. Raabe, 266,363 shares; Kathryn V. Roedel, 152,297 shares; Wendy L. Schoppert, 150,312 shares; Ervin R. Shames, 111,500 shares; and Jean-Michel Valette, 66,500 shares.

(3)
The business address of Sterling SC Investor, LLC is 1033 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062.

(4)
Ms. Hall resigned her position with the company effective as of October 10, 2008.

(5)
Includes 12,719 shares held under restricted or performance stock grants that have not vested.

(6)
Does not include 382,582 shares held by BWSJ Corporation, for which Mr. McLaughlin serves as a director and is a shareholder. Mr. McLaughlin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 75,000 shares held under restricted or performance stock grants that have not vested.

(7)
Includes 13,156 shares held under restricted or performance stock grants that have not vested.

(8)
Includes 17,156 shares held under restricted or performance stock grants that have not vested.

(9)
Includes 16,250 shares held under restricted or performance stock grants that have not vested.

(10)
Includes 56,250 shares held by Mr. Shames' Family Trust and 136,001 shares held in a GRAT.

(11)
Includes an aggregate of 3,008,551 shares that directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options or warrants. Includes an aggregate of 166,462 shares held under restricted or performance stock grants that have not vested.

(12)
Adage Capital Partners, L.P. ("ACP), Adage Capital Partners GP, L.L.C. ("ACPGP"), Adage Capital Advisors, L.L.C. ("ACA"), Robert Atchinson ("Atchinson") and Phillip Gross ("Gross") reported in a Schedule 13G/A filed with the Securities and Exchange Commission on November 25, 2008 that as of November 21, 2008, ACP, ACPGP, ACA, Atchinson and Gross beneficially owned an aggregate of 6,565,000 shares. The filing indicated that ACP, ACPGP and ACA have shared power to dispose of and shared power to vote 6,565,000 shares. The filing further indicated that ACP has the power to dispose of and the power to vote the shares owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP's operations. Neither ACPGP nor ACA directly own any shares. ACPGP and ACA may be deemed to beneficially own the shares owned by ACP. Atchinson and Gross, as managing members of ACA, have shared power to vote and shared power to dispose of 6,565,000 shares owned by ACP. Neither Atchinson nor Gross directly own any shares however each may be deemed to beneficially own the shares beneficially owned by ACP. The business address of ACP, ACPGP, ACA, Atchinson and Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(13)
Clinton Group, Inc. ("CGI"), Clinton Magnolia Master Fund, Ltd. ("CMAG") and George Hall ("Hall") reported in a Schedule 13D/A filed with the Securities and Exchange Commission on July 1, 2008 that as of June 27, 2008, CGI, CMAG and Hall beneficially owned an aggregate of 4,415,738 shares. By virtue of an investment management agreement with CMAG, CGI has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 4,325,738 shares held by CMAG. By virtue of his direct and indirect control of CGI, Hall is deemed to have shared voting power and shared dispositive power with respect to all shares as to which CGI has voting power or dispositive power, and he individually holds an additional 90,000 shares. Accordingly, CGI and Hall are deemed to have shared voting and shared dispositive power with respect to an aggregate of 4,325,738 shares and Hall has sole voting and dispositive power with respect to an additional 90,000 shares. The business address of CGI and Hall is 9 West 57th Street, 26th Floor, New York, New York 10019. The business address of CMAG is c/o Fortis Fund Services (Cayman) Limited, P.O. Box 2003 GT, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, Cayman Islands.

(14)
Sterling Capital Management LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission on January 22, 2009 that as of December 31, 2008, it beneficially owned 4,223,107 shares and had sole power to vote and sole power to dispose of 4,223,107 shares. The address of Sterling Capital Management LLC is Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, NC 28211. Sterling Capital Management LLC is not affiliated with Sterling Partners, SPC III or Sterling.

(15)
Royce & Associates, LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2008 that as of December 31, 2007, it beneficially owned 2,427,700 shares and had sole power to vote and sole power to dispose of 2,427,700 shares. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

ADJOURNMENTS OF THE SPECIAL MEETING

(Proposal 4)

        If there are insufficient votes at the time of the Special Meeting to approve the Sterling Transaction and other agenda items, we may propose to adjourn our Special Meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve the Sterling Transaction. We currently do not intend to propose adjournment at our Special Meeting if there are sufficient votes to approve the Sterling Transaction. If approval of the proposal to adjourn our Special Meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy at the meeting, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow those of our shareholders who have already sent in their proxies to revoke them at any time prior to their use. If any adjournment of the Special Meeting is required, the date, time, and place of the adjourned meeting will be announced at the Special Meeting.

        Our Board of Directors recommends that you vote "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sterling Transaction. Signed proxies that lack any specification will be voted "FOR" approval of the adjournment of the Special Meeting to solicit additional proxies.

OTHER MATTERS

 Forward-Looking Statements

        This Proxy Statement contains certain forward-looking statements about Select Comfort within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Securities Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against Select Comfort and others following announcement of the proposed Sterling Transaction; (3) the failure to obtain Select Comfort's shareholder approval as required to consummate the proposed Sterling Transaction, (4) the inability to complete the proposed Sterling Transaction due to the failure to satisfy any of the conditions to closing of the proposed Sterling Transaction; (5) the risk that the proposed Sterling Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Sterling Transaction; and (6) other risks, including, among others, the impact of our defaults under our credit agreements; costs and uncertainties related to the outcome of pending litigation; our ability to sustain increased sales, improve operations and realize cost savings; competitive and general economic conditions; and the risks described in our Annual Report on Form 10-K for the year ended January 3, 2009 under the caption "Risk Factors." These risks and uncertainties are not exclusive and further information concerning our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time, including factors that we may consider immaterial or do not anticipate at this time.

        When relying on forward-looking statements to make decisions with respect to Select Comfort, investors and others are cautioned to consider these and other risks and uncertainties. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason except as required under Federal securities laws.

Cautionary Statement Concerning Representations and Warranties Contained in the Securities Purchase Agreement and Related Agreements

        You should not rely upon the representations and warranties contained in the Securities Purchase Agreement or the related agreements or the descriptions of such representations and warranties in this Proxy Statement, as factual information about us or Sterling. The representations and warranties were made only for purposes of the Securities Purchase Agreement and related agreements and were made solely to and for the benefit of us and Sterling, as applicable. The assertions embodied in the representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Securities Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Securities Purchase Agreement and are modified in important part by the corresponding disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Information about us can be found elsewhere in this Proxy Statement and in other public filings we make with the SEC. Information about Sterling can also be found elsewhere in this Proxy Statement.

Shareholder Proposals for 2009 Annual Meeting

        We have not set a date for our 2009 Annual Meeting of Shareholders, but anticipate that it will be delayed by more than 60 days from the anniversary of the 2008 Annual Meeting of Shareholders, which was held on May 14, 2008. Pursuant to Rule 14a-8 promulgated under the Exchange Act, as a result of the 2009 Annual Meeting of Shareholders being changed by more than 30 days from the anniversary of the 2008 Annual Meeting of Shareholders, the new shareholder proposal deadline must be a reasonable time before we begin to print and send our proxy materials for the 2009 Annual Meeting of Shareholders. We will announce the new shareholder proposal deadline when we set the date for the 2009 Annual Meeting of Shareholders.

        Any shareholder proposal requested to be included in the proxy materials for the 2009 Annual Meeting of Shareholders must (i) be received by our Senior Vice President, General Counsel and Secretary on or before the shareholder proposal deadline; and (ii) satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Bylaws.

        Our Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the Board of Directors.

        Specifically, the Bylaws provide that where the date of the annual meeting is delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, written notice of proposed business by the shareholder to be timely must be delivered to the Secretary of our company not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        A shareholder's notice must set forth:

  •
  A description of the proposed business and the reasons for it,

  •
  The name and address of the shareholder making the proposal,

  •
  The class and number of shares of common stock owned by the shareholder, and

  •
  A description of any material interest of the shareholder in the proposed business.

        Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder's notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

Householding Information

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements, annual reports, and Notices of Internet Availability of Proxy Materials. This means that you and other holders of our company's common stock in your household may not receive separate copies of our Proxy Statement. We will promptly deliver an additional copy of the Proxy Statement to you if you call us at (763) 551-7498 or write us at the following address:

    Select Comfort Corporation
    Investor Relations Department
    9800 59th Avenue North
    Plymouth, Minnesota 55442

        Any shareholder who wants to receive separate copies of our proxy statement, annual report on Form 10-K, or Notice of Internet Availability of Proxy Materials in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder, or the shareholder may contact us at the above address and phone number.

Where You Can Find More Information

        We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

    SEC Public Reference Room
    100 F Street NE
    Washington, D.C. 20549

        Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's home page at http://www.sec.gov.

        Our corporate Internet Web site is http://www.selectcomfort.com. Through a link to a third-party content provider, our corporate Web site provides free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronic filing with the SEC. These documents are posted on our Web site at http://www.selectcomfort.com—select the "About Select Comfort" link and then the "Investor Relations" link. The information contained on our Web site or connected to our Web site is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

        Copies of any of the above referenced information will also be made available, free of charge, upon written request to:

    Select Comfort Corporation
    Investor Relations Department
    9800 59th Avenue North
    Plymouth, Minnesota 55442

        We filed a Current Report on Form 8-K on May 26, 2009 reporting the execution of the Securities Purchase Agreement by us and Sterling. A copy of the Securities Purchase Agreement and related documents are filed as exhibits to the Form 8-K.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to be Held on                                    , 2009

        The Notice of Special Meeting and Proxy Statement are available at                                    . As noted above, our shareholders of record will be voting to approve the Sterling Transaction, the amendment to the Third Restated Articles of Incorporation to increase the authorized common stock, the amendment to the Third Restated Articles of Incorporation to change the voting standard for elections of directors to a plurality and certain other immaterial changes, adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sterling Transaction. The Special Meeting will be held at                                     Central Time on                                    ,                                     , 2009, at                                    located at                                     ,                                     , Minnesota            .

        Your vote is important. Whether or not you plan to attend the Special Meeting, please vote your shares of common stock promptly by mail, telephone, or internet as instructed on your proxy card.

By Order of the Board of Directors, Mark A. Kimball Senior Vice President, General Counsel & Secretary

                        , 2009
Plymouth, Minnesota

Annex A

May 22, 2009

CONFIDENTIAL

Board of Directors
Select Comfort Corporation
9800 59th Avenue North
Minneapolis, MN 55442

Dear Directors:

        Select Comfort Corporation (the "Company") has engaged Duff & Phelps, LLC ("Duff & Phelps") as its independent financial advisor to provide an opinion (the "Opinion") to the Board of Directors of the Company (the "Board of Directors") as of the date hereof as to the fairness, from a financial point of view, to the common shareholders of the Company of the consideration to be received by the Company in the sale of common equity described below (the "Proposed Transaction") (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

Description of the Proposed Transaction

        The Proposed Transaction involves the sale of approximately 50 million shares of common stock of the Company to Sterling SC Investor, LLC ("Sterling") and any other investors, if any, under the Agreement (defined herein) for an aggregate price of $35 million (such aggregate price, the "Purchase Price"). As a result of the Proposed Transaction, Sterling will own approximately 52.5% of the outstanding common stock of the Company. The proceeds of the sale of common stock of the Company will primarily be used by the Company to fund operations of the Company.

Scope of Analysis

        In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of our Opinion included, but were not limited to, the items summarized below:

  1.
  Discussed the operations, financial conditions, liquidity needs, future prospects and projected operations and performance of the Company with management of the Company and AlixPartners LLP, the Company's restructuring advisor;

www.duffandphelps.com

  2.
  Discussed the Proposed Transaction with management of the Company, AlixPartners LLP, and Piper Jaffray & Co., the Company's investment banker;

  3.
  Reviewed the Company's filings with the Securities and Exchange Commission (the "SEC"), including the annual report and audited financial statements on Form 10-K for the fiscal year ended January 3, 2009, and unaudited interim financial statements for the Company on Form 10-Q for the quarterly period ended April 4, 2009;

  4.
  Reviewed certain publicly available business and financial information of the Company;

  5.
  Reviewed certain internal financial statements and other financial and operating data concerning the Company, which the Company provided and has identified as being the most current financial statements available;

  6.
  Reviewed certain financial forecasts, including a projected liquidity analysis, prepared by management of the Company;

  7.
  Reviewed the Credit Agreement dated June 9, 2006, and amendments thereto, by and among the Company, its subsidiary borrowers, certain lenders (the "Lenders"), JPMorgan Chase Bank, NA, as administrative agent, and Bank of America, N.A., as syndication agent (the "Credit Agreement");

  8.
  Reviewed drafts of the following documents prepared in connection with or having relevance to the Proposed Transaction:

  a.
  Securities Purchase Agreement dated May 18, 2009 (the "Agreement"), by and among the Company, Sterling, and any other investors, if any;

  b.
  Legal opinion of Oppenheimer Wolff Donnelly LLP, provided May 18, 2009;

  c.
  Management Services Agreement between the Company and Sterling Fund Management, LLC, provided May 18, 2009;

  d.
  Escrow Agreement between the Company, Sterling, and J.P. Morgan Chase Bank, as escrow agent, provided May 18, 2009;

  e.
  Indicative Term Sheet, dated April 3, 2009, provided on behalf of the Lenders to the Company (the "No Equity Investment Term Sheet"); and

  f.
  Indicative Term Sheet, dated May 4, 2009, provided on behalf of the Lenders to the Company in connection with the Proposed Transaction (the "Sterling Term Sheet");

  9.
  Reviewed certain letters of intent and investment proposals submitted in connection with the capital raising and sale process run by Piper Jaffray & Co.;

  10.
  Reviewed a liquidation analysis prepared by AlixPartners LLP, as to the value the stakeholders of the Company would receive in a liquidation of the Company;

  11.
  Reviewed the historical trading price and volume of the Company's common stock, and the publicly traded securities of certain other companies that we deemed relevant;

  12.
  Compared the financial performance of the Company and certain other publicly traded companies that we deemed relevant;

  13.
  Compared certain financial terms of the Proposed Transaction to financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant; and

  14.
  Conducted such other analyses and considered such other factors as we deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

        In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps has, with your consent:

  1.
  Relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

  2.
  Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

  3.
  Assumed that management of the Company has not included in its financial projections the costs or benefits associated with any reduction of management headcount or the provision of management services by Sterling Partners and its affiliates following the Proposed Transaction and that, in light of the fact that management has informed us that it expects such actions to be cash flow neutral or positive, we have assumed such actions will have no impact on the value of the Company's common stock;

  4.
  Assumed that information supplied to Duff & Phelps and representations and warranties made in the Agreement are complete and accurate in all respects;

  5.
  Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

  6.
  Assumed that in the absence of the Proposed Transaction, the Credit Agreement would be amended to reflect terms consistent in all material respects with the No Equity Investment Term Sheet;

  7.
  Assumed that in connection with the Proposed Transaction, the Credit Agreement will be amended to reflect terms consistent in all material respects with the Sterling Term Sheet;

  8.
  Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied, that the Purchase Price is received by the Company and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

  9.
  Relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

  10.
  Assumed that: (i) in the absence of a transaction, such as the Proposed Transaction, in which significant additional equity capital is committed to be provided to the Company, there is a significant risk that the Company would experience a liquidity crisis leading it to seek protection under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, (ii) other than the Proposed Transaction, no other such committed transaction, including without limitation, a rights offering, the direct sale of registered or unregistered common stock, or a follow-on common stock offering, is reasonably available to the Company, and (iii) the holders of shares of the common stock of the Company would receive no value in respect of such shares in the event that the Company sought protection under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code; and

  11.
  Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect (including any delay, limitation, condition or restriction) on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

        In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

        Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company's solvency or of any specific assets or liabilities (contingent or otherwise). Duff & Phelps is not a legal, tax, accounting or regulatory advisor and has relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to such matters, and Duff & Phelps has made no assessment as to the impact or timing implications, if any, of any ongoing legal or regulatory investigations. Duff & Phelps has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, analysis of the Company's credit worthiness, tax advice or accounting advice. Duff & Phelps has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (b) negotiate the terms of the Proposed Transaction (and, therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company's perspective, that could, under the circumstances, be negotiated among the parties to the Agreement and the Proposed Transaction) or (c) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the Company's common stock after announcement of the Proposed Transaction. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

        In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company's officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

        The basis and methodology for this Opinion have been designed specifically for the express purposes of the Board of Directors and may not translate to other purposes. This Opinion (a) does not address the merits of the underlying business decision to enter into the Proposed Transaction or the merits of any alternative transaction, including without limitation, a rights offering, the direct sale of registered or unregistered common stock, or a follow-on common stock offering, (b) is not a recommendation as to how the Board of Directors or any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (c) does not indicate that the consideration received is the best possible consideration attainable under any circumstances. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating, and it does not create, any fiduciary duty on the part of Duff & Phelps to any party.

        Duff & Phelps has prepared this Opinion effective as of the date hereof, and this Opinion speaks as of the date hereof and not any future date. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

        This Opinion is for the information of the Board of Directors, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose without our prior written consent, except to the extent specifically permitted in this paragraph. Subject to the prior written approval of Duff & Phelps, this Opinion may be included in its entirety in any proxy statement distributed to shareholders of the Company in connection with the Proposed Transaction or other document required by law or regulation to be filed with the Securities and Exchange Commission, and you may summarize or otherwise reference the existence of this Opinion in such documents, provided that any such summary or reference language shall also be subject to the prior written approval of Duff & Phelps. Except as described above, without our prior consent, this Opinion may not be quoted from or referred to, in whole or in part, in any written document or used for any other purpose.

        Duff & Phelps has acted as financial advisor to the Board of Directors and will receive a fee for its services. No portion of Duff & Phelps' fee is contingent upon either the conclusion expressed in this Opinion or the consummation of the Proposed Transaction. Pursuant to the terms of the engagement letter between the Company and Duff & Phelps, a portion of Duff & Phelps' fee is payable upon Duff & Phelps' delivery of its Opinion. Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. During the two years preceding the date of this Opinion, our affiliate, Duff & Phelps Securities LLC, provided services to three portfolio companies of Sterling Partners and in each such engagement, Duff & Phelps Securities LLC received customary fees and indemnification.

Conclusion

        Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof, the Purchase Price to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the existing common shareholders of the Company (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

        This Opinion has been approved by the internal opinion committee of Duff & Phelps.

Respectfully submitted,
/s/ DUFF & PHELPS, LLC
DUFF & PHELPS, LLC

Annex B

SECURITIES PURCHASE AGREEMENT

Dated as of May 22, 2009

by and among

Select Comfort Corporation,

Sterling SC Investor, LLC

and

the other investors, if any, listed on the Schedule of Buyers attached hereto

EXHIBITS

Exhibit A	—	Form of Restated Bylaws
Exhibit B	—	Form of Restated Charter
Exhibit C	—	Form of Guarantee
Exhibit D	—	Form of Registration Rights Agreement
Exhibit E	—	Term Sheet for Amended and Restated Credit Agreement
Exhibit F	—	Form of Company Counsel's Legal Opinion
Exhibit G	—	Form of Management Services Agreement
Exhibit H	—	Form of Escrow Agreement
Exhibit I	—	Form of Officer's Termination Certificate

SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of May 22, 2009, by and among Select Comfort Corporation, a Minnesota corporation, with principal offices located at 9800 59th Avenue North, Minneapolis, MN 55442 (the "Company"), Sterling SC Investor, LLC, a Delaware limited liability company ("Sterling") and the other investors, if any, listed on the Schedule of Buyers attached hereto (including Sterling, each, a "Buyer" and, collectively, the "Buyers"). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.

WHEREAS:

        A.    The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

        B.    The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") (the shares of Common Stock purchased by all of the Buyers hereunder being collectively referred to herein as the "Common Shares" or the "Securities," with the certificates representing the Common Shares being referred to as the "Share Certificates").

        C.    Each of the Board of Directors of the Company (the "Company Board") and a committee of the Company Board composed solely of "disinterested directors" (as defined in Section 673 Subd.1(d)(3) of the Minnesota Business Corporation Act (as amended, the "MBCA")) (the "Committee") has, by the vote of a requisite majority of the directors serving thereon, (i)(a) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Buyers, and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Common Shares to the Buyers and the adoption of the Second Restated Bylaws of the Company (the "Restated Bylaws"), in the form attached hereto as Exhibit A; (ii) approved a resolution adopting the Fourth Restated Articles of Incorporation of the Company (the "Restated Charter"), in the form attached hereto as Exhibit B, and resolved to submit to the shareholders of the Company the Restated Charter for approval at a meeting of the shareholders of the Company; and (iii) resolved to recommend to the shareholders of the Company the approval of the execution, delivery and performance of this Agreement, the issuance of the Common Shares to the Buyers and the approval and adoption of the Restated Charter (collectively, the "Proposals"). The recommendations of the Company Board and the Committee that the shareholders vote in favor of each Proposal are collectively referred to herein as the "Company Board Recommendation".

        D.    Concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Sterling Capital Partners III, L.P. has entered into a guarantee, dated as of the date hereof and in the form attached hereto as Exhibit C, in favor of the Company.

        NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:

        1.    PURCHASE AND SALE OF COMMON SHARES.

          a.    Purchase and Sale of Common Shares.     Subject to the satisfaction (or waiver) of the conditions set forth in Sections 9, 10 and 11 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company (the "Closing"), that number of Common Shares set forth opposite such Buyer's name on the Schedule of Buyers, at a purchase price of $0.70 per share, subject to proportional adjustment for stock splits, stock dividends, stock combinations and similar events after the date of this Agreement and prior to the Closing. The aggregate purchase price (the "Purchase Price") for the Common Shares at the Closing purchased by the Buyers shall be $35,000,000.

          b.    Closing Date.     The date and time of the closing of the purchase and sale of the Common Shares (the "Closing Date") shall be 10:00 a.m., Chicago time, on the third Business Day following the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 9, 10 and 11 below (other than any such condition required to be satisfied at the Closing), or such later or earlier date and time as is mutually agreed to by the Company and a Majority of the Buyers. The Closing shall occur at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661, or at such other place as the Company and the Buyers may collectively designate in writing.

          c.    Form of Payment and Delivery.

              (i)  On the Closing Date, (A) each Buyer shall pay to the Company for the Common Shares to be issued and sold to such Buyer on the Closing Date an amount equal to the investment amount for the Common Shares purchased by such Buyer as set forth opposite such Buyer's name on the Schedule of Buyers, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, provided that any payment to be made by Sterling shall be subject to Sterling's right of set-off for its Expenses (as defined below) pursuant to Section 14(m) hereof, and (B) the Company shall deliver to each Buyer a Share Certificate representing the Common Shares that such Buyer is purchasing hereunder on the Closing Date, in each case duly executed on behalf of the Company and the transfer agent and registrar for the Common Stock and registered in the name of such Buyer or its designee.

             (ii)  If any one or more of the Buyers (other than Sterling or any of its Affiliates) shall fail or refuse to fund its obligation under Section 1(c)(i) in a timely manner, or otherwise fail or refuse to purchase the Common Shares that it has or they have agreed to purchase hereunder (such Common Shares, collectively, the "Defaulting Buyer Common Shares"), then, at the election of Sterling, in its sole discretion, Sterling, or any of its designees (if Sterling so elects, any such purchaser, a "Replacement Buyer," and, if multiple purchasers, collectively, the "Replacement Buyers"), may, but shall not be obligated to, purchase all or any portion of the Defaulting Buyer Common Shares on the Closing Date, and each of the Allocation Percentage and the Schedule of Buyers shall be deemed to reflect such adjustment to the number of Common Shares to be purchased by the Replacement Buyer or Replacement Buyers pursuant to this Section 1(c). In no event shall the foregoing relieve any Buyer of its obligations under this Agreement, nor shall it act as a cure of, or election of a remedy with respect to, any breach by a defaulting Buyer.

        2.    BUYERS' REPRESENTATIONS AND WARRANTIES.

        Each Buyer severally (and not jointly) represents and warrants, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

          a.    Investment Purpose.     Such Buyer is acquiring the Securities for such Buyer's own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          b.    Accredited Investor Status.     Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

          c.    Reliance on Exemptions.     Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          d.    Information.     Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors (pursuant to Section 4(d) below or otherwise), if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 14(k) below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          e.    No Governmental Review.     Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          f.    Transfer or Resale.     Such Buyer understands that, other than in accordance with the Registration Rights Agreement (as defined in Section 4(f) below): (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; (iii) other than pursuant to the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing, the Company acknowledges and agrees that the Securities of a Buyer may be pledged by such Buyer or its transferees (each, including each Buyer, an "Investor") in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

          g.    Legends.     Such Buyer understands that, except as set forth below, the Share Certificates shall bear a restrictive legend in the following form (the "1933 Act Legend") (and a stop-transfer order may be placed against transfer of such Share Certificates):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

  The legend set forth above shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144. The Company shall be responsible for the fees of its transfer agent and all of The Depository Trust Company (the "DTC") fees associated with the issuance of the Securities to the Buyers and any legend removal in accordance herewith. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Securities. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2(g) will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 2(g), such holder shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          h.    Authorization; Enforcement; Validity.     Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. Each of this Agreement and the other Transaction Documents to which such Buyer is a party has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms. Each of the Registration Rights Agreement and the other Transaction Documents to be entered into and executed by such Buyer in connection with the Transactions as of the Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Closing and will constitute a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms.

          i.    Residency.     Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

          j.    No Other Agreements.     Such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the Transactions except as set forth in the Transaction Documents.

          k.    Prior Transactions.     During the period commencing on February 9, 2009 and ending on the Business Day immediately preceding the Closing Date (the "Pre-Closing Period"), such Buyer did not purchase or sell any shares of Common Stock. Without limiting the foregoing, during the Pre-Closing Period, such Buyer did not engage in any transaction constituting a "short sale" (as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "1934 Act")) of shares of Common Stock or establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock.

          l.    Available Funds.     Such Buyer has, or will have on or prior to the Closing, sufficient funds in its possession to permit such Buyer to acquire and pay for the Common Shares being purchased by such Buyer at the Closing.

          m.    No General Solicitation.     Such Buyer did not learn of the investment in the Common Shares as a result of any public advertising or general solicitation.

          n.    Brokers and Finders.     Other than as contemplated in this Agreement, no Person will have, as a result of the transaction contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

        3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants, as of the date of this Agreement and on the Closing Date, to each Buyer, that:

          a.    Organization and Qualification; Subsidiaries.     Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and the Subsidiaries. Schedule 3(a) sets forth a true and correct list of the Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization and the percentage of the outstanding Capital Stock or other equity interests of each such entity that is held by the Company or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Except as set forth on Schedule 3(a), each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership or lease of property or the nature of the business conducted or proposed to be conducted by the Company and the Subsidiaries will make such qualification necessary, except where such failure to qualify could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, other than the Liens set forth on Schedule 3(a), and no such Subsidiary owns Capital Stock or holds an equity or similar interest in any other Person.

          b.    Authority; Authorization; Enforcement; Validity.

              (i)  Subject to receipt of the Shareholder Approval (as defined below) (prior to the issuance of the Common Shares), and the filing with the Secretary of State of Minnesota of the Restated Charter (prior to the issuance of the Common Shares), the Company and each of the Subsidiaries has the requisite corporate, partnership or limited liability company power and authority to enter into and perform its obligations under this Agreement, including the issuance of the Common Shares, and under the Registration Rights Agreement, the Management Services Agreement (as defined below), the Amended and Restated Credit Agreement and each of the other Transaction Documents and to consummate the Transactions.

             (ii)  The execution and delivery of the Transaction Documents by the Company and the applicable Subsidiaries and the consummation by the Company and the Subsidiaries of the Transactions, including the issuance of Common Shares and the election or appointment of the Buyer Designees (as defined below) to the Company Board pursuant to Section 5(a) hereof, have been duly authorized by each of the Company Board, the Committee and each of the Subsidiaries' respective boards of directors, and no further consent or authorization is required by or of the Company, any of the Subsidiaries or any of the Company Board (or any committee thereof, including the Committee) or the shareholders, any of the Subsidiaries' boards of directors, other equityholders or holders of beneficial interests of the Company, except for the Shareholder Approval. Without limiting the foregoing, each of the Company Board and the Committee has, by the vote of a requisite majority of the directors serving thereon, (A)(I) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Buyers, and (II) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Common Shares to the Buyers and the adoption of a Second Restated Bylaws of the Restated Bylaws; (B) approved a resolution adopting the Restated Charter, and resolved to submit to the shareholders of the Company the Restated Charter for approval at a meeting of the shareholders of the Company; and (C) resolved to recommend the adoption of the Proposals by the shareholders of the Company. The only votes of the Company's shareholders required to approve and adopt the Transaction Documents and the Transactions are, in the case of each of the Proposals, the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on such business at a duly called meeting of the Company's shareholders, and (2) a majority of the voting power of the minimum number of the shares of Common Stock entitled to vote that would constitute a quorum for the transaction of such business at the meeting (the receipt of sufficient votes required to approve all such Proposals is referred to herein as the "Shareholder Approval").

            (iii)  This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and, to the extent applicable, by the Subsidiaries, and constitute the valid and binding obligations of the Company and the Subsidiaries that are party thereto, enforceable against the Company and the Subsidiaries, as applicable, in accordance with their respective terms. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the Closing Date shall have been duly executed and delivered by the Company and, to the extent applicable, the Subsidiaries, and shall constitute the valid and binding obligations of each of the Company and the Subsidiaries that are party thereto, enforceable against the Company and the Subsidiaries, as applicable, in accordance with their respective terms.

          c.    Capitalization.     The authorized Capital Stock of the Company consists of:

              (i)  5,000,000 shares of Preferred Stock, of which no shares are issued or outstanding; and

             (ii)  142,500,000 shares of Common Stock, of which:

              (A)  45,240,763 shares are issued and outstanding as of the date of this Agreement; and

              (B)  6,725,797 shares are reserved for issuance pursuant to the Company's stock option, restricted stock and employee stock purchase plans described on Schedule 3(c)(ii)(B) (the "Company Stock Award Plans"), including no more than 4,853,521 shares issuable pursuant to outstanding awards under the Company Stock Award Plans as of the date of this Agreement.

  No shares of Common Stock or Preferred Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance under the Company Stock Award Plans; and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding. All of the outstanding or issuable shares of Capital Stock of the Company have been duly authorized and have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

          Except as set forth on Schedule 3(c):

            (1)   no shares of the Capital Stock of the Company or any of the Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of the Subsidiaries;

            (2)   there are no outstanding Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of the Subsidiaries, or Contracts by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of the Subsidiaries or Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of the Subsidiaries;

            (3)   there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act;

            (4)   there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no Contracts by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company or any of the Subsidiaries, and there are no other shareholder agreements or similar agreements to which the Company, any of the Subsidiaries or, to the Company's Knowledge, any holder of the Company's Capital Stock is a party;

            (5)   there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities;

            (6)   the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and

            (7)   to the Company's Knowledge, no officer or director of the Company or beneficial owner of any of the Company's outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.

          The Company has furnished to each Buyer true and correct copies of:

            (W) the Third Restated Articles of Incorporation of the Company, as amended and in effect (the "Articles of Incorporation");

            (X)  the Restated Bylaws of the Company, as amended and in effect (the "Bylaws");

            (Y)  the organizational documents of each of the Subsidiaries, as amended and in effect; and

            (Z)  all documents and instruments containing the terms of all securities, if any, that, directly or indirectly, are convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

          d.    Issuance of Securities.     The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free from Taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Buyers set forth in Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(g), 2(i) and 2(m), the issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.

          e.    No Conflicts.     Except as provided on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of the Subsidiaries that is a party thereto, the performance by the Company and each of such Subsidiaries of its respective obligations hereunder and thereunder and the consummation by the Company of the Transactions (including the issuance of the Common Shares) will not:

              (i)  result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of the Company or any of the Subsidiaries;

             (ii)  conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party; or

            (iii)  result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected.

  Neither the Company nor any of the Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of the Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any Contract, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to the Company or the Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or result in the acceleration of any Indebtedness or other obligation. The business of the Company and the Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          f.    Required Filings and Consents.     The execution, delivery and performance of this Agreement by the Company and the Subsidiaries, as applicable, and the consummation by the Company and the Subsidiaries, as applicable, of the Transactions, including the issuance of the Common Shares to the Buyers, do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person, which if not obtained would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, other than: (i) the filing and recordation of the Restated Charter with the Secretary of State of the State of Minnesota; (ii) applicable requirements of the 1934 Act; (iii) any filings with, and approvals from, relevant state securities administrators or related to the blue sky laws of various states; (iv) the filing with the SEC of the Proxy Statement (as defined below); (v) filings with The NASDAQ Stock Market ("NASDAQ"); (vi) the Shareholder Approval; and (vii) those consents, approvals or other authorizations of, or filings with or notifications to, any Governmental Entity or any other Person identified in Schedule 3(f)(vii), including the waiver and consent by GE Money Bank with respect to the Amended and Restated Private Label Consumer Credit Program Agreement, dated as of December 5, 2005, between the Company and GE Money Bank (the "GE Consent"; the GE Consent and the items described in clauses (i) through (vi) of this Section 3(f), collectively are referred to as the "Required Company Consents").

          g.    SEC Documents; Financial Statements.

              (i)  Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. All of the foregoing items filed with the SEC (but not those items that merely were furnished to the SEC) prior to the date this representation is made but after December 30, 2007, together with any filings made by the Company with the SEC pursuant to the 1933 Act since December 30, 2007, are referred to herein as the "SEC Documents." The Company's consolidated balance sheet as of January 3, 2009, as included in the Company's annual report on Form 10-K for the period then ended, as filed with the SEC on March 19, 2009 and amended on Form 10-K/A on May 4, 2009 (the "Most Recent 10-K"), is referred to herein as the "Most Recent Balance Sheet." A complete and accurate list of the SEC Documents is set forth on Schedule 3(g)(i). Each of the SEC Documents was filed with the SEC via the SEC's EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC's EDGAR system no less than five Business Days prior to the date this representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

             (ii)  As of their respective filing dates, the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes as permitted under SEC rules) and fairly present in all material respects the financial position of the Company and the Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).

            (iii)  Since December 31, 2006, none of the Company, the Subsidiaries and their respective officers and directors has made any filing with the SEC, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or any of the Subsidiaries or otherwise relating to the Company or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

            (iv)  Except as required by the Amended and Restated Credit Agreement (as defined in Section 4(g)), the Company is not required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.

             (v)  There is no material transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five Business Days prior to the date of this Agreement.

            (vi)  Since December 31, 2006, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of the Subsidiaries.

           (vii)  The Company has never been a "shell company" (as defined in Rule 12b-2 under the 1934 Act).

          h.    Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.

              (i)  The Company and the Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, "Sarbanes-Oxley").

             (ii)  Since December 31, 2006, neither the Company nor any of the Subsidiaries nor any director or officer of the Company or any of the Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in any improper accounting or auditing practices.

            (iii)  Since December 31, 2006, no attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of the Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.

            (iv)  The Company has kept, and has caused each of the Subsidiaries to, at all times since December 31, 2006, keep, books, records and accounts with respect to all of such Person's business activities, in accordance with GAAP consistently applied. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

             (v)  The Company has timely filed and made publicly available on the SEC's EDGAR system no less than five Business Days prior to the date of this representation, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any SEC Documents.

            (vi)  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such disclosure controls and procedures are, and at all times have been, effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC's rules and forms and (B) is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

           (vii)  The Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act; and such internal control is effective and does not have any material weaknesses or significant deficiencies.

          i.    Absence of Certain Changes.     Since January 3, 2009, neither the Company nor any of the Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Since January 3, 2009, except as set forth on Schedule 3(i), neither the Company nor any of the Subsidiaries has had any capital expenditures outside the ordinary course of its business. Since January 3, 2009, except as set forth on Schedule 3(i), neither the Company nor any of the Subsidiaries has had or made, as applicable, any (i) grant or provision of severance or termination payments or benefits to any director or officer of the Company or any Subsidiary or employee, independent contractor or consultant of the Company or any of the Subsidiaries, (ii) material increase in the compensation, perquisites or benefits payable to any director, officer, employee, independent contractor or consultant of the Company or any of the Subsidiaries, (iii) grant of equity or equity-based awards that may be settled in shares of Common Stock, Preferred Stock or any other securities of the Company or any Subsidiary or the value of which is linked directly or indirectly, in whole or in part, to the price or value of any shares of Common Stock, Preferred Stock or other securities of the Company or any Subsidiary, (iv) acceleration in the vesting or payment of compensation payable or benefits provided or to become payable or provided to any current or former director, officer, employee, independent contractor or consultant, (v) change in the terms of any outstanding Option with respect to any shares of the Company's Common Stock or any other securities of the Company or (vi) establishment or adoption of any new arrangement that would be a Company Benefit Plan or termination or material amendment of any existing Company Benefit Plan (other than changes made in the ordinary course of business consistent with past practice or as may be necessary to comply with applicable Laws, in either case that do not materially increase the costs of any such Company Benefit Plans).

          j.    Absence of Litigation.     Except as set forth on Schedule 3(j), (i) there is no material action, suit, proceeding, inquiry or investigation ("Litigation") before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company's Knowledge, threatened against or affecting the Company or any of the Subsidiaries, and (ii) to the Knowledge of the Company, no director or officer of the Company or any of the Subsidiaries has been involved in securities-related Litigation since January 1, 2004.

          k.    Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances.     Since January 3, 2009, there has been no Company Material Adverse Effect and no circumstances exist that, in the aggregate, would reasonably be expected to be, cause or have a Company Material Adverse Effect. Except (i) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet or specifically described in the notes to the financial statements set forth in the Most Recent 10-K, (ii) as incurred since the date thereof in the ordinary course of business consistent with past practice, (iii) as incurred on the Closing Date under the Transaction Documents, or (iv) as set forth on Schedule 3(k), neither the Company, nor any of the Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. To the Company's Knowledge, no representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

          l.    Acknowledgment Regarding Buyers' Purchase of Common Shares.     The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the Transactions. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the Transactions, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the Transactions is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the decision of the Company to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

          m.    No General Solicitation.     Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.

          n.    No Integrated Offering.     Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, or the shareholder approval requirements of the Principal Market (as defined in Section 3(u)), or any other regulatory or self-regulatory authority.

          o.    Benefit Plans.

              (i)  Schedule 3(o)(i) contains a true, complete and correct list of each Material Company Benefit Plan. Each Company Stock Award Plan is denoted as such on Schedule 3(o)(i). No Company Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) (a "Multiemployer Plan") or a "multiple employer plan" (within the meaning of Section 4063 of ERISA) (a "Multiple Employer Plan"). No entity other than the Company and the Subsidiaries is a member of the Company's "controlled group" (within the meaning of Section 414 of the Code).

             (ii)  With respect to each Material Company Benefit Plan, the Company has provided or made available to the Buyers true, complete and correct copies of (A) all such plan texts and agreements and related trust agreements (or other funding vehicles); (B) the most recent summary plan descriptions and material employee communications concerning the extent of the benefits provided under a Material Company Benefit Plan; (C) the three most recent annual reports (including all schedules); (D) the three most recent annual audited financial statements and opinions; (E) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the "IRS"); and (vi) all material communications with any Governmental Entity given or received since January 1, 2003. There is no present intention that any Material Company Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the level thereof) under any Company Benefit Plan at any time within the 12 months immediately following the date of this Agreement.

            (iii)  Since December 31, 2007, there has not been any amendment or change in interpretation relating to any Company Benefit Plan, which would, in the case of any Material Company Benefit Plan, materially increase the cost of administering or providing benefits under such Material Company Benefit Plan, or, in the case of any Company Benefit Plan other than a Material Company Benefit Plan, materially increase the aggregate cost to the Company of all Company Benefit Plans that are not Material Company Benefit Plans.

            (iv)  No Material Company Benefit Plan is subject to Title IV or Section 302 or 303 of ERISA or Section 412, 430 or 4971 of the Code and the Company and each of the Subsidiaries will have no liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title IV or Section 302 or 303 of ERISA or Section 412, 430 or 4971 of the Code. Neither the Company nor any of the Subsidiaries has, at any time during the last six years, contributed to or been obligated to contribute to, or had any liability with respect to, any Multiemployer Plan or Multiple Employer Plan.

             (v)  Each Company Benefit Plan that requires registration with a Governmental Entity has been properly registered, except where any failure to register would not reasonably be expected to result in material liability to the Company. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has been issued a favorable determination letter by the IRS with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and no event has occurred since the date of such determination that would reasonably be expected to adversely affect such qualification or exemption. Each Company Benefit Plan has been established and administered in compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable Laws, except where such noncompliance would not reasonably be expected to result in material liability to the Company. No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any current or former member of its "controlled group" (within the meaning of Section 414 of the Code) to any material (A) Tax, penalty, fine, (B) Lien (other than a Permitted Lien) or (C) other liability imposed by ERISA, the Code or other applicable Laws.

            (vi)  There are no (A) Company Benefit Plans under which welfare benefits are provided to past employees or made available to present employees of the Company and the Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Recommendation Act of 1985, as amended or Section 4980B of the Code, the cost of which is fully paid by such employees or their dependents; or (B) unfunded Company Benefit Plan obligations with respect to any past or present employees of the Company and the Subsidiaries that are not fairly reflected by reserves shown on the most recent financial statements contained in the SEC Documents, except as would not have, or reasonably be expected to have, a Company Material Adverse Effect.

           (vii)  Except as set forth on Schedule 3(o)(vii), neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in combination with another event): (A) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and the Subsidiaries or with respect to any Company Benefit Plan; (B) increase any benefits otherwise payable under any Company Benefit Plan; (C) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (D) result in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (E) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans; or (F) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code.

          (viii)  None of the Company, any of the Subsidiaries, or any Company Benefit Plan, nor to the Knowledge of the Company, any "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which has resulted or would reasonably be expected to result in any material liability to the Company and the Subsidiaries, taken as a whole. With respect to any Material Company Benefit Plan (A) no claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or investigations before any Governmental Entity (including any administrative investigation, audit or other proceeding by the Department of Labor or the IRS but excluding routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (B) to the Knowledge of the Company, no events or conditions have occurred or exist that would reasonably be expected to give rise to any such claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or investigations before any Governmental Entity, except in each case such as would not reasonably be expected to have a Company Material Adverse Effect.

            (ix)  Each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) of the Company is in a form which complies with the requirements of Code Section 409A so that the additional tax (described in Code Section 409A(a)(1)(B)) will not be assessed with respect to amounts that are or may become due thereunder. Each Company Option is exempt from being considered deferred compensation for purposes of Code Section 409A as a result of compliance with Treasury Regulation Section 1.409A-1(b)(5)(i)(A).

             (x)  Every Option issued by the Company was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable laws, rules and regulations, including the rules and regulations of NASDAQ, and (ii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the 1933 Act and the 1934 Act and the rules and regulations thereunder, including Rule 402 of Regulation S-K, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such Option (including the issuance and exercise thereof).

            (xi)  Each Company Benefit Plan that has been adopted or maintained by the Company or any of its Affiliates, whether informally or formally, or with respect to which the Company or any of its Affiliates will or may have any liability, for the benefit of employees of the Company or any of the Subsidiaries who perform services outside the United States (each a "Company International Employee Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. No Company International Employee Plan is a defined benefit pension plan. Furthermore, no Company International Employee Plan has unfunded liabilities that, as of the Closing, will not be offset by insurance or fully accrued on the Company's balance sheets included in or incorporated by reference into the SEC Documents. Except as required by law, no condition exists that would prevent the Company from terminating or amending any Company International Employee Plan at any time for any reason without liability to the Company or any of its Affiliates (other than ordinary administration expenses or routine claims for benefits). Except as would not reasonably be expected to result in a material liability to the Company, each Company International Employee Plan (A) has been maintained in accordance with all applicable requirements, and (B) is intended to qualify for special tax treatment, meets all requirements for such treatment.

          p.    Employee Relations.     Neither the Company nor any of the Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. None of the employees of the Company or any of the Subsidiaries is or has been a member of a union that relates to such employee's relationship with the Company, and neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a current report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual's employment with the Company. To the Knowledge of the Company, no executive officer of the Company is, or has been, in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters. To the Knowledge of the Company, and each of the Subsidiaries, it is and has been since December 31, 2006, in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours.

          q.    Intellectual Property Rights.

              (i)  The Company or one of the Subsidiaries owns all right, title and interest in and to, or has a valid license to use and distribute, in the manner in which it is used and/or distributed, all Intellectual Property used or distributed in connection with the business of the Company and the Subsidiaries ("Company IP"). The consummation of the Transactions will not impair the validity, enforceability, ownership or right of the Company or any of the Subsidiaries to use or distribute, in the manner in which it is used and/or distributed, any Intellectual Property currently owned, used or distributed by the Company or any of the Subsidiaries.

             (ii)  Schedule 3(q)(ii) sets forth all registered and material unregistered trademarks and service marks, trademark and service mark registration applications, domain name registrations, copyright registrations, copyright registration applications, patents and patent applications, currently owned by, or exclusively licensed to, the Company or any of the Subsidiaries ("Listed IP").

            (iii)  Each trademark registration, service mark registration, copyright registration, domain name registration and patent that is owned by the Company or any of the Subsidiaries has been maintained in compliance in all material respects with all legal requirements applicable to post-filing maintenance and post-registration maintenance thereof (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and annuity and maintenance fees with respect to patents). All Intellectual Property owned by the Company or the Subsidiaries ("Owned IP") is owned free and clear of all Liens, except for the Liens set forth on Schedule 3(q)(iii) and the Permitted Liens. Except as set forth on Schedule 3(q)(iii), no Owned IP is currently involved in any opposition, cancellation, interference, reissue or re-examination proceeding, or other challenge to its validity or enforceability, and no such action has been threatened in writing against the Company within the three years prior to the date of this Agreement. To the Knowledge of the Company, neither the Company's in-house legal counsel nor outside intellectual property counsel retained by the Company has formally concluded that any of the Listed IP is, or may be, invalid or unenforceable.

            (iv)  There are no, and have not been within the previous three years any, claims, actions, causes of action, proceedings, judgments or investigations pending or instituted against the Company or any of the Subsidiaries or, to the Knowledge of the Company, threatened by any Person, contesting or challenging the right of the Company or any of the Subsidiaries to use or distribute, or the validity or enforceability of, any of the Company IP or alleging that any Company IP infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third party. Neither the Company nor any of the Subsidiaries has received any notice (written or oral) claiming that it has infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any third party. The Company has not undertaken or authorized legal counsel to undertake any investigation as to whether any Company IP infringes, misappropriates or otherwise violates any third party Intellectual Property and, without limiting the generality of the foregoing, the Company has not received a non-infringement legal opinion with respect to any Company IP. Except as set forth in Schedule 3(q)(iv), to the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any of the Owned IP.

             (v)  The Company and the Subsidiaries make reasonable efforts to secure ownership, protect and maintain the Owned IP, including, (A) requiring each employee and independent contractor involved in the development of any Intellectual Property on behalf of the Company or the Subsidiaries to assign all rights, title and interest in and to such Intellectual Property to the Company or the Subsidiaries, as applicable, and (B) assuring that all agreements granting to third parties the right to manufacture or distribute products under the Company or any of the Subsidiaries trademarks give the Company or the Subsidiaries rights to control the quality of such products sold under the agreements. To the Knowledge of the Company, there has been no material unauthorized disclosure of any confidential information or trade secrets used in connection with the conduct of the business of the Company or any Subsidiary.

            (vi)  Except as set forth on Schedule 3(q)(vi), none of the products of the Company or any Subsidiary contain any software commonly referred to as "open source," "free" or "public library" software (such as, but not limited to, software licensed under the GNU General Public License, BSD License or Apache) (collectively, "Open Source Software," and all licenses under which such Open Source Software is used is herein, collectively, the "Open Source Licenses"). Except as set forth on Schedule 3(q)(vi), (A) the Company and the Subsidiaries have complied with all of the material requirements of the Open Source Licenses, including, all notice requirements of the Open Source Licenses, (B) none of the Open Source Software as incorporated in any product of the Company or any Subsidiary has been modified by either the Company or any of the Subsidiaries, and (C) neither the Company nor any of the Subsidiaries is required to provide any source code for any product of the Company or any Subsidiary to any party pursuant to any of the Open Source Licenses or as a result of using any of the Open Source Software.

           (vii)  The computer software, hardware, systems and databases used internally in, or outsourced to others for, the operation of the businesses of the Company and the Subsidiaries, has not suffered any material failures, errors or breakdowns in within the past 12 months which have caused any substantial disruption or interruption in their business.

          (viii)  The Company and the Subsidiaries are in compliance in all material respects with applicable Laws relating to data protection and privacy and their own privacy policies. Except as set forth on Schedule 3(q)(viii), neither the Company nor the Subsidiaries have been the subject of a security breach which, under any applicable Law, required notice thereof to any Person. To the Company's Knowledge, the Company has not experienced any such breach of security of personally identifiable information maintained, processed or transmitted by the Company whether or not such security breach required notice thereof to any Person under any applicable Law.

          r.    Environmental Laws.     To the Knowledge of the Company, each of the Company and the Subsidiaries (i) is, and has at all times been, in compliance with any and all, and has not violated any, Environmental Laws, (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval.

          s.    Insurance.     Schedule 3(s) sets forth a list of all material insurance policies of the Company and each Subsidiary (including the insurer, the type of policy and the policy limits) relating to the business of the Company and each Subsidiary. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect.

          t.    Regulatory Permits.     To the Company's Knowledge, the Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made ("Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and the Subsidiaries have no reason to believe that they will not be able to obtain necessary Permits as and when necessary to enable the Company and the Subsidiaries to conduct their respective businesses.

          u.    Principal Market.     The Company is not in violation of any of the rules, regulations or requirements of the NASDAQ Global Select Market (the "Principal Market;" provided however, that, if at any time after the date of this Agreement the principal national stock exchange or trading market for Common Stock is other than the NASDAQ Global Select Market, the term "Principal Market" shall at such time mean such other national stock exchange or trading market) and has no Knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading of, the Common Stock by the Principal Market in the foreseeable future. Since December 30, 2006, (i) the Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting, or termination of the trading, of the Common Stock from the Principal Market.

          v.    Tax Status.

              (i)  The Company and each of the Subsidiaries (A) has made or filed all federal, state, local and foreign income and all other Tax returns, reports and declarations required by any jurisdiction to which it is subject and all such Tax returns are true, correct and complete in all material respects, (B) has paid fully and timely all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (C) has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (A) above) apply. There are no unpaid Taxes claimed to be due from the Company or any of the Subsidiaries by the taxing authority of any jurisdiction, and, to the Company's Knowledge, there is no basis for any such claim.

             (ii)  Except as set forth on Schedule 3(v)(ii), there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of the Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending. The Company has not received any requests for information by any Tax authority that are currently outstanding that would reasonably be expected to adversely affect in any material respect the Taxes of the Company or any of the Subsidiaries.

            (iii)  Except as set forth on Schedule 3(v)(iii), no audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any of the Subsidiaries.

            (iv)  Neither the Company nor any of the Subsidiaries is a party to any Tax sharing or similar Tax agreement (other than an agreement exclusively between or among the Company and the Subsidiaries) pursuant to which it will have any obligation to make any payments on account of indemnification for Taxes. Neither the Company nor any of the Subsidiaries has any liability as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, other than a group of which the Company and the Subsidiaries are currently members, or as a result of a Tax sharing, Tax indemnity or Tax allocation agreement.

             (v)  Neither the Company nor any of the Subsidiaries has distributed stock of another Person or, to the Company's Knowledge, had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code in the two years prior to the date of this Agreement.

            (vi)  To the Company's Knowledge, neither the Company nor any of the Subsidiaries will be required based upon actions taken by the Company or any of the Subsidiaries prior to the Closing to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date.

           (vii)  Neither the Company nor any of the Subsidiaries is a party to any understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(ii) of the Code, or has "participated" in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 (without regard to Section (b)(3) thereof) (each a "Prohibited Transaction").

          (viii)  Neither the Company nor any of the Subsidiaries has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code or been requested to do so in connection with any transaction or proposed transaction.

            (ix)  Neither the Company nor any of the Subsidiaries is a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Code, and the Treasury Regulations promulgated thereunder.

             (x)  The Company has provided or made available to Buyer true, complete and correct copies of (A) all material Tax returns filed by the Company or any of the Subsidiaries for Tax years ending in 2005 and thereafter and (B) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, and similar documents sent to or received by the Company or any of the Subsidiaries relating to Taxes.

          w.    Transactions With Related Parties.     Except as set forth on Schedule 3(w) , there have been no transactions that are required to be reported under 17 C.F.R. 229.404(a) ("Related Party Transactions"), that have not already been disclosed in the SEC Documents.

          x.    Application of Takeover Protections; Rights Agreement.     The Company, the Company Board and the Committee have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the Articles of Incorporation or any certificates of designations or the Laws of the State of Minnesota to the Transactions, the Company's issuance of the Securities in accordance with the terms hereof and any Buyer's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          y.    Foreign Corrupt Practices.     Neither the Company, nor any of the Subsidiaries, nor to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          z.    Outstanding Indebtedness; Liens.     Except as set forth on Schedule 3(z)(i) , (i) neither the Company nor any of the Subsidiaries has any, nor upon consummation of the Transactions will have any, outstanding Indebtedness, (ii) there are no, and upon consummation of the Transactions there will not be any, Liens on any of the assets of the Company and the Subsidiaries other than Permitted Liens, and (iii) there are no, and upon consummation of the Transactions there will not be any, financing statements securing obligations of any amounts filed against the Company or any of the Subsidiaries or any of their respective assets. Other than the "Defaults" and "Events of Default" (each as defined in the Existing Credit Agreement (as defined below)) identified on Schedule 3(z)(ii) (collectively, the "Existing Credit Defaults"), there are no other "Defaults" or "Events of Default."

          aa.    Real Property.     Except as set forth on Schedule 3(aa)(i), neither the Company nor any of the Subsidiaries owns in fee any real property. All of the Real Property Leases (as defined below) are valid and in full force and effect and are enforceable against all parties thereto. Neither the Company nor any of the Subsidiaries nor, to the Company's Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company's or any of the Subsidiaries' interest in and title to the Real Property subject to any of such Real Property Leases. Except as set forth on Schedule 3(aa)(ii), no Real Property Lease is subject to termination, modification or acceleration as a result of the sale of the Common Shares or any of the other Transactions. For purposes hereof, "Real Property Lease" means each lease and other agreement with respect to which the Company or any of the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property; and "Real Property" means all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of the Subsidiaries, (ii) in connection with which the Company or any of the Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of the Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business.

          bb.    Personal Property.     The Company and the Subsidiaries have good and marketable title to all of the personal property owned by them that are material to their businesses, in each case free and clear of any Lien, other than Permitted Liens, and holds any leased personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made thereof by them (the "Assets"). The Assets include all personal property necessary for the conduct of the Company's and the Subsidiaries' businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein, that would be material to the business of the Company or any of the Subsidiaries.

          cc.    Contracts.

              (i)  As of the date of this Agreement, except for those Contracts listed on Schedule 3(cc)(i) or as an exhibit to the Most Recent 10-K (the "Company Contracts"), neither the Company nor any of the Subsidiaries is a party to or bound by any Contract: (A) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the 1933 Act) to be performed in full or in part after the date of this Agreement; (B) which constitutes a Contract relating to Indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) by it; (C) which constitutes a Contract relating to the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in excess of $250,000; (D) with any sole source supplier material to the conduct of the business of the Company or the Subsidiaries; (E) which grants any third party any exclusive rights or pursuant to which the Company has licensed any Owned IP to any third party (other than to distributors or manufacturers in the ordinary course of business of the Company or any Subsidiary); or (F) which contains any provision that would restrict or limit, in any material respect, the conduct of business of the Company, any Subsidiary or any of their respective Affiliates (or any Affiliate of any such Affiliate of the Company or any of the Subsidiaries) after the Closing. The Company has provided the Buyers access to true, complete and correct copies of each Contract of the type described in clause (i) of this Section 3(cc).

             (ii)  Each Company Contract is valid and binding on the Company and any of the Subsidiaries that is a party thereto, as applicable, and in full force and effect, other than any such Company Contract that expires or is terminated after the date of this Agreement in accordance with its terms or amended by agreement with the counterparty thereto (provided that, if any such Company Contract is so amended in accordance with its terms after the date of this Agreement (provided such amendment is not prohibited by the terms of this Agreement), then to the extent the representation and warranty contained in this sentence is made or deemed made as of any date that is after the date of such amendment, the reference to "Company Contract" in the first clause of this sentence shall be deemed to be a reference to such contract as so amended). Except as set forth on Schedule 3(cc)(ii), to the Knowledge of the Company, each Company Contract is in good standing, valid and effective against the counterparties thereto, in accordance with its terms, and there is not, under any of such Company Contracts, any existing default by the Company or any of the Subsidiaries or, to the Knowledge of the Company, the counterparties thereto, or any event or circumstance which, with notice or lapse of time or both, would become a default by the Company or any of the Subsidiaries or, to the Knowledge of the Company, the counterparties thereto, other than failures to be in good standing and defaults under such Company Contracts which would not reasonably be expected to result in the non-renewal, termination or material modification of the terms of any Company Contract or otherwise have a Company Material Adverse Effect. No party to any Company Contract has notified the Company or any Subsidiary that such party intends to cancel, not renew or terminate the Company Contract, exercise any rights or remedies under a Company Contract that would be adverse to the Company, or exercise or not exercise any option under a Company Contract. Except as set forth on Schedule 3(cc)(ii), no Company Contract is subject to termination, modification or acceleration as a result of the sale of the Common Shares or any of the other Transactions.

          dd.    Investment Company.     The Company is not, and upon the Closing will not be, an "investment company," a company controlled by an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

          ee.    Fairness Opinion.     The Company has received a written opinion from Duff & Phelps LLC, financial advisor to the Company Board, to the effect that, as of the date of such opinion, and based upon and subject to the matters set forth therein, the Purchase Price to be received by the Company in exchange for the issuance and sale of the Common Shares is fair, from a financial point of view, to the common shareholders of the Company (without giving effect to any impact of the proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

        4.    PRE-CLOSING COVENANTS.     Unless otherwise waived and consented to by a Majority of the Buyers from the date of this Agreement until the Closing Date or the date this Agreement terminates:

          a.    Shareholders Meeting.     The Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Shareholder Approval as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement or the Company otherwise determines in good faith that such Proxy Statement will not be reviewed by the SEC. The Company shall use its reasonable best efforts to obtain the Shareholder Approval at the Company Shareholders Meeting.

          b.    Proxy Material.

              (i)  In connection with the Company Shareholders Meeting, the Company will (A) as promptly as reasonably practicable after the date of this Agreement prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, the "Proxy Statement") related to the consideration of the Proposals at the Company Shareholders Meeting, (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and provide copies of such comments to Sterling promptly upon receipt and provide copies of proposed responses to Sterling a reasonable time prior to filing to allow Sterling the opportunity to provide meaningful comment, (C) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by applicable Law, (D) mail to its shareholders as promptly as reasonably practicable the Proxy Statement and all other customary proxy or other materials for meetings such as the Company Shareholders Meeting, (E) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company's shareholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting, and (F) otherwise comply with all requirements of Law applicable to any Company Shareholders Meeting. The Buyers shall cooperate with the Company in connection with the preparation of the Proxy Statement and any amendments or supplements thereto, including promptly furnishing the Company, upon request, with any and all information as may be required to be set forth in the Proxy Statement under applicable law. The Company will provide Sterling a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto, and shall give reasonable consideration to any such comments proposed, prior to mailing the Proxy Statement to the Company's shareholders. The Proxy Statement shall include the Company Board Recommendation.

             (ii)  If, at any time prior to the Company Shareholders Meeting, any information relating to the Company or any of the Buyers or any of their respective Affiliates should be discovered by the Company or any of the Buyers which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company's shareholders.

            (iii)  The Company represents, warrants, covenants and agrees that (A) none of the information included or incorporated by reference in the Proxy Statement or any other document filed with the SEC in connection with the Transactions (all such other documents, the "Other Filings") shall, in the case of the Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein in reliance on, and conformity with, information supplied in writing by or on behalf of the Buyers or in connection with the preparation of the Proxy Statement or the Other Filings expressly for inclusion therein, and (B) the Proxy Statement and the Other Filings that are filed by the Company shall comply as to form in all material respects with the requirements of the 1934 Act.

            (iv)  Each of the Buyers severally and not jointly, represents, warrants, covenants and agrees that none of the information supplied in writing by or on behalf of such Buyer expressly for inclusion in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          c.    Conduct of Business of the Company.     Except as expressly required or expressly contemplated by this Agreement or as set forth on Schedule 4(c), the Company will, and will cause each of the Subsidiaries to, (A) conduct its operations only in the ordinary course of business consistent with past practice and (B) use its reasonable best efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its commercial dealings with customers, lenders, distributors, suppliers, customers, financing sources and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth on Schedule 4(c), the Company will not, and will cause each of the Subsidiaries not to, take any of the following actions:

              (i)  propose or adopt any changes to the Articles of Incorporation, the Bylaws or any of the organizational documents of the Subsidiaries;

             (ii)  make, declare, set aside, or pay any dividend or distribution on any shares of its Capital Stock, other than dividends paid by a wholly-owned Subsidiary to its parent corporation in the ordinary course of business;

            (iii)  (A) adjust, split, combine or reclassify or otherwise amend the terms of its Capital Stock, (B) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of its Capital Stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its Capital Stock or such securities or other rights, or offer to do the same, (C) issue, grant, deliver or sell any shares of its Capital Stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its Capital Stock or such securities or rights (which term, for purposes of this Agreement, will be deemed to include stock appreciation rights, "phantom stock" or other commitments that provide any right to receive value or benefits similar to such Capital Stock, securities or other rights), other than pursuant to the exercise of Options of the

    Company outstanding as of the date of this Agreement, in all cases in accordance with the terms of the applicable award or plan as in effect on the date of this Agreement, (D) enter into any Contract, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of its Capital Stock or such securities or other rights, or (E) register for sale, resale or other transfer any shares of Common Stock under the 1933 Act on behalf of the Company or any other Person;

            (iv)  (A) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, any of its past or present directors, officers, employees, or other service providers, except for increases in the ordinary course of business to employees who are not officers consistent with past practice in timing and amount, (B) grant any severance or termination pay to any of its past or present directors or officers, (C) hire or engage any employees, independent contractors or consultants, or promote any current employees or change the employment status or titles of any of the current employees, or cause any reductions in force, except for the hiring, engagement or promotion of non-officer employees, independent contractors or consultants in the ordinary course of business consistent with past practices at compensation rates comparable to other current non-officer employees, independent contractors or consultants at similar levels, (D) enter into any new employment or severance agreement with any of its past or present directors or officers, (E) establish, adopt, enter into, amend or take any action to accelerate rights under any Company Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, (F) contribute any funds to a "rabbi trust" or similar grantor trust, (G) change any actuarial assumptions currently being utilized with respect to Company Benefit Plans, except as required by applicable Law or by GAAP, (H) grant any equity or equity-based awards to directors, officers or employees, (I) terminate any executive officer (as defined in Rule 3b-7 under the 1934 Act), or any other individual whose termination would be required to be disclosed on a current report on Form 8-K, or (J) release or rescind any resignation by any director, officer or material employee or consultant of the Company or any Subsidiary, including the Board Resignations;

             (v)  terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which the Company or any Subsidiary is a party, or any non-solicitation, non-competition or similar agreement entered into by any employee or former employee of the Company or any Subsidiary or any other Person with the Company or any Subsidiary for the benefit of the Company or any Subsidiary;

            (vi)  merge or consolidate the Company or any of the Subsidiaries with any Person;

           (vii)  sell, lease or otherwise dispose of any assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or by property transfer, other than sales of assets in the ordinary course of business consistent with past practice;

          (viii)  other than in the ordinary course of business consistent with past practice, mortgage or pledge any material assets (tangible or intangible), or create, assume or suffer to exist any Liens thereupon, other than Permitted Liens;

            (ix)  make any acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a joint venture) or make any purchases of any property or assets from any Person (other than a wholly owned Subsidiary), in all such cases other than acquisitions or purchases in the ordinary course of business operations consistent with past practice;

             (x)  enter into, renew, extend, amend or terminate any Contract or Contracts that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated Contracts, would reasonably be expected to have a Company Material Adverse Effect;

            (xi)  except as permitted under the Amended and Restated Credit Agreement, incur, assume, guarantee or prepay any Indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities;

           (xii)  make any loans, advances or capital contributions to, or investments in, any other Person;

          (xiii)  authorize or make any capital expenditures other than those in the ordinary course of business consistent with past practice, which capital expenditures shall in no event exceed $250,000, individually, or $1,000,000 in the aggregate, for the period commencing with the date of this Agreement and ending on the Closing;

          (xiv)  change its financial accounting policies or procedures, other than as required by Law or GAAP, or write up, write down or write off the book value of any assets of the Company and the Subsidiaries, including writing down the value of inventory in any material manner, other than (A) in the ordinary course of business consistent with past practice or (B) as may be required by Law or GAAP;

            (xv)  waive, release, assign, settle or compromise any Litigation, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 with respect to any individual case or series of related cases, or $200,000 in the aggregate, in any case without the imposition of any restrictions on the business and operations of the Company or any of the Subsidiaries;

          (xvi)  adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries;

         (xvii)  (A) make or amend any Tax election (except for filing any Tax election made on a Tax return filed after the date of this Agreement that is required by applicable law and is consistent with past practice) or take any position on any Tax return filed on or after the date of this Agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is required pursuant to a change in applicable law or the Code; (B) enter into any settlement or compromise of any Tax liability or audit; (C) file any amended Tax returns that would result in a change in Tax liability, taxable income or loss to the Company or any of the Subsidiaries or any of their Affiliates; (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any Tax liability or file a request for a Tax ruling, determination letter or other written or oral advice from a Tax authority; (F) surrender any right to claim a Tax refund or credit, offset or other reduction in Tax liability; or (G) give or request any waiver of a statute of limitation with respect to any Tax return, claim or assessment;

        (xviii)  enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate or Related Party Transactions; and

          (xix)  agree or commit to do any of the foregoing.

          d.    Pre-Closing Access.     The Company will, and will cause each of the Subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, "Company Representatives") to, during normal business hours and upon reasonable advance notice, (i) provide to Sterling full access to the officers, employees, offices, properties, Contracts, commitments, books and records and other information (including Tax returns) of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Sterling reasonably requests, (ii) promptly upon request therefor, provide to Sterling all documents that Sterling reasonably requests, including any and all available financial, technical and operating data and other information pertaining to the Company and the Subsidiaries and (iii) otherwise cooperate with Sterling in its investigation of the Company and the Subsidiaries.

          e.    Reasonable Best Efforts.     Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 9, 10 and 11 of this Agreement.

          f.    Registration Rights Agreement.     Subject to the terms and conditions hereof, at or prior to the Closing, the parties shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company agrees to provide certain registration rights with respect to the Common Shares, under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state Securities Laws.

          g.    Amended and Restated Credit Agreement.     The Company (in its capacity as borrower) is party to that certain Credit Agreement, dated as of June 9, 2006, by and among the Company, JPMorgan Chase Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and certain financial institutions signatory thereto (collectively, including the administrative agent and the syndication agent, the "Lenders," and such credit agreement, together with all pledge and security agreements, guarantees and other definitive documents and instruments entered into in connection therewith or related thereto, as each of the same have been amended, restated, supplemented or otherwise modified from time to time prior to the date of this Agreement, collectively, the "Existing Credit Agreement"). At or prior to the Closing, the Company shall use its reasonable best efforts to amend and restate the Existing Credit Agreement pursuant to an amended and restated credit agreement, among the Company, the Subsidiaries and each of the Lenders, and pledge and security agreements, guarantees and other definitive documents and instruments related thereto, in each case, the conditions, terms, and provisions of which are (A) in substantial compliance with the terms and conditions set forth in that certain Term Sheet attached hereto as Exhibit E, and (B) otherwise in form and substance satisfactory to a Majority of the Buyers (collectively, the "Amended and Restated Credit Agreement"). Without limiting the foregoing, the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts to, and cause each of the Company Representatives to, participate in any meetings (in-person or otherwise), presentations and negotiation sessions with the Lenders as necessary or reasonable to satisfy this condition in a timely manner, and provide to the Lenders financial statements, projections, pro forma financial information and other financial and business information reasonably requested by the Lenders. The Company shall provide prior notification to Sterling of any such meetings, presentations and negotiation sessions, provide to Sterling, contemporaneously with the distribution to the Lenders, copies of all such financial statements, projections, pro forma financial information and other financial and business information provided to the Lenders, and permit Sterling to participate in each such meeting, presentation or negotiation session.

          h.    Bylaw Amendment.     At or prior to Closing, the Company and the Company Board shall adopt the Restated Bylaws, and shall not, thereafter and prior to the Closing, amend, modify, rescind or revoke the Restated Bylaws.

          i.    No Dissenters' or Appraisal Rights.     Neither the Company nor the Company Board shall take any action to provide to any shareholder of the Company, or allow any shareholder of the

  Company to exercise, any appraisal, dissenters' or similar rights under applicable Law with respect to their shares of Common Stock in connection with the Transactions, including pursuant to Sections 471 and 473 of the MBCA or any other provision under the MBCA or otherwise.

          j.    Board Resignations.     Each of William R. McLaughlin, Thomas J. Albani, Christine M. Day, Stephen L. Gulis, Jr., Michael A. Peel and Ervin R. Shames (each, a "Resigning Board Member" and, collectively, the "Resigning Board Members") has delivered to the Company such Resigning Board Member's irrevocable resignation from the Company Board (each, a "Board Resignation" and, collectively, the "Board Resignations"), in each case, subject to, and effective immediately following, the Closing (which resignations shall terminate and be of no force and effect upon the termination of this Agreement in accordance with Section 12 hereof). The Company shall accept, effective immediately following the Closing, and without the necessity of any further action by the Company or any of the Resigning Board Members, each of the Board Resignations. Neither the Company nor the Company Board shall take any action, or permit any action to be taken, to rescind or release any of the Board Resignations, or otherwise release, or permit or consent to the release of, any Resigning Board Member from such Resigning Board Member's irrevocable obligation thereunder.

          k.    No Solicitation of Transactions.

              (i)  Subject to clauses (ii), (iv) and (vii) of this Section 4(k), from and after the date of this Agreement until the Closing or, if earlier, the termination of this Agreement in accordance with Section 12, the Company shall not, and shall cause the Subsidiaries and each of the Company Representatives not to, directly or indirectly: (A) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Competing Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations, (B) approve or recommend, or publicly propose to approve or recommend, any Competing Proposal, (C) withdraw, change, amend, modify or qualify, or propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to any Buyer, the Company Board Recommendation (D) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract relating to a Competing Proposal or enter into any Contract or agreement in principle requiring the Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Transactions, or (E) resolve, propose or agree to do any of the foregoing (any action or failure to act set forth in the foregoing clauses (B), (C), (D) or (E), to the extent related to the foregoing clauses (B) or (C), is referred to herein as a "Change of Board Recommendation"). The Company shall immediately cease and cause to be terminated any solicitation, knowing encouragement, discussion or negotiation with any Persons conducted theretofore by the Company, the Subsidiaries or any of the Company Representatives with respect to any Competing Proposal and cause to be returned or destroyed all confidential information provided by or on behalf of the Company or any Subsidiary to such Person.

             (ii)  Notwithstanding anything to the contrary contained in this Section 4(k), if at any time following the date of this Agreement and prior to the Closing (A) the Company has received a bona fide written Competing Proposal from a third party, (B) the Company has not knowingly breached Section 4(k)(i), (C) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Competing Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (D) after consultation with its outside counsel, the Company Board determines in good faith that such action is necessary to comply with its fiduciary duties to the shareholders of the Company under applicable Law, then the Company or the Company Representatives may (x) furnish information with respect to the Company and the Subsidiaries to the Person making such Competing Proposal and (y) participate in discussions or negotiations with the Person making such Competing Proposal regarding such Competing Proposal; provided that the Company (I) shall have notified Sterling in writing (which may be by electronic mail) at least 24 hours prior to any determination concerning a Competing Proposal pursuant to this Section 4(k)(ii) , (II) will not, and will not allow the Subsidiaries and the Company Representatives to, disclose any information to such Person without first entering into an Acceptable Confidentiality Agreement, and (III) will promptly provide to Sterling any material information concerning the Company or the Subsidiaries provided to such other Person which was not previously provided to Sterling. The Company shall not, and shall cause the Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither the Company nor any of the Subsidiaries is party to any Contract that prohibits the Company from providing such information to Sterling, other than any Contract entered into by the Company or any of the Subsidiaries in the ordinary course of business that does not relate to a Competing Proposal.

            (iii)  The Company shall promptly (and in any event within 24 hours) notify Sterling in the event that the Company, any Subsidiary or any Company Representative receives (A) any Competing Proposal or indication by any Person that it is considering making a Competing Proposal, (B) any request for non-public information relating to the Company or any Subsidiary, other than requests for information in the ordinary course of business consistent with past practice and unrelated to a Competing Proposal, (C) any inquiry or request for discussions or negotiations regarding any Competing Proposal, or (D) any notice or indication that any Person is reinstituting any Competing Proposal that the Company, any Subsidiary or any of the Company Representatives received prior to the date of this Agreement. The Company shall keep Sterling reasonably informed on a current basis (and in any event at Sterling's request and otherwise no later than 48 hours after the occurrence of any material developments) of the status of any Competing Proposal, indication, notice, inquiry or request (including the terms and conditions thereof and of any modification thereto), and any developments, discussions and negotiations. Without limiting the foregoing, the Company shall promptly (and in any event within 48 hours) notify Sterling orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal pursuant to Section 4(k)(ii) . The Company shall not, and shall cause the Subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality Contract to which the Company or any Subsidiary is a party, and the Company shall, and shall cause the Subsidiaries to, enforce the provisions of any such agreement; provided, however, that the Company may grant a limited waiver of a standstill agreement solely to permit a Competing Proposal to be made if it determines in good faith, after consultation with outside counsel, that such actions are necessary to comply with the fiduciary duties of the Company Board to the shareholders of the Company under applicable Law.

            (iv)  Notwithstanding anything to the contrary contained in Section 4(k)(i), if the Company receives a Competing Proposal which the Company Board concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Sterling (including pursuant to clause (B) below), the Company Board may at any time prior to the Closing, if it determines in good faith, after consultation with outside counsel, that such action is necessary to comply with its fiduciary duties to the shareholders of the Company under applicable Law, terminate this Agreement to pursue a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement, and any purported termination shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays Sterling the Termination Fee and otherwise complies with the provisions of Section 12(d)(ii) and Section 12(f) and Section 14(m) ; and provided further that the Company Board may not terminate this Agreement pursuant to the foregoing unless (1) the Company shall not have breached in any material respect this Section 4(k) and (2):

              (A)  the Company shall have provided prior written notice to Sterling, at least three Business Days in advance (the "Notice Period"), of its intention to take action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, including the definitive agreement with respect to such Superior Proposal (the "Alternative Acquisition Agreement"); and

              (B)  prior to terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause the Company Representatives to, during the Notice Period, negotiate with Sterling in good faith (to the extent Sterling desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Competing Proposal ceases to constitute a Superior Proposal (a "Sterling Superior Offer") or Sterling shall have provided the Company with written reasonable assurances that Sterling will present a Sterling Superior Offer not later than two Business Days after the expiration of the Notice Period. If Sterling fails to provide the Company Board with a Sterling Superior Offer, or reasonable assurances that Sterling will present a Sterling Superior Offer, in any event, in accordance with this Section 4(k)(iv), the Company may terminate this Agreement to pursue a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement, and any purported termination shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays Sterling the Termination Fee and otherwise complies with the provisions of Section 12(d)(ii) and Sections 12(f) and 14(m).

    In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to the Buyers and to comply with the requirements of this Section 4(k)(iv) with respect to such new written notice.

             (v)  The Company shall not take any action, and shall not permit any Subsidiary to take any action, to exempt any Person (other than the Buyers) from the restrictions of any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the Articles of Incorporation or any certificates of designations or the Laws of the State of Minnesota or otherwise cause such restrictions not to apply unless such actions are taken simultaneously with a termination of this Agreement pursuant to Section 12(d)(ii) hereof.

            (vi)  The Company agrees that any knowing or intentional conduct by any of the Company Representatives that violates in any material manner the provisions of this Section 4(k) shall be deemed to be a material breach of this Agreement (including this Section 4(k)) by the Company.

           (vii)  Nothing contained in this Section 4(k) shall prohibit the Company Board from disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the 1934 Act; provided, however, that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f)

    under the 1934 Act, an express rejection of any applicable Competing Proposal or an express reaffirmation of its recommendation to its shareholders in favor of the sale of the Common Shares to the Buyers and the other Transactions shall be deemed to be a Change of Board Recommendation (including for purposes of Section 12(c)(i)).

          l.    Retail Store Closings.     Except as set forth on Schedule 4(l), from the date of this Agreement until the Closing Date, without the prior written consent of Sterling, which consent shall not be unreasonably withheld, the Company shall not, and the Company shall not permit any of the Subsidiaries to, terminate, renew or extend, fail to renew or extend prior to a deadline therefor, modify or compromise, or waive any rights or remedies with respect to, any Real Property Lease relating to any retail location.

          m.    Notice of Certain Events.     The Company will notify Sterling promptly (and promptly provide copies if applicable) of (i) any written or oral communication from (A) any Governmental Entity, or (B) any counterparty to any material Contract, in each case alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any communication from any Governmental Entity or third party in connection with the Transactions (and the response thereto from the Company, any of the Subsidiaries or any Company Representatives), (iii) any Litigation commenced against or otherwise affecting the Company or any of the Subsidiaries that are related to the Transactions (and the response thereto from the Company, any of the Subsidiaries or any Company Representatives), (iv) any settlement offers relating to any Litigation, whether or not related to the Transactions, and (v) any event, change, occurrence, circumstance or development between the date of this Agreement and the Closing of which causes, or is reasonably likely to cause, any condition to the Company performing its obligations with respect to the Transactions not to be satisfied. With respect to any of the foregoing, the Company will consult with Sterling so as to permit the Company and Sterling and their respective representatives a reasonable opportunity to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

          n.    Obligation to Update Schedules.     Prior to the Closing, the Company shall promptly supplement or amend the Schedules to this Agreement if the Company becomes aware of any fact, event, circumstance or matter arising or occurring after the date of this Agreement which, if it existed at or prior to the date of this Agreement, would have been required to be set forth or described in such Schedules (collectively, the "New Information"). To the extent that the absence of any item of New Information from the Schedules to this Agreement would constitute a material breach of any representation or warranty of the Company set forth in this Agreement (any such items of New Information, the "Material New Information"), the Company shall have until the earlier of (i) 20 days from the date on which the Company first becomes aware of any such item of Material New Information, and (ii) the fifth Business Day prior to the Outside Date, to cure any such breach. For purposes of determining satisfaction of the conditions set forth in Section 11(b), the Schedules delivered by the Company shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. For purposes of determining rights to indemnification set forth in Section 13, if, after disclosure of any item of Material New Information to the Buyers, the Buyers do not exercise their right to terminate this Agreement pursuant to Section 12(c)(iii), the Buyers' rights to indemnification pursuant to Section 13, solely with respect to any breach or breaches of this Agreement directly resulting from such item of Material New Information, but not the sum of all Material New Information, shall not exceed $500,000.

        5.    OTHER AFFIRMATIVE COVENANTS.     Unless otherwise waived and consented to by a Majority of the Buyers:

          a.    Company Board.

              (i)  Prior to the Closing, the Company, the Corporate Governance and Nominating Committee of the Company Board and the Company Board shall take all actions (including making any filings and disclosures, and taking any other actions, necessary to comply with applicable Law and the Marketplace Rules of NASDAQ (the "NASDAQ Market Place Rules")) so that, immediately following the Closing, without any further action by the Company or the Company Board (or any committee thereof), (A) the Company Board consists of a total of nine members, (B) those individuals listed on Schedule 5(a)(i) (each such individual, and any successor thereto, substitute therefor or replacement thereof designated by the Sterling Investors (as defined below), being referred to herein as a "Sterling Designee" and collectively as the "Sterling Designees") become members of the Company Board, filling the vacancies created by the Company Board Resignations and allocated among the classes of directors on the Company Board as set forth on Schedule 5(a)(i), and (C) the Company shall be treated as a "controlled company" as defined by the NASDAQ Marketplace Rule 5615(c)(1) (a "Controlled Company"). So long as, after the Closing, the Company qualifies as a Controlled Company, the Company shall elect to be, and take all action necessary to be, treated as a Controlled Company.

             (ii)  The Company's obligation to appoint the Sterling Designees to the Company Board as provided above shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) of the 1934 Act and Rule 14f-1 in order to fulfill its obligations under this Section 5(a)(ii), including mailing to shareholders any information required by Section 14(f) of the 1934 Act and Rule 14f-1, to enable the Sterling Designees to be elected or appointed to the Company Board at the time or times contemplated by this Section 5(a)(ii). Sterling shall supply or cause to be supplied to the Company any information with respect to the Buyers and proposed Sterling Designees required by Section 14(f) of the 1934 Act and Rule 14f-1.

            (iii)  After the Company Shareholders Meeting, in connection with any annual meeting of the shareholders of the Company or any special meeting of the shareholders of the Company at which directors are to be elected following the Closing, so long as Sterling and its Affiliates (the "Sterling Investors") beneficially own, in the aggregate, at least 20% of the total voting power of the outstanding shares of Common Stock entitled to vote generally in the election of directors on the record date for such meeting, the Corporate Governance and Nominating Committee of the Company Board shall recommend the nomination of, and the Company Board shall nominate for reelection (or election), recommend that the Company's shareholders vote in favor of election to the Company Board of, and solicit proxies in favor of the election of, and the Company and the Company Board shall otherwise take all actions as are reasonably necessary or desirable to elect, those Sterling Designees whose terms of office expire at such shareholder meeting (or, in the discretion of the Sterling Investors, such replacements thereof or successors thereto designated by the Sterling Investors) to the Company Board; provided, however, that, in the event that the Company Board determines in good faith, after consultation with outside legal counsel, that its nomination of a particular Sterling Designee would constitute a breach of its fiduciary duties to the Company's shareholders, then the Company shall nominate another individual designated for election to the Company Board by Sterling (subject in each case to this proviso) and the Company Board and the Company shall take all of the actions required by this Section 5(a)(iii) with respect to the election at such shareholder meeting of such substitute Sterling Designee; and provided, further, that the Company Board shall only be obligated pursuant to this Section 5(a)(iii) to nominate for election at such shareholder meeting (and take the other required actions with respect to) that number of the Sterling Designees such that the sum of the number of such Sterling Designees and the number of any Sterling Designees then serving on the Company Board and whose terms are not expiring at such shareholder meeting, equals the product of the total number of directors on the Company Board multiplied by the percentage that the aggregate number of Common Shares then beneficially owned by the Buyers, collectively, represents of the total number of shares of Common Stock then outstanding, rounded up to the nearest whole number of directors. If, as a result of the last proviso of the immediately preceding sentence, the Company Board is entitled, and intends, to nominate less than all of the Sterling Designees at a particular meeting, Sterling shall determine which of such Sterling Designees shall no longer constitute Sterling Designees. The provisions of this Section 5(a)(iii) are in addition to and shall not limit any rights that any of the Buyers or any of their respective Affiliates may have as a record holder or beneficial owner of shares of Common Stock as a matter of applicable Law with respect to the election of directors or otherwise.

            (iv)  In the event that at any time there is a vacancy on the Company Board resulting from retirement, resignation or other termination of service for any reason of a Sterling Designee, the Company shall promptly fill such vacancy (for the remainder of the then current term) with an individual designated by Sterling, provided, however, that, in the event that the Company Board determines in good faith, after consultation with outside legal counsel, that its appointment of a particular Sterling Designee to fill such vacancy would constitute a breach of its fiduciary duties to the Company's shareholders, then the Company shall fill such vacancy with another individual designated by Sterling (subject again in each case to this proviso).

             (v)  The Company Board shall take such actions so that at all times (A) the number of Sterling Designees on each of the Nominating Committee of the Company Board, the Compensation Committee of the Company Board and each other standing committee of the Company Board (other than the Audit Committee) equals no less than the product of the total number of members of such committee, multiplied by a fraction, the numerator of which is the total number of Sterling Designees on the Company Board, and the denominator of which is the total number of directors on the Company Board, rounded up to the nearest whole number of Sterling Designees, and (B) if permitted by NASDAQ Marketplace Rules, there is at least one Sterling Designee on the Audit Committee of the Company Board; provided, however, that there shall not be a violation of this Section 5(a)(v) if, as a result of the termination of service of a Sterling Designee or other change in the composition of the Company Board or a committee of the Company Board that does not in and of itself constitute, or result from, a breach of this Section 5(a)(v), the number of Sterling Designees on a committee of the Company Board is less than the minimum number required by this Section 5(a)(v), so long as the Company Board takes prompt action to cause the number of Sterling Designees on such committee to be at least such minimum number.

          b.    Disclosure of Transactions and Other Material Information.     During the period commencing on the date of this Agreement and ending on the first date after the Closing on which the Buyers, in the aggregate, own less than 20% of the then issued and outstanding shares of Common Stock (the period ending on such latest date, the "Reporting Period"), the Company shall make all filings and disclosures required by Securities Laws or any other Laws, including any current reports on Form 8-K, in connection with the Transaction Documents and the Transactions, and shall provide Sterling a reasonable opportunity to review and comment upon any filings or disclosures so required by Securities Laws or any other Laws, any amendments or supplements thereto, any public disclosures made by or on behalf of the Company in connection with the Transaction

  Documents or the Transactions, and shall give reasonable consideration to any such comments proposed.

          c.    Form D and Blue Sky.     The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing to occur on the Closing Date pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States following the Closing Date.

          d.    Reporting Status.     During the Reporting Period, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination.

          e.    Financial Information.     During the Reporting Period, the Company agrees to send the following to Sterling (A) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-Q and annual reports on Form or 10-K, as the case may be (each, a "Periodic Report"), current reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (B) unless immediately available through Bloomberg, facsimile copies of all press releases issued by the Company or any of the Subsidiaries, contemporaneously with the issuance thereof, (C) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders of the Company, (D) internal monthly financial statements and budget forecasts pertaining to the operations of the Company and/or any of the Subsidiaries, and (E) promptly upon the request to the Company by Sterling, any financial, operating or other type of information requested by Sterling to the extent that it is reasonably available or can be developed without significant effort or expense to the Company, which request may be for specified information or for information to be provided by the Company on an ongoing basis, as specified by Sterling.

          f.    Internal Accounting Controls.     During the Reporting Period, the Company shall, and, shall cause each of the Subsidiaries to:

              (i)  at all times keep books, records and accounts with respect to all of such Person's business activities, in accordance with sound accounting practices and GAAP consistently applied;

             (ii)  maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences; and

            (iii)  timely file and make publicly available on the SEC's EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports.

          g.    Listing.     During the Reporting Period, the Company shall use its reasonable best efforts to promptly secure the listing of all of the Common Shares upon each national securities exchange and automated quotation system, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock's listing on the Principal Market (or a United States national securities exchange) and shall not take any action that would reasonably be expected to result in the suspension or termination of trading of the Common Stock on the Principal Market, except to begin trading on a different United States national securities exchange). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

          h.    Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control.     During the Reporting Period, as required by federal Law and such Buyer's policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, the Company agrees to, and shall cause each of the Subsidiaries to, provide such information.

          i.    Preemptive Rights.     In case at any time the Company shall sell or otherwise issue to any Person any Equity Securities (as defined below), other than any Exempted Issuances (as defined below), and so long as the Buyers, in the aggregate, beneficially own a number of shares of Common Stock representing greater than 20% of the Common Stock Deemed Outstanding (as defined below) as of such date, the Company shall offer to Sterling the right, at the same price as that paid, or to be paid by the other Person who participated or will participate in such sale or other issuance, to purchase the amount of such Equity Securities equal to the product of (x) the total amount of such Equity Securities sold or otherwise issued and (y) a fraction, the numerator of which is the number of Sterling Shares (as defined below) immediately prior to such sale of Equity Securities and the denominator of which is the number of shares of Common Stock Deemed Outstanding immediately prior to the sale of Equity Securities. Such offer shall be made by written notice (the "Preemptive Rights Notice") of the Company to Sterling, which Preemptive Rights Notice may be delivered prior to, but in any event shall not be delivered any later than, five days after the date of the closing of such sale or other issuance of Equity Securities and shall set forth the Equity Securities sold or otherwise issued or to be sold or otherwise issued, the price per Equity Security at which such Equity Securities were sold or otherwise issued or will be sold or otherwise issued, and the number of Equity Securities which Sterling shall have the opportunity to purchase pursuant hereto. Sterling shall be entitled for a period of 10 days after the date of the Preemptive Rights Notice to exercise its rights hereunder. Such rights may only be exercised for all of the Equity Securities Sterling is entitled to purchase hereunder and shall be exercised by wire transfer of immediately available funds to an account designated by the Company (as set forth in the Preemptive Rights Notice) and the delivery to the Company of duly and properly executed originals of any documents reasonably required by the Company, all by the later of the expiration of such 10 day period and the closing date of such sale or other issuance of Equity Securities. Any purchase of Equity Securities by Sterling pursuant hereto shall be made only of a whole number of Equity Securities, not of any fraction of Equity Securities, and any fraction shall be rounded up or down, as appropriate, to the nearest whole number. For purposes hereof, "Common Stock Deemed Outstanding" as of any date shall mean the number of shares of Common Stock then actually issued and outstanding; "Equity Securities" means any equity securities of the Company, whether now or hereafter authorized, and any Options or Convertible Securities of the Company; "Exempted Issuances" means (A) issuances of Options of the Company, restricted stock grants or any other similar equity compensation arrangements pursuant to a Company Stock Award Plan approved by the Company Board and shareholders of the Company for officers, employees or consultants of the Company or any Subsidiary (B) issuances of any Equity Securities to any seller in connection with the acquisition by the Company or any of the Subsidiaries of a business, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination, or any sale of all or substantially all of the assets of such business, and (C) issuances in connection with the subdivision of the Common Stock (including any split), any combination of the Common Stock (including any reverse split) or any other recapitalization, reorganization, reclassification or conversion of the Company, in each case in which the Common Shares are treated in the same manner as all other outstanding shares of Common Stock; and "Sterling Shares" means, as of any time, the Common Shares then held by Sterling and its Affiliates, plus any Equity Securities issued to Sterling pursuant to this Section 5(i).

        6.    OTHER NEGATIVE COVENANTS.     During the Reporting Period, unless otherwise waived and consented to by a Majority of the Buyers:

          a.    Restriction on Purchases or Payments.     The Company shall not (i) split, combine or reclassify any Capital Stock of the Company or any of the Subsidiaries, or issue or authorize the issuance of any other securities in respect or, in lieu of, or in substitution for any Capital Stock of the Company or any of the Subsidiaries, or establish or set any record date with respect to any of the foregoing, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company's Capital Stock.

          b.    Corporate Existence; Reorganization.     The Company shall not enter into a transaction resulting in a Change of Control or Organic Change. From the date of this Agreement until the end of the Reporting Period, the Company shall maintain its corporate existence.

          c.    Investment Company.     The Company shall not become an "investment company," a company controlled by an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

          d.    No Avoidance of Obligations.     The Company shall not, and shall not permit any of the Subsidiaries to, enter into any agreement which would limit or restrict the Company's or any Subsidiary's ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement and the other Transaction Documents.

          e.    Regulation M.     Neither the Company, nor any of the Subsidiaries nor any of their respective Affiliates will take any action prohibited by Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Securities contemplated hereby.

          f.    No Integrated Offering.     Neither the Company, nor any of the Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, or the shareholder approval requirements of the Principal Market.

          g.    Amendments to Articles of Incorporation or Bylaws.     The Company shall not authorize, approve, adopt, amend or repeal (i) any provision of the Bylaws, as it may be amended from time to time (other than any such actions taken solely by action of shareholders of the Company in their capacity as such), or (ii) any provision of the Articles of Incorporation, as it may be amended from time to time.

        7.    OTHER AGREEMENTS.

          a.    Continuing Directors.     Prior to the Closing, the Company Board shall designate those four current members of the Company Board listed on Schedule 7(a) as the members of the Company Board as of the date of this Agreement that will continue on the Company Board following the Closing, with such members allocated among the classes of directors on the Company Board as set forth on Schedule 5(a)(i) (each such individual, and any successor thereto, substitute therefor or replacement thereof designated by a majority of the Continuing Directors then on the Company Board (and, if designated prior to the Closing, approved by a Majority of the Buyers, which approval shall not be unreasonably withheld) being referred to herein as a "Continuing Director" and collectively as the "Continuing Directors"). After the Company Shareholders Meeting, in connection with any annual meeting of the shareholders of the Company or any special meeting of the shareholders of the Company at which directors are to be elected following the Closing, until and including the 2011 annual meeting of the shareholders of the Company (and any special meetings of shareholders held during such period), the Corporate Governance and Nominating Committee of the Company Board shall recommend the nomination of, and the Company Board shall nominate for reelection (or election), recommend that the Company's shareholders vote in favor of election to the Company Board of, and solicit proxies in favor of the election of, and the Company and the Company Board shall otherwise take all actions as are reasonably necessary or desirable to elect, those Continuing Directors whose terms of office expire at such shareholder meeting (or, in the discretion of the Continuing Directors, such replacements thereof or successors thereto designated by a majority of the Continuing Directors then on the Company Board) to the Company Board; provided, however, that, in the event that the Company Board determines in good faith, after consultation with outside legal counsel, that its nomination of a particular Continuing Director would constitute a breach of its fiduciary duties to the Company's shareholders, then the Company shall nominate another individual designated for election to the Company Board by a majority of the Continuing Directors then on the Company Board (subject in each case to this proviso) and the Company Board and the Company shall take all of the actions required by this Section 7 with respect to the election at such shareholder meeting of such substitute Continuing Director.

          b.    Vacancies.     Until, but not including, the 2014 annual meeting of the shareholders of the Company, in the event that at any time there is a vacancy on the Company Board resulting from retirement, resignation or other termination of service for any reason of a Continuing Director, the Company shall promptly fill such vacancy (for the remainder of the then current term) with an individual designated by a majority of the Continuing Directors then on the Company Board; provided, however, that, in the event that the Company Board determines in good faith, after consultation with outside legal counsel, that its appointment of a particular Continuing Director to fill such vacancy would constitute a breach of its fiduciary duties to the Company's shareholders, then the Company shall fill such vacancy with another individual designated by a majority of the Continuing Directors then on the Company Board (subject again in each case to this proviso).

          c.    Voting for Continuing Directors; Standstill.     Subject to the terms and conditions hereof, each Buyer irrevocably and unconditionally agrees that until and including the 2011 annual meeting of the shareholders of the Company, each Buyer will (I) appear at such a meeting, or otherwise cause its Common Shares to be counted as present there at, for purposes of calculating a quorum and respond to any other request by the Company for written consent, if any, and (II) vote, or cause to be voted (including by written consent, if applicable) all of the outstanding Common Shares of such Buyer as of the relevant time in favor of the election of the Continuing Directors. From the Closing Date until the earlier of the end of the Reporting Period or the one-year anniversary of the Closing Date (the "Standstill Period"), each Buyer agrees that it will not, directly or indirectly, or in conjunction with any other Person, without the prior approval of the Company Board and, to the extent there are any Continuing Directors on the Company Board at such time, a majority of the Continuing Directors then on the Company Board, effect, enter into any agreement with respect to, or publicly seek, offer or propose to effect or participate in, (A) any acquisition of beneficial ownership of shares of Common Stock that would cause such Buyer to beneficially own a percentage of the Common Stock Deemed Outstanding at that time that is greater than the percentage of Common Stock Deemed Outstanding beneficially owned by such Buyer and its Affiliates immediately after giving effect to the Closing, (B) any tender or exchange offer, merger or other business combination involving the Company, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or (D) any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the 1934 Act) or consents to vote any securities of the Company, other than any such solicitation on behalf of the Company.

          d.    Directors' and Officers' Insurance.

              (i)  For a period of not less than seven years after the date of this Agreement, the Buyers shall, and shall cause the Company and its Subsidiaries to, maintain in effect, the current policies of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (provided that the Company may substitute therefor policies with a substantially comparable insurer of substantially equivalent coverage and amounts containing terms and conditions which are no less advantageous to the insured), or, if the Company's current policy or substantially equivalent insurance coverage is unavailable, the best available coverage, with respect to claims arising from facts or events which occurred at or before the date of this Agreement (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (the "D&O Policy"); provided, however, that the Company shall not be required to pay an annual premium for the D&O Policy in excess of 200% of the last annual premium paid prior to the date of this Agreement, which premium the Company represents and warrants to be approximately $690,000 (it being understood and agreed that in the event such D&O Policy cannot be obtained for 200% of such last annual premium or less, in the aggregate, the Company shall remain obligated to provide the greatest D&O Policy coverage as may be obtained for such amount). Notwithstanding anything to the contrary, in lieu of its obligations under the first sentence of this Section 7(d), the Company may purchase a seven-year "tail" prepaid policy on the D&O Policy on terms and conditions substantially comparable to such policy; provided, however, that the aggregate premium for such "tail" prepaid policy may not exceed $1,000,000 (and if the aggregate premium for such policy would exceed $1,000,000, then the Company may purchase such coverage as is available for an aggregate premium of $1,000,000), and in the event that the Company shall purchase such a "tail" policy, the Company shall maintain such "tail" policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of the Company under the first sentence of this Section 7(d)(i) for so long as such "tail" policy shall be maintained in full force and effect and the Company shall have no obligations under the first sentence of this Section 7(d). The Company shall pay (as incurred) all expenses, including reasonable, actual and documented fees and expenses of counsel, which an indemnified person may incur in enforcing the indemnity and other obligations provided for in this Section 7(d).

             (ii)  If the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company, as the case may be, shall assume the obligations set forth in this Section 7(d).

            (iii)  The obligations under this Section 7(d) shall not be terminated, amended or otherwise modified in such a manner as to adversely affect in any material respect any Person covered by the policy or any other person who is a beneficiary under the D&O Policy or the "tail" policy referred to in Section 7(d)(i) (and their heirs and representatives) (collectively, "Insured Party") without the prior written consent of such affected Insured Party. Each Insured Party is intended to be a third party beneficiary of this Section 7(d), with full rights of enforcement as if a party hereto or thereto. The rights of each Insured Party shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents of, and any and all indemnification and other agreements entered into by, the Company or any of the Subsidiaries, or applicable legal requirements (whether at law or in equity). The Company shall pay all reasonable, actual and documented expenses that may be incurred by an Insured Party in enforcing its rights under this Section 7(d).

          e.    Corporate Governance.     The affirmative vote of a majority of the Continuing Directors shall be required, (i) until the earlier of the three-year anniversary of the Closing or the end of the Reporting Period, for (A) any alteration, amendment or repeal, in whole or in part, of the Restated Charter or of any of the following provisions of the Restated Bylaws of the Company: Article II, Section 13; Article III; or Article VIII, (B) any transaction between: (I) the Company, a Subsidiary, or another controlled Affiliate of the Company or Subsidiary, on the one hand, and (II) Sterling or any Affiliate of Sterling, on the other hand, (C) any decrease to the compensation payable to the Continuing Directors as set forth on Schedule 7(e), or (D) any increase in the number of members on the Company Board to more than nine members, or (ii) until the earlier of the two-year anniversary of the Closing and the end of the Reporting Period, (A) for the Company to terminate its status as an issuer required to file reports under the 1934 Act, even if the Securities Laws otherwise would permit such termination, (B) any of the transactions described in clauses (a) or (b) of Article XV of the Restated Charter, or (C) a going private transaction under Rule 13e-3 of the 1934 Act.

          f.    No Waiver.     This Section 7 may not be altered, amended or repealed, not may any provision hereof be waived on behalf of the Company, in whole or in part, whether through amendments or alterations to the Restated Charter or the Restated Bylaws or otherwise, without the prior approval of a majority of the Continuing Directors then on the Company Board.

        8.    TRANSFER AGENT.     The Company warrants that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more Share Certificates or, provided that such transfer agent is a participant in the DTC Fast Automated Securities Transfer Program, credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Neither the Company, nor any Person acting for the Company's benefit, shall deliver any instructions to the Company's transfer agent that are inconsistent with the foregoing.

        9.    CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.     The respective obligations of each party to this Agreement to effectuate the Transactions, including the sale by the Company of the Common Shares to, and the purchase of the Common Shares by, the Buyers is subject to the satisfaction or waiver, at or before the Closing Date, of each of the following conditions:

          a.     This Agreement and the Proposals shall have been duly adopted and the Shareholder Approval shall have been obtained.

          b.     No Governmental Entity will have enacted, issued, promulgated, enforced or entered any Laws or orders, judgments, injunctions, awards, decrees or writs handed down, including any consent decree, settlement agreement or similar written agreement (whether temporary, preliminary or permanent) which is then in effect that enjoins or otherwise prohibits consummation of the Transactions.

        10.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL THE COMMON SHARES.     The obligation of the Company to issue and sell the Common Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 10), of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          a.     Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          b.     Such Buyer shall have delivered to the Company such Buyer's investment amount as set forth next to such Buyer's name on the Schedule of Buyers for the Common Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, subject to adjustment in accordance with Section 1(c)(ii), provided that, in the case of Sterling, any payment to be made shall be subject to Sterling's right of set-off for its Expenses pursuant to Section 14(m).

          c.     The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

        11.    CONDITIONS TO BUYERS' OBLIGATIONS TO PURCHASE THE COMMON SHARES.     The obligation of each Buyer to purchase the Common Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 11), of each of the following conditions, provided that these conditions are for the Buyers' benefit and may be waived only by a Majority of the Buyers at any time in the sole discretion of such Buyers by providing the Company with prior written notice thereof:

          a.     The Company and each of the Subsidiaries shall have executed and delivered to such Buyer the Transaction Documents to which such Person is a party.

          b.     The representations and warranties of the Company herein and in all of the other Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The chief executive officer of the Company shall have executed and delivered a certificate to such Buyer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by a Majority of the Buyers.

          c.     The Restated Charter shall have been duly filed with the Secretary of State of the State of Minnesota and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

          d.     Such Buyer shall have received the opinion of Oppenheimer Wolff Donnelly LLP, dated as of the Closing Date, which opinion will include the opinions set forth on Exhibit F hereto, and will otherwise be in form, scope and substance reasonably satisfactory to a Majority of the Buyers.

          e.     The Company shall have executed and delivered to such Buyer the Share Certificate to be issued to such Buyer.

          f.      The Amended and Restated Credit Agreement shall have been duly executed and delivered by each of the Company, the Subsidiaries and each of the Lenders, and each of the Amended and Restated Credit Agreement and that certain Amended and Restated Private Label Consumer Credit Program Agreement, dated as of December 5, 2005, between the Company and GE Money Bank, shall be in full force and effect.

          g.     Each of the Board Resignations shall have become effective and each of the Buyer Designees shall have been duly appointed to the Company Board with a term commencing immediately following the Closing.

          h.     The Required Company Consents shall have been obtained or made, and copies of the Required Company Consents shall have been delivered to such Buyer, and each of the Required Company Consents shall be in full force and effect.

          i.      The Company's net sales for the three-month period ended on the last day of the month prior to the month in which the Closing Date is scheduled to occur shall not be less than the corresponding amount for such period as set forth on Schedule 11(i).

          j.      The Company shall not have received notice from any Governmental Entity of any event, development or determination that has resulted in, or would reasonably be expected to result in, or the Company otherwise has not determined that a reserve should be established with respect to, any portion in excess of $2,000,000 of the approximately $23,000,000 U.S. federal income Tax refund the Company received in March 2009 being repaid to any Governmental Entity.

          k.     The Company shall have made all filings under all applicable Securities Laws necessary to consummate the Transactions (excluding any beneficial ownership filings required to be made by any of the Buyers in accordance with Securities Laws as a result of the Transactions), including the issuance of the Securities pursuant to this Agreement, in compliance with such Laws.

          l.      That certain Management Services Agreement, between the Company and Sterling Fund Management, LLC ("SFM"), shall have been duly executed and delivered by the Company, in substantially the form attached hereto as Exhibit G (the "Management Services Agreement").

          m.    Each of the Company Board and the Committee shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3(b) above and in a form reasonably acceptable to a Majority of the Buyers (collectively, the "Resolutions").

          n.     The Company shall have delivered to such Buyer a certificate evidencing the incorporation (or other organization) and good standing of the Company and each Subsidiary in such entity's state or other jurisdiction of incorporation or organization, issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten days of the Closing Date.

          o.     The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (i) the Resolutions, (ii) the Restated Charter, (iii) the Restated Bylaws, (iv) the certificate or articles of incorporation or other organizational documents of each of the Subsidiaries, each certified as of a date within 10 days of such Closing Date, by the Secretary of State of the state of such entity's jurisdiction of incorporation or organization, and (v) the bylaws or other similar documents of each of the Subsidiaries, each as in effect at the Closing.

          p.     The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Closing Date.

          q.     The Company shall have delivered to such Buyer such other documents relating to the Transactions as a Majority of the Buyers or their counsel may reasonably request.

        12.    TERMINATION, AMENDMENT AND WAIVER.

          a.    Termination by Mutual Consent.     This Agreement may be terminated at any time prior to the Closing, by mutual written consent of a Majority of the Buyers and the Company.

          b.    Termination by Either a Majority of the Buyers or the Company.     This Agreement may be terminated by either a Majority of the Buyers or the Company at any time prior to the Closing:

              (i)  whether before or after satisfaction of the condition set forth in Section 9(a), if the Closing has not occurred by October 31, 2009 (the "Outside Date"), except that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing by such date, provided, however, that the Company may not terminate this Agreement pursuant to this paragraph, and any purported termination pursuant to this paragraph shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company reimburses Sterling for its Expenses in the manner provided for in Section 14(m);

             (ii)  whether before or after satisfaction of the condition set forth in Section 9(a), if any Law or Governmental Entity prohibits consummation of the Closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or Governmental Entity restrains, enjoins or otherwise prohibits consummation of the Closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable; provided, however, that the Company may not terminate this Agreement pursuant to this paragraph, and any purported termination pursuant to this paragraph shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company reimburses Sterling for its Expenses in the manner provided for in Section 14(m); or

            (iii)  if this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Shareholder Approval shall not have been obtained at such Company Shareholders Meeting (including any adjournment or postponement thereof).

          c.    Termination by a Majority of the Buyers.     This Agreement may be terminated by a Majority of the Buyers at any time prior to the Closing:

              (i)  if (A) the Company Board effects a Change of Board Recommendation (or any action by any committee of the Company Board which, if taken by the full Company Board, would be a Change of Board Recommendation), or (B) the Company or the Company Board resolves or publicly announces its intention to do the foregoing;

             (ii)  if (A) the Company materially breaches its obligations under Sections 4(a), 4(b) or 4(k), or the Company Board or any committee thereof shall resolve to do any of the foregoing, (B) the Company Board fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of this Agreement, the issuance of the Common Shares to the Buyers and the other Transactions, within 10 calendar days after a Majority of the Buyers requests in writing that such recommendation be reaffirmed, or (C) a tender or exchange offer relating to the Company's securities shall have been commenced by a Person unaffiliated with any of the Buyers, and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the 1933 Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer;

            (iii)  provided that none of the Buyers who is a party to such termination action is in material breach of its respective obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of the Company contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 11(b) and (B) as a result of such breach, such condition would not reasonably be expected to be satisfied prior to the Outside Date; or

            (iv)  provided that none of the Buyers who is a party to such termination action is in material breach of its respective obligations under this Agreement, if the Company Shareholders Meeting has not occurred on or prior to August 31, 2009, provided, however, that, if prior to the termination of this Agreement pursuant to this Section 12(c)(iv), the initial Company Shareholders Meeting is completed, a Majority of the Buyers shall no longer be entitled to terminate this Agreement pursuant to this Section 12(c)(iv) (but the foregoing proviso shall in no way limit or otherwise affect the termination rights of a Majority of the Buyers under any other provision of this Section 12).

          d.    Termination by the Company.     This Agreement may be terminated by the Company at any time prior to the Closing:

              (i)  provided that the Company is not in material breach of its obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of the Buyers contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 10(c) and (B) as a result of such breach, such condition would not reasonably be expected to be satisfied prior to the Outside Date; provided that, the Company may only terminate this Agreement pursuant to this Section 12(d)(i) if the Allocation Percentage of such breaching Buyer or Buyers, in the aggregate, exceeds 20% of the Purchase Price; or

             (ii)  if the Company Board determines to accept a Superior Proposal, but only if the Company shall have complied in all respects with its obligations under Section 4(k) with respect to such Superior Proposal (and any Competing Proposal that was a precursor thereto) and is otherwise permitted to accept such Superior Proposal pursuant to Section 4(k)(iv); provided, however, that the Company shall not terminate this Agreement pursuant to this paragraph, and any purported termination pursuant to this paragraph shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company enters into the Alternative Acquisition Agreement and the Company pays the Termination Fee and the Expenses in the manner provided for in Section 12(f)(i) and 14(m).

          e.    Effect of Termination.     If this Agreement is terminated pursuant to this Section 12, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, Affiliates or agents), except that the provisions of this Section 12(e), Section 12(f), Section 13 and Section 14, including the Company's obligations under Section 14(m), will survive any termination of this Agreement; provided, however, that nothing herein shall relieve the Company from liabilities for damages incurred or suffered by any Buyer as a result of any knowing or intentional breach by the Company of any of its representations, warranties, covenants or other agreements set forth in this Agreement that would reasonably be expected to cause any of the conditions set forth in Sections 9 and 11(b) not to be satisfied.

          f.    Termination Fees.

              (i)  The Company will pay, or cause to be paid, to an account or accounts designated by Sterling, by wire transfer of immediately available funds an amount equal to the Termination Fee:

              (A)  if this Agreement is terminated by a Majority of the Buyers pursuant to Section 12(c)(i) or Section 12(c)(ii), in which event payment will be made within five Business Days after such termination;

              (B)  if this Agreement is terminated by the Company pursuant to Section 12(d)(ii), in which event payment must be made in advance of or concurrent with such termination;

              (C)  if (1) this Agreement is terminated by a Majority of the Buyers or the Company pursuant to Section 12(b)(i) (but subject to the limitations set forth in Section 12(f)(ii) below), by either a Majority of the Buyers or the Company pursuant to Section 12(b)(iii), by a Majority of the Buyers pursuant to Section 12(c)(iii) or by a Majority of the Buyers pursuant to Section 12(c)(iv), and (2) within 12 months (or 6 months if a termination occurs pursuant to Section 12(b)(iii) and no Competing Proposal has been publicly disclosed prior to the date of the Company Shareholders Meeting) following the date of such termination, the Company enters into a definitive agreement providing for the implementation of any Competing Proposal or consummates any Competing Proposal, in which event payment will be made on or prior to the date on which the Company enters into such definitive agreement or consummates such Competing Proposal, as applicable.

             (ii)  Notwithstanding the foregoing, the Company shall not be obligated to pay or cause to be paid to Sterling the Termination Fee pursuant to Section 12(f)(i)(C) above if all of the following conditions have been met: (A) this Agreement has been terminated by a Majority of the Buyers pursuant to Section 12(b)(i), (B) no Competing Proposal has been received by the Company or publicly disclosed prior to the date of the notice of termination, (C) each of the conditions set forth in Sections 9 and 11 has been satisfied, other than (1) those conditions that only can be satisfied at Closing, and (2) either of the conditions set forth in Section 11(f), (D) the Company is ready, willing and able to satisfy at Closing each of the conditions described in clause (C)(1) of this Section 12(f)(ii), (E) the Company has satisfied in all material respects all of its obligations under this Agreement, including pursuant to Section 4(g) and otherwise with respect to satisfaction of the conditions set forth in Section 11(f), and (F) on the Outside Date, the Company delivers to Sterling a certificate in the form attached hereto as Exhibit I, duly executed by the chief executive officer of the Company, to the foregoing effect.

            (iii)  Each of the Company and each of the Buyers acknowledges that the agreements contained in this Section 12(f) are an integral part of the Transactions, that without these agreements the Company and each of the Buyers would not have entered into this Agreement, and that any amounts payable pursuant to this Section 12(f) do not constitute a penalty. If the Company fails to pay as directed in writing by Sterling any amounts due to accounts designated by Sterling pursuant to this Section 12(f) within the time periods specified in this Section 12(f), the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Sterling in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal plus 500 basis points, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

          g.    Amendment.     This Agreement may be amended by the parties to this Agreement at any time prior to the Closing, whether before or after Shareholder Approval; provided, however, that (i) no amendment that requires further shareholder approval under applicable Laws after Shareholder Approval hereof will be made without such required further approval and (ii) such amendment has been duly authorized or approved by a Majority of the Buyers and the Company. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Company and a Majority of the Buyers. Any such amendment shall apply to, and bind all Buyers.

          h.    Extension; Waiver.     At any time, whether prior to, on or after the Closing, a Majority of the Buyers, on the one hand, and the Company, on the other hand, may, as applicable (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any Transaction Document, or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

        13.    INDEMNIFICATION.

          a.    Rights to Indemnification.

              (i)  In consideration of each Buyer's execution and delivery of this Agreement and the other Transaction Documents to be executed by such Buyer and acquiring the Securities hereunder and thereunder and in addition to all of the Company's and the Subsidiaries' other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Securities and all of their shareholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including those retained in connection with the Transactions) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitees as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in any of the Transaction Documents, (B) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in the Transaction Documents, or (C) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee's owners, investors or Affiliates). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall, subject to Section 13(b), make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

             (ii)  Promptly after receipt by the Indemnitee under this Section 13 of notice of the commencement of any action or proceeding (including by any Governmental Entity) involving any Indemnified Liabilities, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 13, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee. In any action or proceeding under this Section 13, any Indemnitee may retain its own counsel, but the fees and expenses of that counsel will be at the expense of that Indemnitee, unless (A) the Company and the Indemnitee shall have mutually agreed to the retention of that counsel, (B) the Company does not assume the defense of such proceeding in a timely manner, or (C) in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel for the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. If the Indemnitee is entitled to retain its own counsel at the expense of the Company as provided in the preceding sentence, the Company shall pay the reasonable fees for only one separate legal counsel (plus local counsel, if necessary) for the Indemnitees, and such legal counsel shall be selected by a Majority of the Buyers, subject to the Company's approval (which shall not be unreasonably withheld, delayed or conditioned). The Indemnitee shall cooperate with the Company in connection with any negotiation or defense of any such Indemnified Liabilities by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such Indemnified Liabilities. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for indemnification hereunder as to any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, delayed or conditioned, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 13, except to the extent that the Company is prejudiced in its ability to defend such action.

            (iii)  Notwithstanding anything to the contrary, each Buyer hereby agrees that any claim for indemnification pursuant to this Section 13 may only be made if such claim has been authorized and approved in writing by a Majority of the Buyers, and any action taken in furtherance of any such claim shall require the authorization and approval of a Majority of the Buyers. Any action taken with respect to any claim for indemnification pursuant to this Section 13 by or on behalf of any Indemnitee without the authorization and approval contemplated herein shall be void and of no force or effect.

            (iv)  The indemnification required by this Section 13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

             (v)  Each of the Buyers acknowledges and agrees that, after the Closing, in the absence of fraud by the Company, any of the Subsidiaries or any of their respective Affiliates or representatives, the indemnity agreements contained in this Section 13, together with any remedies that may be available pursuant to Section 14(n) hereof, shall be the sole and exclusive remedies for the Buyers for (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to Laws, in any event, arising from, or otherwise related to, the Transactions. For purposes of clarification, nothing set forth in this Section 13(a)(v) shall serve to limit the rights of any Buyer under Sections 12(f) or 14(m) hereof.

          b.    Limitations on Indemnification.

              (i)  Indemnitees shall not be entitled to receive any indemnification payments under Section 13 until the aggregate amount of Indemnified Liabilities incurred by the Indemnitees exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Basket Amount"), and then the Company shall be liable for the amount of Indemnified Liabilities in excess of the Basket Amount.

             (ii)  The maximum aggregate amount of indemnification payments under Section 13 to which the Indemnitees shall be entitled to receive, upon the triggering of any indemnification obligation hereunder, shall not exceed, Five Million Dollars ($5,000,000) (the "Cap Amount"); provided, however, that the Cap Amount shall not apply to any indemnification payments under Section 13 to the Indemnitees arising out of or otherwise by virtue of any inaccuracy in any of the representations and warranties contained in Sections 3(a), 3(b), 3(d), 3(o) or 3(v).

            (iii)  Notwithstanding anything to the contrary in this Agreement, any indemnification payments based upon or any Indemnified Liabilities related to claims of fraud or willful misconduct, shall not be subject to either the Basket Amount set forth in Section 13(b)(i) or the Cap Amount set forth in Section 13(b)(ii) and shall not be used in calculating whether the Cap Amount set forth in Section 13(b)(ii) has been met.

            (iv)  All indemnification payments under Section 13 shall be determined net of any net tax benefits realized by and available to the Indemnitees with respect to the related Indemnified Liabilities.

        14.    MISCELLANEOUS.

          a.    Governing Law; Jurisdiction; Jury Trial.

              (i)  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

             (ii)  Each of the parties hereto irrevocably agrees that any Litigation or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts for the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 14(a)(ii), (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (I) the suit, action or proceeding in such court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14(f) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.

            (iii)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, CONTROVERSY OR OTHER LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(a)(iii).

          b.    Counterparts.     This Agreement and any amendments hereto may be executed and delivered in two or more identical counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective and binding upon each party hereto when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

          c.    Headings.     The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the meaning or interpretation of, this Agreement.

          d.    Severability.     If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e.    Entire Agreement.     This Agreement supersedes all prior oral or written agreements between each Buyer, the Company, the Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.

          f.    Notices.     Any notice, consent, waiver, request, instruction or other communication required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been duly given: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

    If to the Company:

      Select Comfort Corporation
      9800 59th Avenue North
      Minneapolis, Minnesota 55442
      Attention: William McLaughlin
      Facsimile: (763) 551-6888

    and

      Select Comfort Corporation
      9800 59th Avenue North
      Minneapolis, Minnesota 55442
      Attention: Mark Kimball
      Facsimile: (763) 551-6888

      With a copy to (which shall not constitute notice):

      Oppenheimer Wolff Donnelly LLP
      Plaza VII, Suite 3300
      45 South Seventh Street
      Minneapolis, MN 55402-1609
      Attention: Thomas R. Marek
      Facsimile: (612) 607-7100

  If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          g.    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority of the Buyers, including by merger or consolidation. A Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and a Majority of the Buyers, including by merger or consolidation. Notwithstanding the preceding sentence, Sterling may assign some or all of its rights and obligations hereunder to an Affiliate of Sterling without the consent of the Company; provided, however, that any such assignment shall not release Sterling from its obligations hereunder unless such obligations are assumed by such assignee (evidenced in writing in form and substance reasonably acceptable to the Company) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, a Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

          h.    No Third Party Beneficiaries.     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 13 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          i.    Survival; Time Limits on Indemnification Obligations..     The representations and warranties of each Buyer and the Company shall survive the Closing for a period of 12 months; provided, however, that (i) the representations and warranties of the Company set forth in Sections 3(a), 3(b), 3(c) and 3(d) shall survive indefinitely; and (ii) the representations and warranties of the Company set forth in Sections 3(o), 3(r) and 3(v) shall survive for 90 days following the expiration of the period of limitations applicable to the liabilities in question (giving effect to any waiver, mitigation or extension thereof). Neither the period of survival nor the liability of the Company with respect to the Company's representations and warranties shall be reduced by any investigation made at any time by or on behalf of any Buyer. No Indemnitee will be indemnified and held harmless for any liability for a breach of any representation or warranty of the Company unless the Company is given written notice by or on behalf of a Majority of the Buyers asserting a claim on or before the expiration of such representation or warranty of the Company. If written notice of a claim has been given prior to the expiration of the applicable representation and warranty of the Company, then the relevant representation or warranty shall survive as to such claim, until such claim has been finally resolved. The agreements and covenants set forth in Sections 5, 6, 7, 8 and 14 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j.    Further Assurances.     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

          k.    Placement Agent.     The Company represents and warrants to each Buyer that it has not engaged any placement agent, broker or financial advisor in connection with the sale of the Common Shares, except for Piper Jaffray & Co. ("Piper"). The Company shall be responsible for the payment of any placement agent's fees or broker's commissions, all of which are set forth in that certain Letter Agreement, dated September 2, 2008, as amended on January 13, 2009, a copy of which has been provided to each Buyer prior to the date of this Agreement, relating to or arising out of the Transactions, including any fees or commissions of Piper. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

          l.    No Strict Construction.     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          m.    Expenses.

              (i)  On or prior to the earlier of the Closing and the termination of this Agreement pursuant to Section 12 hereof, except for any termination by the Company pursuant to Section 12(d)(i), the Company shall reimburse Sterling for the reasonable actual and documented out-of-pocket expenses incurred by Sterling and its Affiliates in connection with this Agreement and the Transactions, including reasonable, actual and documented fees and expenses of attorneys relating to negotiating and preparing the Transaction Documents and consummating the Transactions (collectively, the "Expenses"), in an amount not to exceed $1,000,000 (the "Aggregate Expense Cap"). In addition to the obligations of the Company set forth in this Section 14(m), and not in limitation thereof, but in all events subject to the Aggregate Expense Cap, the Company shall reimburse Sterling for the reasonable, actual and documented out-of-pocket fees, costs and expenses incurred by Sterling and its Affiliates in connection with any amendment, modification or waiver of any of the Transaction Documents, the enforcement of Sterling's or any Buyer's rights and remedies under any of the Transaction Documents. If and to the extent there are any amounts payable by Sterling to the Company pursuant to this Agreement or any of the other Transaction Documents, including any amount to be delivered by Sterling to the Company for Sterling's Allocation Percentage of the Purchase Price for the Common Shares to be purchased by Sterling at Closing, Sterling may, in its sole discretion, set-off any amounts payable by the Company to Sterling pursuant to this Section 14(m) against any amounts payable by Sterling to the Company. In addition, at the Closing, the Company shall pay the financial advisory fees and expenses of Signal Hill Capital Group LLC ("Signal Hill") in connection with the Transactions, all of which are set forth in that certain letter agreement, dated May 15, 2009, a copy of which has been provided to the Company prior to the date of this Agreement; provided, however, that in no event shall the Company be obligated to pay any fees and expenses of Signal Hill in excess of $1,270,000 (the

    "Signal Hill Cap"). Sterling shall pay and hold the Company harmless against any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any action, claim or proceeding under Section 14(m) for any amounts in excess of the Aggregate Expense Cap and the Signal Hill Cap.

             (ii)  Each of the Company and each of the Buyers acknowledges that the agreements contained in this Section 14(m) are an integral part of the Transactions, that without these agreements the Company and each of the Buyers would not have entered into this Agreement, and that any amounts payable pursuant to this Section 14(m) do not constitute a penalty. If the Company fails to pay as directed in writing by Sterling any amounts due to accounts designated by Sterling pursuant to this Section 14(m) within the time periods specified in this Section 14(m), the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Sterling in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal plus 500 basis points, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

            (iii)  On or prior to the date hereof, the Company has deposited $350,000 in an escrow account, pursuant to the terms of an escrow agreement, a copy of which is attached hereto as Exhibit H (the "Escrow Agreement"), to secure the Company's obligations pursuant to this Section 14(m).

          n.    Specific Performance.     The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, on the one hand, and the Buyers, with the written consent of a Majority of the Buyers, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of Delaware, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity. For purposes of clarification, each Buyer hereby acknowledges and agrees that any action by any Buyer pursuant to this Section 14(n) may only be made by a Majority of the Buyers.

          o.    Confidentiality.     Each of the parties acknowledges, agrees and covenants to keep strictly confidential, and shall not disclose, or allow or permit any other Person to disclose, any information provided by any other party hereto pursuant to this Agreement or any of the other Transaction Documents, including any notices provided hereunder; provided that a party may disclose such information to its officers, directors, employees, partners, members, managers, equityholders, advisors and agents who agree to be bound by the confidentiality obligation set forth in this Section 14(o). Each party hereto shall take all actions reasonably necessary to ensure that such information remains confidential in accordance with the terms of this Agreement and the other Transaction Documents.

          p.    Independent Nature of Buyers.     The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the Transactions. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Common Shares and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each of the Buyers acknowledges and agrees that (i) no Buyer shall be liable to any other Buyer by reason of any act, or failure to act (including with respect to any matter requiring the approval of Buyers representing a specified percentage in interest, whether a Majority of the Buyers or otherwise) in connection with this Agreement or any of the other Transaction Documents, and (ii) no Buyer shall owe any duties, fiduciary or otherwise, or any obligations to any other Buyer with respect to the Transaction Documents or the Transactions. Each Buyer hereby unconditionally, irrevocably and absolutely releases and discharges each other Buyer and such Buyer's Affiliates, directors, officers, partners, members, managers, employees, agents, successors and/or assigns, from any and all loss, liability, claims, costs (including attorneys' fees), demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly to any action, or any inaction, by any such Buyer in connection with the Transactions, this Agreement or any other Transaction Document.

          q.    Interpretative Matters.     Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the words "hereof," "herein" and words of similar effect shall reference this Agreement in its entirety, and (v) the use of the word "including" in this Agreement shall be by way of example rather than limitation.

* * * * * *

        IN WITNESS WHEREOF, each party hereto has caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
SELECT COMFORT CORPORATION
By:	/s/ WILLIAM R. MCLAUGHLIN
Name:	William R. McLaughlin
Title:	President and Chief Executive Officer
BUYERS:
STERLING SC INVESTOR, LLC
By: Sterling Capital Partners III, L.P. Its: Sole Member
By: SC Partners III, L.P. Its: General Partner
By: Sterling Capital Partners III, LLC Its: General Partner
By:	/s/ R. CHRISTOPHER HOEHN-SARIC
Name:	R. Christopher Hoehn-Saric
Title:	Senior Managing Director

SCHEDULE OF BUYERS

Buyer's Name and legal status	Buyer Address and Facsimile Number	Investment Amount	Common Shares	Buyer's Representative's Address and Facsimile Number (to receive copies of notices)
Sterling SC Investor, LLC	1033 Skokie Boulevard Suite 600 Northbrook, Illinois 60062 Attention: Office of General Counsel Facsimile: (847) 480-0199	$35,000,000	50,000,000	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Jeffrey R. Patt, Esq. Mark D. Wood, Esq. Facsimile: (312) 902-1061

		$35,000,000

APPENDIX
CERTAIN DEFINED TERMS

        For purposes of this Agreement, the following terms shall have the following meanings:

        "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        "Affiliate" means, with respect to any Person, another Person that, directly or indirectly, (i) has a five percent (5%) equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and "control" or "controls" means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

        "Allocation Percentage" means, for any Buyer, the quotient of (A) the investment amount for the Common Shares purchased by such Buyer as set forth opposite such Buyer's name on the Schedule of Buyers, divided by (B) the Purchase Price.

        "Bloomberg" means Bloomberg Financial Markets (or any successor thereto).

        "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

        "Capital Lease Obligation" means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

        "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries in the aggregate); or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than a majority of the outstanding Common Stock.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Benefit Plan" means each "employee benefit plan" within the meaning of Section 3(3) of ERISA, including each multiemployer plan within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement (including any related funding mechanism now in effect or required in the future) whether or not subject to ERISA, whether formal or informal, oral or written, in each case under which any past or present director, officer, employee, consultant or independent contractor of the Company or any of the

Subsidiaries has any present or future right to benefits or with respect to which the Company or any of the Subsidiaries has any liability.

        "Company Material Adverse Effect" means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) would materially adversely affect the ability of the Company to consummate the Transactions, or to perform its obligations under any of the Transaction Documents, in a timely manner or (ii) is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that a "Company Material Adverse Effect" shall not include any event, state of facts, circumstance, development, change or effect resulting from: (A) (1) changes in general economic conditions, general securities and financial market conditions, or global or national political relations or conditions, (2) a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of this Agreement or any natural disasters or any national or international calamity affecting the United States, (3) changes in GAAP, (4) changes in laws of general applicability or interpretations thereof by any Governmental Entity, except, (x) in the case of any of the foregoing clauses (1), (2), (3) or (4), if such changes or developments have a disproportionate or unique impact on the business, assets, liabilities, condition or results of operations of the Company and the Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses or (y) in the case of the foregoing clause (2), directly affect the physical properties of the Company and the Subsidiaries; (B) any change in the Company's stock price or trading volume, in and of itself, or any failure, in and of itself, by the Company to meet revenue or earnings guidance published or otherwise provided to the Buyers; (C) actions or omissions of either party hereto taken as expressly required by this Agreement or with the prior written consent of the other party hereto in contemplation of the Transactions; or (D) the public announcement of this Agreement and the Transactions.

        "Competing Proposal" means any proposal or offer from any Person or group of Persons other than Sterling or its Affiliates relating to any direct or indirect acquisition or purchase of (i) a business or division (or more than one of them) that in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and the Subsidiaries, taken as a whole, (ii) 15% or more of the equity interest in the Company (by vote or value), (iii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the equity interest (by vote or value) in the Company, (iv) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and the Subsidiaries, taken as a whole), or (v) subordinated debt (whether convertible into equity or not) that in the aggregate constitutes a value of 15% or more of the net revenues, net income or assets of the Company and the Subsidiaries, taken as a whole.

        "Confidentiality Agreement" means that certain Confidentiality, Non-disclosure and Standstill Agreement, dated as of February 9, 2009, by and between the Company and SFM.

        "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

        "Contract" means any agreement, arrangement, commitment or understanding that would constitute an enforceable contract under, in each case, the Law governing such agreement, arrangement or understanding.

        "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of common stock.

        "Environmental Laws" means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.

        "ERISA" means the Employee Retirement Security Act of 1974, as amended.

        "GAAP" means U.S. generally accepted accounting principles.

        "Governmental Entity" means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

        "Hazardous Materials" means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

        "Indebtedness" of any Person means, without duplication:

            (i)  All indebtedness for borrowed money;

           (ii)  All obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company's and the Subsidiaries' business, (B) on terms that require full payment within 90 days from the date entered into or incurred and (C) not unpaid in excess of 90 days from the date entered into or incurred, or are being contested in good faith and as to which such reserve as is required by GAAP has been made;

          (iii)  All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

          (iv)  All obligations evidenced by notes, bonds, debentures, redeemable Capital Stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

           (v)  All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);

          (vi)  All Capital Lease Obligations;

         (vii)  All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

        (viii)  All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

        "Intellectual Property" means all United States and foreign (i) inventions or discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and patents, patent applications, and patent disclosures, including all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) trade names, trade dress, logos, slogans, brand names, corporate names, domain names, trademarks, service marks and other source indicators, including all registrations, registration applications, and renewals thereof and all goodwill associated therewith; (iii) copyrightable works (including files, computer programs, software, firmware, Internet site content, databases and compilations, advertising and promotional materials, curricula, course materials, instructional video tapes, tape recordings, visual aids and textual works), copyrights and copyright registrations and registration applications and renewals thereof; (iv) trade secrets and confidential, proprietary, or non-public business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer, licensee and supplier lists, pricing and cost information, and business and marketing plans and proposals); and all other intellectual property, in any medium, including digital, and in any jurisdiction.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "Knowledge," "Knowledge of the Company," "to the Company's Knowledge" and similar language means the actual knowledge of any "officer" (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary and the knowledge any such Person would be expected to have after reasonable due diligence and inquiry, or, with respect to any Buyer, any similarly situated Person of such Buyer or its Affiliates.

        "Laws" means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

        "Lien" means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

        "Majority of the Buyers" means Buyers that purchased at least a majority of the Common Shares on the Closing Date, or if prior to the Closing Date, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Common Shares.

        "Material Company Benefit Plan" means (i) all Company Benefit Plans other than those that both (x) relate to fewer than 100 employees and (y) do not relate to or affect any officer, director, senior corporate executive or other employee that is a member of corporate headquarters staff and (ii) all Company Stock Award Plans.

        "Options" means any rights, warrants or options to subscribe for or purchase shares of common stock or Convertible Securities.

        "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, or in exchange for, Common Stock.

        "Permitted Lien" means:

            (i)  Liens arising from or related to the Amended and Restated Credit Agreement;

           (ii)  Liens for Taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and the Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such Taxes and charges;

          (iii)  Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

          (iv)  Liens arising in the ordinary course of business in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);

           (v)  Attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $250,000 in the aggregate for the Company and the Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed;

          (vi)  Pledges and deposits to secure the performance of bids, trade contracts, leases, surety bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business;

         (vii)  As to any leased real estate, all liens and encumbrances and other liens of any nature created or incurred by any owner, landlord, sublandlord or other person in title;

        (viii)  Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Subsidiaries;

          (ix)  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of the Subsidiaries to provide collateral to the depository institution.

        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

        "Preferred Stock" means the Company's undesignated preferred stock.

        "Sale Transaction" means any transaction, or offer or proposal with respect to a transaction, that results, or would result, in the acquisition by any Person or group (within the meaning of Section 13(d)(3) of the 1934 Act) of Persons of beneficial ownership of 80% or more of either the voting power of the outstanding voting securities of the Company or the Company's Capital Stock, excluding for purposes of this definition only any shares of Common Stock beneficially owned by any such Person as of the date of this Agreement but only to the extent such beneficial ownership has been reported publicly on a Schedule 13D or 13G filed with the SEC on or prior to the date of this Agreement.

        "Securities Laws" means the securities laws (including "Blue Sky" laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

        "Subsidiary" means any entity in which the Company, directly or indirectly:

            (i)  beneficially owns or otherwise holds 10% or more of the equity or similar interests;

           (ii)  beneficially owns or otherwise holds or controls 10% or more of the outstanding securities entitled to vote generally in the election of such entity's directors (or the equivalent thereof);

          (iii)  if the entity is a limited partnership, is a general partner;

          (iv)  if the entity is a limited liability company, is a manager or managing member; or

           (v)  otherwise has the ability or right to control (whether by ownership, contractual right or otherwise) the management and policies of such entity.

        "Superior Proposal" means a bona fide written Competing Proposal that (i) the Board reasonably determines (after consultation with a financial advisor of nationally recognized reputation) to be (a) more favorable to the Company from a financial point of view than the Transaction (taking into account all the terms and conditions of such Competing Proposal and any other factors as the Board deems relevant), and (b) reasonably capable of being completed on the terms so proposed, taking into account all financial, legal, regulatory and other aspects of such proposal, (ii) was not solicited by the Company after the date of this Agreement, (iii) was proposed after the date of this Agreement and (iv) did not otherwise result from a knowing or material breach of Section 4(k)(i).

        "Taxes" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, Capital Stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or similar agreements to pay or indemnify any other Person on account of Taxes.

        "Termination Fee" means $1,500,000, except that (x) if a termination occurs in connection with a Sale Transaction, then the Termination Fee shall be $4,000,000, or (y) if a termination occurs pursuant to Section 12(b)(iii), then so long as no Competing Proposal has been publicly disclosed prior to the date of the Company Shareholders Meeting, the Termination Fee shall be $750,000.

        "Transaction Documents" means this Agreement, Restated Charter, the Restated Bylaws, the Registration Rights Agreement, the Management Services Agreement, the Amended and Restated Credit Agreement, the Escrow Agreement and each of the other agreements or instruments to which the Company or any of the Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the Transactions.

        "Transactions" means the sale and issuance of the Common Shares to the Buyers, and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.

        The following terms have the meaning set forth in the referenced Sections set forth below:

Defined Term	Location of Definition
"1933 Act Legend"	Section 2(g)
"1933 Act"	Recitals
"1934 Act"	Section 2(k)
"Aggregate Expense Cap"	Section 14(m)(i)
"Agreement"	Recitals
"Alternative Acquisition Agreement"	Section 4(k)(iv)(A)
"Amended and Restated Credit Agreement"	Section 4(g)
"Articles of Incorporation"	Section 3(c)(7)(W)
"Assets"	Section 3(bb)
"Basket Amount"	Section 13(b)(i)
"Board Resignation"	Section 4(j)
"Buyer"	Recitals
"Bylaws"	Section 3(c)(7)(X)
"Cap Amount"	Section 13(b)(ii)
"Change of Board Recommendation"	Section 4(k)(i)
"Closing Date"	Section 1(b)
"Closing"	Section 1(a)
"Committee"	Recitals
"Common Shares"	Recitals
"Common Stock Deemed Outstanding"	Section 5(i)
"Common Stock"	Recitals
"Company"	Recitals
"Company Board Recommendation"	Recitals
"Company Board"	Recitals
"Company Contracts"	Section 3(cc)(i)
"Company International Employee Plan"	Section 3(o)(xi)
"Company IP"	Section 3(q)(i)
"Company Representatives"	Section 4(d)
"Company Shareholders Meeting"	Section 4(a)
"Company Stock Award Plans"	Section 3(c)
"Continuing Director"	Section 7(a)
"Controlled Company"	Section 5(a)(i)
"D&O Policy"	Section 7(d)(i)
"Defaulting Buyer Common Shares"	Section 1(c)(ii)
"DTC"	Section 2(g)
"Equity Securities"	Section 5(i)

Defined Term	Location of Definition
"Escrow Agreement"	Section 14(m)(iii)
"Exempted Issuances"	Section 5(i)
"Existing Credit Agreement"	Section 4(g)
"Existing Credit Defaults"	Section 3(z)
"Expenses"	Section 14(m)(i)
"GE Consent"	Section 3(f)
"Indemnified Liabilities"	Section 13(a)(i)
"Indemnities"	Section 13(a)(i)
"Insured Party"	Section 7(d)(iii)
"Investor"	Section 2(f)
"IRS"	Section 3(o)(ii)
"Lenders"	Section 4(g)
"Listed IP"	Section 3(q)(ii)
"Litigation"	Section 3(j)
"Management Services Agreement"	Section 11(l)
"Material New Information"	Section 4(n)
"MBCA"	Recitals
"Most Recent 10-K"	Section 3(g)
"Most Recent Balance Sheet"	Section 3(g)
"Multiemployer Plan"	Section 3(o)(i)
"Multiple Employer Plan"	Section 3(o)(i)
"NASDAQ Market Place Rules"	Section 5(a)(i)
"NASDAQ"	Section 3(f)
"New Information"	Section 4(n)
"Notice Period"	Section 4(k)(iv)(A)
"Open Source Licenses"	Section 3(q)(vi)
"Open Source Software"	Section 3(q)(vi)
"Other Filings"	Section 4(b)(iii)
"Outside Date"	Section 12(b)(i)
"Owned IP"	Section 3(q)(iii)
"Periodic Report"	Section 5(e)
"Permits"	Section 3(t)
"Piper"	Section 14(k)
"Pre-Closing Period"	Section 2(k)
"Preemptive Rights Notice"	Section 5(i)
"Principal Market"	Section 3(u)
"Prohibited Transaction"	Section 3(v)(vii)
"Proposals"	Recitals
"Proxy Statement"	Section 4(b)(i)
"Purchase Price"	Section 1(a)
"Real Property Lease"	Section 3(aa)
"Real Property"	Section 3(aa)
"Registration Rights Agreement"	Section 4(f)
"Regulation D"	Recitals
"Related Party Transactions"	Section 3(w)
"Replacement Buyer"	Section 1(c)(ii)
"Reporting Period"	Section 5(b)
"Required Company Consents"	Section 3(f)
"Resigning Board Member"	Section 4(j)
"Resolutions"	Section 11(m)

Defined Term	Location of Definition
"Restated Bylaws"	Recitals
"Restated Charter"	Recitals
"Rule 144"	Section 2(f)
"Sarbanes-Oxley"	Section 3(h)(i)
"SEC Documents"	Section 3(g)
"SEC"	Recitals
"Securities"	Recitals
"SFM"	Section 11(l)
"Share Certificates"	Recitals
"Shareholder Approval"	Section 3(b)(ii)
"Signal Hill"	Section 14(m)(i)
"Signal Hill Cap"	Section 14(m)(i)
"Standstill Period"	Section 7(c)
"Sterling"	Recitals
"Sterling Designee"	Section 5(a)(i)
"Sterling Investors"	Section 5(a)(iii)
"Sterling Shares"	Section 5(i)
"Sterling Superior Offer"	Section 4(k)(iv)(B)
"USRPHC"	Section 3(v)(ix)

Annex C

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May     , 2009, by and among Select Comfort Corporation, a Minnesota corporation (the "Company"), and the undersigned buyers (each, a "Buyer" and, collectively, the "Buyers").

WHEREAS:

        A.    In connection with the Securities Purchase Agreement, by and among the parties hereto and dated as of May 22, 2009 (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue at the Closing (as defined in the Securities Purchase Agreement) to the Buyers shares (the "Common Shares") of the Company's common stock, $0.01 par value (the "Common Stock"); and

        B.    Pursuant to the Securities Purchase Agreement, the Company has agreed to provide to the Buyers certain registration rights under the Securities Act of 1933, as amended, or any similar successor statute, and the rules and regulations thereunder (collectively, the "1933 Act"), and applicable state securities laws.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer, intending to be legally bound, agree as follows:

        1.    DEFINITIONS.

        As used in this Agreement, the following terms shall have the following meanings:

          a.     "1934 Act" means, collectively, the Securities Exchange Act of 1934, as amended, or any similar successor statute, and the rules and regulations thereunder.

          b.     "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

          c.     "Demand Registration Filing Deadline" means the date that is forty-five (45) days after delivery to the Company of a Demand Registration Request; provided, however, that, in the case of a Demand Registration for an offering pursuant to Rule 415 (other than the first such Demand Registration hereunder), the "Demand Registration Filing Deadline" shall mean the later of such date and the earliest date that the Company is permitted to file the Registration Statement by the SEC.

          d.     "Form S-3" means such form of registration statement under the 1933 Act as in effect on the date hereof or any successor form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration statement.

          e.     "Investor" means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

          f.      "Permitted Registration Amount" means the lesser of (i) the total number of Registrable Securities requested to be included in a Registration Statement for a Demand Registration or a

  Piggyback Registration, as applicable and (ii) the maximum number of Registrable Securities the Company is permitted to include in such Registration Statement by the SEC (provided that the Company shall have used diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities requested to be included in the Registration Statement, in accordance with applicable SEC guidance).

          g.     "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental or any department or agency thereof, or any other legal entity.

          h.     "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

          i.      "Registrable Securities" means (i) the Common Shares and (ii) any shares of capital stock of the Company issued or issuable with respect to the Common Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities becomes effective under the 1933 Act and such securities are disposed of in accordance with such Registration Statement, or (B) such securities are sold in accordance with Rule 144 (as defined in Section 9).

          j.      "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities.

          k.     "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

          l.      "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

          m.    "Trading Day" means any day on which the Common Stock is traded on the Principal Market; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on the Principal Market for less than 4.5 hours.

          n.     "Principal Market" means, with respect to the Common Stock, the Nasdaq Global Select Market; provided however, that, if at any time after the date of this Agreement the principal national stock exchange or trading market for Common Stock is other than the Nasdaq Global Select Market, "Principal Market" shall at such time mean, with respect to the Common Stock, such other national stock exchange or trading market; and, with respect to any other security, "Principal Market" means the principal national securities exchange or trading market for such security.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

        2.    DEMAND REGISTRATION.

          a.    Demand Registrations.     Subject to the terms of this Agreement, any Investors holding at least two-thirds (2/3) of the then-outstanding Registrable Securities may at any time following the Closing Date request (any such request, a "Demand Registration Request") registration of all or part of their Registrable Securities. Within five (5) days after receipt of any request pursuant to this Section 2(a), the Company will give written notice of such request to all other Investors holding Registrable Securities. The Company shall prepare, and, as soon as practicable but in no event later than the Demand Registration Filing Deadline, file with the SEC a Registration Statement, and the Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within twenty (20) days after delivery of the Company's notice; provided, however, that, if at the time of issuance of such Demand Registration Request the Registrable Securities are eligible to be sold on a delayed or continuous basis pursuant to Rule 415 and the Demand Registration is for an offering pursuant to Rule 415, the Company shall not be required to include in such Demand Registration a number of Registrable Securities in excess of the Permitted Registration Amount. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations." The Company shall be obligated to effect no more than three (3) Demand Registrations in any 12-month period, and no more than five (5) Demand Registrations in total.

          b.    Form of Registration.     Demand Registrations will be on Form S-3; provided, that, if the Company is a "well-known seasoned issuer" (as defined in Rule 405 under the 1933 Act) at the time of the Demand Registration Request, the Company shall use its reasonable best efforts to file the Demand Registration as an "automatic shelf registration statement" (as defined in Rule 405 under the 1933 Act). Notwithstanding the foregoing, in the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder, the Company shall (i) register the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the holders of two-thirds (2/3) of the Registrable Securities requested to be included in the Demand Registration, and (ii) undertake to register the Registrable Securities included in the Demand Registration on Form S-3 (by post-effective amendment to the existing Registration Statement or otherwise) as soon as such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Form S-3 covering the Registrable Securities has been declared effective by the SEC. If a Demand Registration is to be an underwritten public offering, and if the underwriters for marketing or other reasons request the inclusion in the Registration Statement of information which is not required under the 1933 Act to be included in a Registration Statement on the applicable form for the Demand Registration, the Company will provide such information as may be reasonably requested for inclusion by the underwriters in such Registration Statement.

          c.    Effectiveness Deadline.     The Company shall use its reasonable best efforts to have any Registration Statement filed pursuant to this Section 2 declared effective by the SEC as soon as practicable.

          d.    Allocation and Priority of Registrable Securities in a Demand Registration.

                i.  The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Investors holding securities representing at least two-thirds (2/3) of the Registrable Securities to be included in such Demand Registration. If a Demand Registration is for an offering pursuant to Rule 415 and the number of Registrable Securities required by the Investors to be included therein exceeds the Permitted Registration Amount, the initial number of Registrable Securities included in any Registration Statement in respect of such Demand Registration and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors holding Registrable Securities on the basis of the number of Registrable Securities owned by such Investors, with further successive pro rata allocations among the Investors if any such Investor has requested the registration of less than all of the Registrable Securities such Investor is entitled to register. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Demand Registration and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Demand Registration shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

               ii.  If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of Registrable Securities and other securities requested to be included therein creates a substantial risk that the selling price per share of Common Stock in the offering will be reduced, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective Investors holding Registrable Securities on the basis of the number of Registrable Securities owned by such Investors, with further successive pro rata allocations among the Investors if any such Investor has requested the registration of less than all such Registrable Securities such Investor is entitled to register.

          e.    Selection of Underwriters.     The Investors holding at least two-thirds (2/3) of the Registrable Securities included in any Demand Registration shall have the right to elect that the Demand Registration shall be underwritten and, if so elected, to select the investment bank(s) and manager(s) to administer the offering, subject to the Company's approval, which shall not be unreasonably withheld, conditioned or delayed.

          f.    Postponement.     Notwithstanding anything to the contrary herein, the Company shall be entitled to postpone (but not more than once in any six-month period), for a reasonable period of time not in excess of 60 days (and not for periods exceeding, in the aggregate, 75 days during any 12-month period), the filing or initial effectiveness of a Demand Registration if the Company delivers to the Investors a certificate signed by the Chief Executive Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide and reasonably imminent material financing of the Company or any reasonably imminent material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

        3.    PIGGYBACK REGISTRATIONS.

          a.    Right to Piggyback.     Whenever the Company proposes to register any of its securities under the 1933 Act (other than pursuant to Section 2 of the Agreement) in connection with a public offering of such securities for cash (other than a registration relating solely to the sale of securities to participants in a stock incentive plan of the Company, in their capacity as such) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (and in any event within five (5) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement), which notice shall describe the offering contemplated thereby, to all Investors of its intention to effect such a registration and will include in such registration all Registrable Securities held by any Investors (in accordance with the priorities set forth in Sections 3(b) and 3(c) below) with respect to which the Company has received written requests for inclusion within twenty (20) days after the delivery of the Company's notice; provided, however, that if the Piggyback Registration is for an offering pursuant to Rule 415, the Company shall not be required to include in the applicable Registration Statement a number of Registrable Securities in excess of the Permitted Registration Amount; provided, further, that the Company shall have the right to terminate or withdraw any Piggyback Registration initiated by it under this Section 3(a) before the effective date of such Piggyback Registration.

          b.    Allocation and Priority of Registrable Security in a Piggyback Registration.

                i.  If the Registrable Securities are then eligible for sale on a delayed or continuous basis pursuant to Rule 415 and a Piggyback Registration is for an offering pursuant to Rule 415 and the number of Registrable Securities required by the Investors to be included therein exceeds the Permitted Registration Amount, the initial number of Registrable Securities included in any Registration Statement in respect of such Piggyback Registration and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors holding Registrable Securities on the basis of the number of Registrable Securities owned by such Investors, with further successive pro rata allocations among the Investors if any such Investor has requested the registration of less than all of the Registrable Securities such Investor is entitled to register. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Piggyback Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Piggyback Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

               ii.  If a Piggyback Registration is an underwritten primary offering on behalf of the Company (including any such offering that is also proposed to include securities to be sold on behalf of holders thereof) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the selling price per share of Common Stock in the offering will be reduced, the Company will include in such registration first, the securities that the Company proposes to sell, second, the Registrable Securities requested to be included in such registration, pro rata among the Investors on the basis of the number of shares of Registrable Securities owned by the Investors, with further successive pro rata allocations among the Investors if any such Investor has requested the registration of less than all of the Registrable Securities such Investor is entitled to register, and third, any other securities requested to be included in such registration.

              iii.  If a Piggyback Registration is an underwritten secondary offering solely on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the selling price per share of Common Stock in the offering will be reduced, the Company will include in such registration first, the securities requested to be included therein by the holders requesting such registration, and second the Registrable Securities requested to be included in such registration, pro rata among the holders of the Registrable Securities on the basis of the number of Registrable Securities owned by such holders, with further successive pro rata allocations among such holders if any such holder has requested the registration of less than all of the Registrable Securities such holder is entitled to register, and third, other securities requested to be included in such registration.

          c.    Selection of Underwriters.     In connection with any Piggyback Registration, the Company shall have the right to select the managing underwriters (subject to the approval of Investors holding securities representing at least two-thirds (2/3) of the Registrable Securities requested to be registered, which shall not be unreasonably withheld, conditioned or delayed) to administer any Piggyback Registration.

        4.    RELATED OBLIGATIONS.

        Whenever the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2 or Section 3, the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, or the Company is otherwise obligated to file a Registration Statement pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          a.     The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (and, in the case of a Demand Registration, in no event later than the applicable Demand Registration Filing Deadline) and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing. No later than the second Business Day after such Registration Statement becomes effective, the Company shall file with the SEC the final prospectus included therein pursuant to Rule 424 (or successor thereto) promulgated under the 1933 Act. The Company shall keep each Registration Statement effective at all times until the earlier of (i) the date that is six months after the effective date of such Registration Statement, and (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement to Persons that are not Investors (the "Registration Period"). Such Registration Statement (including any amendments or supplements thereto and any prospectuses (preliminary, final, summary or free writing) contained therein or related thereto shall comply as to form and content with the applicable requirements of the 1933 Act and not contain or incorporate by reference any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the case of a Demand Registration, such Registration Statement shall contain a "plan of distribution" approved by the holders of at least two-thirds (2/3) of the Registrable Securities included therein. The term "reasonable best efforts" shall mean, among other things, that the Company shall respond to any comments of the staff of the SEC with respect to a Registration Statement as promptly as reasonably practicable and shall submit to the SEC, as promptly as reasonably practicable after the Company learns that no review of a Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

          b.     The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with such Registration Statement (which prospectus supplements shall be filed pursuant to Rule 424 (or successor thereto) promulgated under the 1933 Act) as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of any amendment or supplement to a Registration Statement or prospectus that is required to be filed pursuant to this Agreement (including pursuant to this Section 4(b)) by reason of the Company filing a report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable and permitted by law, or shall file such amendments or supplements with the SEC on the same day. The Company shall use its reasonable best efforts to cause any post-effective amendment to a Registration Statement to become effective as soon as practicable after such filing. No later than the second Business Day after a post-effective amendment to a Registration Statement becomes effective, the Company shall file with the SEC the final prospectus included therein pursuant to Rule 424 (or successor thereto) promulgated under the 1933 Act.

          c.     The Investors holding securities representing at least two-thirds (2/3) of the Registrable Securities to be included in any Registration Statement shall have the right to select one legal counsel to review such Registration Statements ("Legal Counsel"), as designated by the holders of at least two-thirds (2/3) of the Registrable Securities to be included in such Registration Statement. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement. Without limiting the foregoing, the Company shall (A) permit Legal Counsel to review and comment upon any Registration Statement and any amendment or supplement to any Registration Statement (or to any prospectus included therein) at least five (5) Business Days prior to its filing with the SEC, and (B) not file any Registration Statement, amendment or supplement described in the foregoing clause (A) in a form to which Legal Counsel reasonably objects in writing on a timely basis, unless in the good faith opinion of the Company, after consultation with its outside counsel, such filing is necessary to comply with applicable law. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without providing prior notice thereof to Legal Counsel and each Investor. The Company shall furnish (which may be by e-mail) to Legal Counsel, without charge, (i) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits that have not been filed via the SEC's EDGAR filing system (or successor thereto) and (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 4.

          d.     The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference that have not been filed via the SEC's EDGAR filing system (or successor thereto), all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, at least one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any prospectus (preliminary, final, summary or free writing), as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          e.     The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities covered by a Registration Statement under the securities or "blue sky" laws of such jurisdictions within the United States reasonably requested by any Investor, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) or (y) subject itself to general taxation in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor that holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

          f.      The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which any prospectus included in, or relating to, a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the SEC a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver at least one copy of such supplement or amendment to Legal Counsel and each Investor. The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          g.     The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

          h.     At the reasonable request (in the context of the securities laws) of any Investor, or in the case of an underwritten offering upon the request of any underwriter, the Company shall furnish to such Investor or underwriter, as the case may be, on the date of the effectiveness of the Registration Statement and on such other dates as such Investor or underwriter may reasonably request (i) a "comfort letter," dated such date, from the Company's independent registered public accountants, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering, addressed to the Investors and any underwriters (or if such accountants are prohibited by generally accepted auditing standards from issuing such a "comfort letter" to an Investor, the Company shall furnish to such Investor an "agreed upon procedures" letter covering the same matters to the greatest extent possible, and otherwise in customary form and substance), and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given to underwriters in an underwritten public offering, addressed to such Investor or underwriter, as the case may be.

          i.      At the reasonable request (in the context of the securities laws) of any Investor or, in the case of an underwritten offering, upon the request of any underwriter, the Company shall make available for inspection during regular business hours by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), and in the case of an underwritten offering by any underwriter and its legal counsel and representatives, all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by such Inspector or underwriter, as the case may be, and cause the Company's officers, directors and employees to supply all information that any Inspector or underwriter may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor or underwriter) or use of any Record or other information that the Company determines in good faith to be confidential, and of which determination such Inspectors is so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which such Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or any other confidentiality agreement between the Company and any Investor) shall be deemed to limit any Investor's ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations, provided that such Investor receiving information pursuant to this Section 4(i) complies with its confidentiality obligations pursuant to this Section 4(i).

          j.      The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          k.     The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or trading market on which securities of the same class or series issued by the Company are listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(k) .

          l.      The Company shall cooperate with the Investors who hold Registrable Securities being offered and the underwriters, if any, and, to the extent applicable, facilitate the timely preparation and delivery of certificates or uncertificated shares (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates or uncertificated shares to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

          m.    The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of the applicable Registration Statement.

          n.     If requested by an Investor, the Company shall (i) as soon as reasonably practicable incorporate in a prospectus supplement or post-effective amendment such information as such Investor requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Investor, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement or prospectus if reasonably requested by an Investor.

          o.     The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

          p.     The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

          q.     The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

          r.     Within two (2) Business Days after a Registration Statement that covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in substantially the form attached hereto as Exhibit A, provided that if the Company changes its transfer agent, it shall immediately deliver any previously delivered notices under this Section 4(r) and any subsequent notices to such new transfer agent.

          s.     To the extent not made by the underwriters in the case of an underwritten offering, the Company shall make such filings with FINRA, pursuant to NASD Rule 2710 or otherwise (including providing all required information and paying required fees thereto), as and when requested by any Investor, or in the case of an underwritten offering, by any underwriter, and make all other filings and take all other actions reasonably necessary to expedite and facilitate the disposition by the Investors of Registrable Securities pursuant to a Registration Statement, including reasonably cooperating with any broker-dealer through which any Investor proposes to resell Registrable Securities and promptly responding to any comments received from FINRA.

          t.      Notwithstanding anything to the contrary in Section 4(f), in the case of an offering pursuant to Rule 415, at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and not, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that (A) no Grace Period shall exceed ten (10) consecutive days, (B) during any Registration Period such Grace Periods shall not exceed an aggregate of twenty (20) days and (C) the first day of any Grace Period must be at least ten (10) Trading Days after the last day of any prior Grace Period (a Grace Period that satisfies all of the requirements of this Section 4(t) being referred to as an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 4(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the provisions of the first sentence of Section 4(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

          u.     The Company shall not register any of its securities for sale for its own account (other than for issuance to employees, directors and consultants, of the Company under an employee benefit plan or for issuance in a business combination transaction), except pursuant to a firm commitment underwritten offering.

          v.     The Company shall enter into such customary agreements (including, in the case of underwritten offering, an underwriting agreement) and take such other actions as the any of the Investors or underwriters, if any, may reasonably request in order to expedite and facilitate the disposition of the Registrable Securities and any other securities covered by a Registration Statement. Without limiting the foregoing, in connection with any underwritten offering and taking into account the Company's business needs, the Company shall make appropriate officers of the Company available for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" materials, in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other issuances of securities in an offering of a similar size to such offering of the Registrable Securities.

        5.    OBLIGATIONS OF THE INVESTORS.

        a.     At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement and at lease five (5) Business Days prior to the filing of any amendment or supplement to a Registration Statement or prospectus, the Company shall notify each Investor in writing of the information, if any, the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement or, with respect to an amendment or a supplement, if such Investor's Registrable Securities are included in such Registration Statement (each an "Information Request"). Provided that the Company shall have complied with its obligations set forth in the preceding sentence, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company, in response to an Information Request, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

        b.     Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement in which any Registrable Securities held by such Investors are being included.

        c.     Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g) or the first sentence of Section 4 (f) or, in the case of an offering pursuant to Rule 415, written notice from the Company of an Allowable Grace Period, such Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) or the first sentence of Section 4(f) or receipt of notice that no supplement or amendment is required or that the Allowable Grace Period has ended. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor provides reasonable evidence that such Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 4(g) or the first sentence of Section 4(f) and for which the Investor has not yet settled.

        d.     Each Investor agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Agreement in which such Investor has elected to include Registrable Securities, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or date of the prospectus supplement if the offering is made pursuant to a "shelf" registration) pursuant to which such underwritten offering shall be made; provided, that such Investors shall only be so bound so long as and to the extent that each executive officer and director of the Company and other stockholder having registration rights with respect to the securities of the Company is similarly bound.

        6.    EXPENSES OF REGISTRATION.

        All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings and qualifications pursuant to, or otherwise in connection with the Company's compliance with its obligations under, Sections 2, 3 and 4, including all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in connection with registrations, filings and qualifications pursuant to Sections 2, 3 and 4, of this Agreement.

        7.    INDEMNIFICATION.

        In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a.     To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor and any underwriter, and the directors, officers, partners, members, managers, employees, agents, representatives of, and each Person, if any, who controls any Investor or underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency authority, or body (including the SEC or any state securities commission, authority or self-regulatory organization, in the United States or anywhere else in the world), whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in (including by way of incorporation be reference) a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filings"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained (including by way of incorporation by reference) in any preliminary, final, summary or free writing prospectus

  (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein (including by way of incorporation be reference) any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein (including by way of incorporation be reference) were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to Section 7(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if such prospectus (or amendment or supplement thereto) was timely filed with the SEC and furnished by the Company to such Investor pursuant to Section 4(d), (ii) shall not apply to a Claim by an Indemnified Person arising out of or based upon sales of Registrable Securities by such Indemnified Person pursuant to a Registration Statement in violation of Section 5(c), and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

          b.     In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (ii) sales of Registrable Securities by such Indemnified Person pursuant to a Registration Statement in violation of Section 5(c) and, subject to Section 7(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that the aggregate liability of the Investor in connection with any Violation shall not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of the Registrable Securities by an Investor pursuant to Section 10.

          c.     Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In any such proceeding, any Indemnified Person or Indemnified Party may retain its own counsel, but, except as provided in the following sentence, the fees and expenses of that counsel will be at the expense of that Indemnified Person or Indemnified Party, as the case may be, unless (i) the indemnifying party and the Indemnified Person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, the representation by such counsel for the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for up to one separate legal counsel (plus local counsel) for the Investors, and such legal counsel shall be selected by the Investors holding at least two-thirds (2/3) in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The indemnifying party shall keep the Indemnified Person or Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person or Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnified Person or Indemnified Party is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person or Indemnified Party of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Person or Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person or Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          d.     The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          e.     The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person or Indemnified Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

        8.    CONTRIBUTION.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any Investor shall be limited to an amount equal to the net amount of proceeds received by such Investor from the sale of such Registrable Securities pursuant to the Registration Statement giving rise to such action or claim for indemnification, less the amount of any damages that such Investor has otherwise been required to pay in connection with such sale.

        9.    REPORTS UNDER THE 1934 ACT.

        With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          a.     make and keep public information available, as those terms are understood and defined in Rule 144;

          b.     use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 5(d) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c.     furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (or information regarding the locations thereof on the SEC's EDGAR filing system or successor thereto), and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

        10.    ASSIGNMENT OF REGISTRATION RIGHTS.

        The rights under this Agreement shall be automatically assignable by any of the Investors to any transferee or assignee of all or any portion of Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

        11.    AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

        12.    MISCELLANEOUS.

        a.     A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

        b.     Any notice, consent, waiver, request, instruction or other communication required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been duly given: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

  If to the Company:

    Select Comfort Corporation
    9800 59th Avenue North
    Minneapolis, Minnesota 55442
    Attention: Mark Kimball
    Facsimile: (763) 551-6888

  With a copy to:

    Oppenheimer Wolff Donnelly LLP
    Plaza VII, Suite 3300
    45 South Seventh Street
    Minneapolis, MN 55402-1609
    Attention: Thomas R. Marek
    Facsimile: (612) 607-7100

        If to Legal Counsel, to its address and facsimile number provided by the holders of Registrable Securities designating such Legal Counsel pursuant to Section 4(c).

        If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such Buyer's representatives as set forth on such Schedule of Buyers, or, in the case of a Buyer or other party named above, to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least 5 days prior to the effectiveness of such change.

        If to an Investor (other than the Buyer), to such Investor at the address and/or facsimile number reflected in the records or the Company.

        Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the foregoing, the Company or its counsel may transmit versions of any Registration Statement (or any amendments or supplements thereto) to Legal Counsel in satisfaction of its obligations under Section 4(c) to permit

Legal Counsel to review such Registration Statement prior to filing (and solely for such purpose) by email to such e-mail address as has been provided for such purpose by Legal Counsel, provided that delivery and receipt of such transmission shall be confirmed by electronic, telephonic or other means.

        c.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        d.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, return receipt requested, or by deposit with a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        e.     This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        f.      Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

        g.     The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the meaning or interpretation of, this Agreement.

        h.     This Agreement and any amendments hereto may be executed and delivered in two or more identical counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective and binding upon each party hereto when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

        i.      Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        j.      All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, only by Investors holding at least two-thirds (2/3) of the Registrable Securities. Any consent or other determination approved by Investors as provided in the immediately preceding sentence shall be binding on all Investors.

        k.     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

        l.      Each Buyer and each holder of the Registrable Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or in equity.

        m.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Sections 7(a) and 7(b) hereof, each Investor, any underwriter, and the directors, officers, partners, members, managers, employees, agents, representatives of, and each Person, if any, who controls any Investor or underwriter within the meaning of the 1933 Act or the 1934 Act and each of the Company's directors, each of the Company's officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

        n.     The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company other than registration rights that will not adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement pursuant to Rule 415) and shall not otherwise enter into any agreement that is inconsistent with the rights granted to the Investors hereunder.

        o.     The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

        p.     Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (iii) the use of the word "including" in this Agreement shall be by way of example rather than limitation.

* * * * * *

        IN WITNESS WHEREOF, each party hereto has caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
Select Comfort Corporation
By:

Name:

Title:

BUYERS:
Sterling SC Investor, LLC By: Sterling Capital Partners III, L.P. Its: Sole Member
By: SC Partners III, L.P. Its: General Partner
By: Sterling Capital Partners III, LLC Its: General Partner
By:

Name:	R. Christopher Hoehn-Saric
Title:	Senior Managing Director

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attn:

    Re:
    Select Comfort Corporation

Ladies and Gentlemen:

        We are counsel to Select Comfort Corporation, a Minnesota corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders shares of Common Stock of the Company. Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on                        , 200  , the Company filed a Registration Statement on Form [S-            ] (File No. 333-            ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names each of the Holders as a selling stockholder thereunder.

        In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC, and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,
[ISSUER'S COUNSEL]
By:

cc:
[LIST NAMES OF HOLDERS]

Annex D

SECOND RESTATED BYLAWS
OF
SELECT COMFORT CORPORATION

(Amended and Restated Effective as of ~~May 16, 2007~~                , 2009)

ARTICLE I
Offices

Section 1.               Registered Office.  The registered office of Select Comfort Corporation (the “Corporation”) required by Chapter 302A of the Minnesota Statutes, as amended (the “MBCA”), to be maintained in the State of Minnesota is as designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

Section 2.               Other Offices.  The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

ARTICLE II
Meetings of Shareholders

Section 1.               Place of Meeting.  All meetings of the shareholders shall be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors, provided that a meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the Corporation is located.

Section 2.               Date of Meeting.  A regular meeting of shareholders may be held for the purpose of electing directors or for the transaction of any other business as may come before the meeting. It shall be the duty of the President or Chief Financial Officer, upon demand of any shareholder holding three percent (3%) or more of the voting power of all shares entitled to vote to call such meeting if a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months. If said officers fail to call and hold such meeting within ninety (90) days after receipt of the demand, the shareholder making the demand shall have the right and power to call such meeting by giving notice as required by Section 435 of the MBCA.

Section 3.               Notice of Regular Meetings.  Written notice of the time and place of each regular shareholder meeting shall be mailed, postage prepaid, at least ten (10) ~~business~~ days but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat at his address as the same appears upon the books of the Corporation.

Section 4.               Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Chief Financial Officer and shall be called by the President or Chief Financial Officer at the request in writing of two or more members of the Board of Directors, or at the request in writing of shareholders owning ten percent (10%) or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by a shareholder or shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote. Such request, which shall be by registered mail or delivered in person to the President or Chief Financial Officer, shall state the purpose or purposes of the proposed meeting.

Section 5.               Notice of Special Meetings.  Written notice of the time, place and purpose or purposes of a special meeting shall be mailed, postage prepaid, at least five (5) business but not more than sixty (60) days before such meeting, to each shareholder entitled to vote at such meeting at his address as the same appears upon the books of the Corporation.

Section 6.               Business to be Transacted.

(A)          ~~(A)~~ The proposal of business, except nominations of persons for election to the Board of Directors of the Corporation (which are governed by Section 13), to be considered by the shareholders at a regular or annual meeting of shareholders may be made by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6(A) and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.  For business, except nominations of persons for election to the Board of Directors of the Corporation, to be properly brought before a regular or annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely in the case of a regular or annual meeting of shareholders, a shareholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary (the “Anniversary”) of ~~the date that the Corporation first released or mailed its proxy statement to shareholders in connection with~~ the preceding year’s regular or annual meeting; provided, however, that in the event that the date of the regular or annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s regular or annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such regular or annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth (a) as to any business, except for nominations of persons for election to the Board of Directors of the Corporation, that the shareholder proposes to bring before the meeting, a brief description of the business such shareholder desires to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and ~~the beneficial owner, if any, on whose behalf the proposal is made~~of each Shareholder Associated Person (as defined below) of such shareholder, and (b) as to the shareholder giving the notice and ~~the beneficial owner, if any, on whose behalf the nomination or proposal is made~~of each Shareholder Associated Person of such shareholder, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of ~~such beneficial owner and (ii~~each Shareholder Associated Person of such shareholder, (ii) any material interest of the shareholder or any Shareholder Associated Person of such shareholder in such business, (iii)(A) the class and number of shares of the Corporation which are ~~owned beneficially and of record by such shareholder and such beneficial owner~~beneficially owned and held of record by the shareholder and each Shareholder Associated Person of such shareholder, (B) all options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instruments or rights shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder and by each Shareholder Associated Person of such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of capital stock of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Associated Person of such shareholder has a right to vote any shares of capital stock or any other security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this provision, a Person (as defined below) shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) of such shareholder or any Shareholder Associated Person of such shareholder, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person of such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or by a limited liability company in which such shareholder or any Shareholder Associated Person of such shareholder is a manager or managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person of such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household or any immediate family members of any Shareholder Associated Person of such shareholder sharing the same household, and (iv) whether such shareholder intends to deliver a proxy statement and form of proxy to holders of the number of voting shares required to carry the proposal (the information required by this clause (iv), together with the information required by clauses (i) through (iii) hereof, the “Shareholder Proponent Information”).  A shareholder providing a shareholder’s notice pursuant to this Section 6(A) shall, not later than ten (10) days after the record date for the meeting, supplement such notice to disclose the Shareholder Proponent Information as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Corporation from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof.  At a regular or annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 6(A), and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for shareholder consideration shall be brought before the meeting.  For purposes of these Bylaws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission; a “Shareholder Associated Person” of any shareholder shall mean (1) any Person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such shareholder and (3) any Person controlling, controlled by or under common control with a Person or beneficial owner described in (1) or (2); and a “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government, or any department or agency thereof, or any other legal entity.

A shareholder who complies with the requirements of this Section 6(A) with respect to any business proposed to be brought before a regular or annual meeting (other than nominations for election to the Board of Directors, which shall be governed by Section 13) shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.  Nothing in this Section 6(A) shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(B)           Only such business shall be conducted at a special meeting of shareholders as ~~shall have been brought before the meeting pursuant to~~is stated in the Corporation’s notice of meeting pursuant to Section 5 of this Article II.

(C)           Only such business (other than nominations for election to the Board of Directors, which shall be governed by Section 13) shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 6, and, if any proposed business is not in compliance with this Section 6, to declare that such defective proposal shall be disregarded.

Section 7.               Waiver of Notice.  A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 8.               Quorum and Adjournment.  The holders of a majority of the voting power of the shares entitled to vote at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote thereat, and present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 9.               Voting Rights.  A shareholder may cast his vote in person or by proxy. When a quorum is present at the time a meeting is convened, the vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the ~~applicable statute~~MBCA or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.             Manner of Voting.  Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder; provided, however, that (i) no proxy shall be valid after eleven (11) months from its date unless the proxy expressly provides for a longer period, and (ii) except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days next preceding any election of directors shall be voted at such election for directors.

Section 11.             Record Date.  The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 12.             Organization of Meetings. The ~~President~~Chairman of the Board shall preside at all meetings of the shareholders~~,~~ and, in his or her absence the ~~Chief Financial Officer~~President shall act as Chairman. The Secretary shall act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the Chairman shall act as secretary.

~~Section 13.             Action Without a Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to vote on that action. Such action shall be effective at the time the last signature is placed on such writing or writings, unless a different effective time is provided in the written action. If any action so taken requires a~~

~~certificate to be filed in the office of the Secretary of State, the officer signing such certificate shall state therein that the action was effected in the manner aforesaid.~~

Section 13.             ~~Section 14.~~ Shareholder Nominations of Directors.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  Any shareholder that intends to make a nomination of one or more persons for election to the Board of Directors of the Corporation pursuant to this Section 13, shall be required to have given timely notice thereof in writing to the Secretary of the Corporation. ~~To~~ With respect to a regular or annual meeting of shareholders, in order to be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the ~~first anniversary of the date that the Corporation first released or mailed its proxy statement to shareholders in connection with~~Anniversary of the preceding year’s regular or annual meeting; provided, however, that in the event that the date of the regular or annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the ~~anniversary of the preceding year’s~~Anniversary or if no regular or annual meeting ~~date~~of shareholders was held in the previous year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such regular or annual meeting or the tenth (10th) day following the day on which public announcement of the date of such ~~meeting is first made. Such~~regular or annual meeting is first made.  Nominations by shareholders of persons for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected may be made if the shareholder’s notice required by this Section 13 is delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of such special meeting is first made.  For any meeting of shareholders, whether it is a regular or annual meeting or special meeting of shareholders, such shareholder’s notice shall set forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee, ~~and~~ (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies of the election of such nominee, (v) any agreement, arrangement or understanding with, or whether such person has given, or currently intends to give, any commitment or assurance to, any Person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) (and, if so, a description of such Voting Commitment, including as to any manner in which such Voting Commitment could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under the MBCA), and (vi) whether such person is or currently intends to become a party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director (and, if so, a description of such agreement, arrangement or understanding); and (b) as to the shareholder giving the notice and ~~the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of~~

~~shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation~~as to each Shareholder Associated Person of such shareholder, the Shareholder Proponent Information.  At the request of the Board of Directors, any person nominated by any shareholder of the Corporation for election as a director shall furnish (x) a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board of Directors, and (y) such nominee’s consent to the Corporation’s engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Corporation for prospective new members of the Board of Directors.  A shareholder providing a shareholder’s notice pursuant to this Section 13 shall, not later then ten (10) days after the record date for the meeting, supplement such notice to disclose the Shareholder Proponent Information as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Corporation from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

A shareholder who complies with the requirements of this Section 13 with respect to nominating a person for election to the Board of Directors shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

ARTICLE III
Board of Directors

Section 1.               General Powers.  The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by ~~statute~~the MBCA or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

Section 2.               Number and Term of Office.  The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than twelve (12), which number shall be determined from time to time by the Board of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible. The term of office of the first class shall expire at the 1999 annual meeting of the shareholders of the Corporation; the term of office of the second class shall expire at the 2000 annual meeting of the shareholders of the Corporation; and the term of office of the third class shall expire at the 2001 annual meeting of the shareholders of the Corporation. At each annual meeting of the shareholders after such classification, the number of directors equal to the number of the class whose term expires on the day of such meeting shall be elected for a term of three (3) years. Directors shall hold office until expiration of the terms for which they were elected and qualified.

Section 3.               Resignation and Removal.  Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect on the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed from office as a director at any time by the shareholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.

Section 4.               Vacancies.  If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, may choose a successor, who, unless removed for cause as set forth in Section 3 above, shall hold office until the expiration of the term of the class for which appointed or until a successor shall be elected and qualified.

Section 5.               Meetings of Directors.  The Board of Directors of the Corporation may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

Section 6.               Calling Meetings.  Meetings of the Board of Directors may be called by (i) the Chairman of the Board or the  President on ~~five~~two (5) ~~business~~2) days’ notice or (ii) any director on ten (10) business days’ notice, to each director, either personally, by overnight courier, telephone ~~or by mail or telegram~~, mail or as consented to by each director in accordance with Section 231 Subd. 4(c) of the MBCA, by email, facsimile or other form of electronic communication. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the President or the Chairman of the Board shall state the purpose of the meeting.

Section 7.               Participation by Conference Telephone. Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at the meeting.

Section 8.               Waiver of Notice.  A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

Section 9.               Absent Directors.  A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the President or Chief Financial Officer or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 10.             Quorum.  At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by ~~applicable statute~~the MBCA or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 11.             Organization of Meetings.  The ~~President~~Chairman of the Board shall preside at all meetings of the Board of Directors, and in his or her absence the ~~Chief Financial Officer~~President shall act as Chairman.  The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman shall act as secretary.

Section 12.             Action without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors. If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

Section 13.             Compensation of Directors.  By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14.             Board Committees.  The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more committees.  Committee members need not be Directors of the Corporation.  Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, to the extent such powers and authority are permitted by the MBCA.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE IV
Officers

Section 1.               Number. The officers of the Corporation shall be ~~chosen~~appointed by the Board of Directors and shall include a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. The Board of Directors may also ~~choose~~appoint one or more Vice Presidents, and one or more Assistant Secretaries and a Controller. Any number of offices or functions of those offices may be held or exercised by the same person.

Section 2.               Election.  The Board of Directors at its first meeting after each regular meeting of shareholders shall choose a Chairman of the Board, a President, a Secretary and a Chief Financial Officer.

Section 3.               Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.               Salaries.  The salaries of all officers of the Corporation ~~shall~~may be fixed by the Board of Directors.

Section 5.               Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.               Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, shall advise and consult with the President and shall assume such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 7.               ~~Section 6.~~ The President~~. Powers and Duties~~. The President shall be the chief executive officer of the Corporation, ~~shall preside at all meetings of the Board of Directors and the shareholders,~~ shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties prescribed by the Board of Directors or Chairman of the Board. He or she shall execute bonds, mortgages, and other contracts of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or Chairman of the Board to some other officer or agent of the Corporation~~, and shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders.~~

~~Except as otherwise prescribed by these Bylaws or the Board of Directors, he or she shall prescribe duties of other officers~~.

Section 8.               ~~Section 7.~~ The Vice President~~.  Powers and Duties~~. The Vice President, if any, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 9.               ~~Section 8.~~ The Secretary~~. Powers and Duties~~.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or President, under whose supervision he or she shall be.

Section 10.             ~~Section 9.~~ Assistant Secretary.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 11.             ~~Section 10.~~ The Chief Financial Officer.  ~~Powers and Duties.~~ The Chief Financial Officer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall perform such other duties prescribed by the Board of Directors ~~or by the President.~~, the Chairman of the Board or by the President.  He or she shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

~~Section 11.             Chief Financial Officer’s Accounting.  He or she shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.~~

~~Section 12.             Chief Financial Officer’s Bond.  If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers,~~

~~money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.~~

Section 12.             ~~Section 13.~~ Controller. The Controller shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors ~~or~~, the Chairman of the Board, the President or the Chief Financial Officer may from time to time prescribe.

ARTICLE V
Certificated and Uncertificated Shares

Section 1.               Certificated and Uncertificated Shares.  The shares of the Corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Every owner of certificated shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the President and by the Secretary or Assistant Secretary or by such officers as the Board of Directors may designate.

Section 2.               Facsimile Signatures.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.               Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.               Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 5.               Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

ARTICLE VI
General Provisions

Section 1.               Dividends.  Subject to the provisions of the applicable statute and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

Section 2.               Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.               Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.               Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.               Seal.  The Corporation shall not have a corporate seal.

ARTICLE VII
Amendments

~~Section 1.               Amendments.~~  The power to make, alter, amend or rescind these Bylaws is vested in the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal these Bylaws, as permitted by ~~applicable statute~~the MBCA.

ARTICLE VIII
Indemnification

Section 1.               Right To Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Minnesota Statutes (the “Statutes”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Statutes permitted the corporation to provide prior to such amendment).  Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VIII, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

For purposes of this Article:

~~(a)~~ (a) a “Proceeding” is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

~~(b)~~ (b) an “Indemnified Person” is a person who is, was or had agreed to become a director or an officer or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing; and

~~(c)~~ (c) a “Delegate” is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.               Expenses.  Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to Section 1 of this Article VIII in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VIII, the corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the board of directors.  A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

Section 3.               Protection of Rights.  If a claim under Section 1 of this Article VIII is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 of this Article VIII have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses.  If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation~~. Neither~~, to the extent permitted by the MBCA.  To the extent permitted by the MBCA, neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

Annex E

 ~~THIRD~~FOURTH RESTATED ARTICLES OF INCORPORATION OF
SELECT COMFORT CORPORATION

These Fourth Restated Articles of Incorporation supersede the Third Restated Articles of Incorporation ~~supersede the Second Restated Articles of Incorporation~~ dated August 31, 1998 and all amendments thereto, and were duly adopted pursuant to Chapter 302A of the Minnesota Statutes, as amended (the “MBCA”).

ARTICLE I

The name of the Corporation is Select Comfort Corporation.

ARTICLE II

The registered office of the Corporation in Minnesota is 6105 Trenton Lane North, Suite 100, Minneapolis, MN 55442-3240.

ARTICLE III

The Corporation, through its Board of Directors, is authorized to issue up to ~~one~~two-hundred ~~forty-seven~~fifty million ~~five hundred thousand (147,500,000~~(250,000,000) shares of capital stock, ~~one~~two-hundred forty-~~two~~five million ~~five hundred thousand (142,500,000)~~(245,000,000) shares of which are designated as Common Stock, and five million (5,000,000) shares of which are designated as the “Undesignated Preferred Stock,” and all of which shall have a par value of $0.01 per share.

The Undesignated Preferred Stock may be issued from time to time in one or more series. For each series, the Board of Directors must fix, prior to the issuance of any shares thereof, pursuant to the authority hereby expressly vested in it, a distinctive designation or title, the number of shares in each series, the voting powers (full, limited or no voting powers), the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

ARTICLE IV

The purposes of the Corporation are general business purposes and the Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including, but not limited to, all those powers expressly conferred upon business corporations by ~~Chapter 302A of the Minnesota Statutes, as amended~~the MBCA, together with those powers implied therefrom.

ARTICLE V

The Corporation shall have perpetual duration.

ARTICLE VI

The affirmative vote of the holders of a majority of the voting power of the shares of capital stock represented and entitled to vote at a duly held meeting of shareholders is required for an action of the shareholders, including any amendment to these Articles of Incorporation, except where ~~Chapter 302A of the Minnesota Statutes, as amended,~~ the MBCA or these Articles of Incorporation, ~~as amended,~~ as amended, requires an affirmative vote of a larger majority. Notwithstanding the foregoing, all elections of directors shall be determined by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present.

ARTICLE VII

Shares of capital stock of the Corporation acquired by the Corporation shall become authorized but unissued shares and may be reissued, from time to time, at the discretion of the Corporation.

ARTICLE VIII

Except as otherwise provided in these Articles of Incorporation, as amended,

(A) The Board of Directors may from time to time, by vote of a majority of its members present at a duly held meeting, adopt, amend or repeal all or any of the Bylaws of the Corporation as permitted by ~~Chapter 302A of the Minnesota Statutes, as amended~~the MBCA, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.

(B) The Board of Directors is authorized to accept and reject subscriptions for and to dispose of shares of authorized stock of the Corporation, including the granting of stock options, warrants and other rights to purchase stock, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by ~~Chapter 302A of the Minnesota Statutes, as amended~~the MBCA.

(C) The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by ~~Chapter 302A of the Minnesota Statutes, as amended~~ the MBCA.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written consent signed, or consented by authenticated electronic communication, by all the directors; provided that, if the action is one which does not require shareholder approval, such action may be taken by written consent signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting at which all directors were present.

ARTICLE X

The shareholders of the Corporation have no right to cumulate their votes in the election of directors.

ARTICLE XI

~~The~~Without limiting any such rights otherwise granted pursuant to any agreement between the Corporation and any shareholders, the shareholders of the Corporation shall have no preemptive rights pursuant to Section 302A.413 of the MBCA in any future issuance of any shares of capital stock by the Corporation.

ARTICLE XII

Each director, officer~~,~~ or employee ~~or agent~~, past and present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer~~, employee~~ or ~~agent~~trustee or fiduciary of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permissible under, the provisions ~~of Chapter 302A~~ of the ~~Minnesota Statutes, as amended~~MBCA.

ARTICLE XIII

A director of the Corporation, including a person deemed to be a director under applicable law, shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability ~~based on the payment of an improper dividend or an improper acquisition of the Corporation’s shares~~ under Section 559 of the ~~Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or on violations of state securities laws under~~MBCA or Section 80A.~~23~~76 of the Minnesota Statutes; or (iv) liability for any transaction from which the director derived an improper personal benefit. If ~~Chapter 302A, the Minnesota Business Corporation Act,~~the MBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by any such amendment. Any repeal or modification of this Article XIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIV

The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than twelve (12), which number shall be determined from time to time by the Board of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible. The term of office of the first class shall expire at the 1999 annual meeting of the shareholders of the Corporation; the term of office of the second class shall expire at the 2000 annual meeting of the shareholders of the Corporation; and the term of office of the third class shall expire at the 2001 annual meeting of the shareholders of the Corporation. At each annual meeting of the shareholders after such classification, the number of directors equal to the number of the class whose term expires on the day of such meeting shall be elected for a term of three (3) years. Directors shall hold office until expiration of the terms for which they were elected and qualified; provided, however, that a director may be removed from office as a director at any time by the shareholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, may choose a successor, who, unless removed for cause as set forth above, shall hold office until the expiration of the term of the class for which appointed or until a successor shall be elected and qualified. This Article XIV may not be altered, amended or repealed, in whole or in part, unless authorized by the affirmative vote of the holders of not less than two-thirds of the outstanding voting power entitled to vote.

ARTICLE XV

The affirmative vote of the holders of not less than two-thirds of the outstanding voting power of the corporation entitled to vote for approval shall be required if (a) this Corporation merges or consolidates with any other corporation, or if (b) this Corporation sells or exchanges all or a substantial part of its assets to or with any other corporation, or if (c) this Corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of any other corporation, or securities issued by any other corporation, or in a merger of any subsidiary of this Corporation (80% or more of the common stock of which is held by this Corporation) with or into any other corporation; provided, however, that the foregoing shall not apply to any plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or other securities which was approved (or adopted) and recommended without condition by the affirmative vote of not less than two-thirds of the directors, nor shall it apply to any such transaction solely between this Corporation and another corporation 50% or more of the voting stock of which is owned, directly or indirectly, by this Corporation. The Board of Directors shall be permitted to condition its approval (or adoption) of any plan of merger or exchange of assets, or issuance or delivery of stock or securities upon the approval of holders of two-thirds of the outstanding stock of this Corporation entitled to vote on such plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or securities. This Article XV may not be altered, amended or repealed, in whole or in part, unless authorized by the affirmative vote of the holders of not less than two-thirds of the outstanding voting power entitled to vote.

IN WITNESS WHEREOF, the Corporation has caused these Fourth Restated Articles of Incorporation to be signed in its name and on its behalf this ___ day of ________, 2009.

SELECT COMFORT CORPORATION

By:
, Secretary

Preliminary Copy

SELECT COMFORT CORPORATION

9800 59TH AVENUE NORTH

MINNEAPOLIS, MN 55442

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15505-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SELECT COMFORT CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

Vote on Proposals	For	Against	Abstain

1.              Proposal to approve the Securities Purchase Agreement by and between Select Comfort Corporation and Sterling SC Investor, LLC, pursuant to which we will issue to Sterling SC Investor, LLC 50 million shares of our common stock for $35 million.

	☐	☐	☐

2. Proposal to approve an amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 142.5 million shares to 245 million shares.	☐	☐	☐

3.              Proposal to approve an amendment to our Third Restated Articles of Incorporation to, among other things, change the voting standard for elections of directors to a plurality of the voting power of shares represented and entitled to vote on the election of directors at a duly held meeting of shareholders at which a quorum is present.

	☐	☐	☐

4.              Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Securities Purchase Agreement and issuance of shares to Sterling SC Investor, LLC.

	☐	☐	☐

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SELECT COMFORT CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

[          ], [          ], 2009

[          ] Local Time

[          ]

[          ]

[          ], MN [          ]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at [          ].

M15506-TBD

Select Comfort Corporation
9800 59th AVENUE NORTH	proxy
PLYMOUTH, MN 55442

This proxy is solicited by the Board of Directors of Select Comfort Corporation

for use at the Special Meeting of Shareholders to be held on [          ]

The undersigned hereby appoints William R. McLaughlin and Mark A. Kimball (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies, to vote the shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of Select Comfort Corporation to be held on [          ], at [          ], [          ], [          ], Minnesota [          ], and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and, in the Proxies’ discretion, as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.  When properly signed, this proxy will be voted in the manner directed.  If no direction is given, this proxy will be voted “FOR” Items 1, 2, 3 and 4.

See reverse for voting instructions.